Exhibit 10.2

EXECUTION VERSION

PUBLISHED CUSIP NUMBER: 72027RAA6
$200,000,000
TERM LOAN CREDIT AGREEMENT

Dated as of April 30, 2014

among

PIER 1 IMPORTS (U.S.), INC.,
as the Borrower,

PIER 1 IMPORTS, INC.,
as Parent,

BANK OF AMERICA, N.A.,
as Administrative Agent,

and

THE OTHER LENDERS PARTY HERETO
________________

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers and Joint Bookrunners

v

SCHEDULES

I	Guarantors
1.01A	Certain Security Interests and Guarantees
2.01	Commitment
5.12	Subsidiaries and Other Equity Investments
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Note
C	Compliance Certificate
D	Assignment and Assumption
E	Term Loan Guarantee
F	Security Agreement
G	[Reserved]
H	ABL Intercreditor Agreement
I	Non-Bank Certificate
J	IntercompanySubordination Agreement
K	Solvency Certificate
L	Discount Range Prepayment Notice
M	Discount Range Prepayment Offer
N	Solicited Discounted Prepayment Notice
O	Acceptance and Prepayment Notice
P	Specified Discount Prepayment Notice
Q	Solicited Discounted Prepayment Offer
R	Specified Discount Prepayment Response
S	Perfection Certificate

TERM LOAN CREDIT AGREEMENT

This TERM LOAN CREDIT AGREEMENT (“Agreement”) is entered into as of April 30, 2014, among PIER 1 IMPORTS (U.S.), Inc., a Delaware corporation (the “Borrower”), PIER 1 IMPORTS, INC., a Delaware corporation (“Parent”), BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower has requested that the Lenders extend credit to the Borrower in the form of Loans on the Closing Date in an initial aggregate principal amount of $200,000,000 pursuant to this Agreement.

The proceeds of the Loans will be used (i) for general corporate purposes (including for any purpose not prohibited under this Agreement) and (ii) to pay the Transaction Expenses.

The applicable Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01. Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Administrative Agent” means Bank of America in its capacity as administrative agent and collateral agent under the ABL Facility Documentation, or any successor administrative agent and collateral agent under the ABL Facility Documentation.

“ABL Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of April 4, 2011, among the Borrower, the guarantors named therein, Bank of America, as administrative agent and collateral agent, and the other lenders and agents party thereto, as amended on June 18, 2013 and April 30, 2014, as the same may be further amended, restated, amended and restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time in one or more agreements (in each case with the same or new lenders, institutional investors or agents), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case as and to the extent permitted by this Agreement and the ABL Intercreditor Agreement.

“ABL Facility” means the asset-based revolving credit facilities under the ABL Credit Agreement.

“ABL Facility Documentation” means the ABL Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments constituting “Loan Documents” (or any successor term in any permitted refinancing) thereunder and executed in connection therewith.

“ABL Intercreditor Agreement” means the intercreditor agreement dated as of the Closing Date among the Administrative Agent, the Collateral Agent, the ABL Administrative Agent and the Loan Parties, substantially in the form attached as Exhibit H or any other intercreditor agreement among the ABL Administrative Agent, one or more Senior Representatives of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the Administrative Agent and the Collateral Agent on terms that are no less favorable in any material respect to the Secured Parties than those contained in the form attached as Exhibit H.

“ABL Secured Cash Management Agreement” means any documents, instruments and agreements evidencing Cash Management Services under and as defined in the ABL Credit Agreement.

“ABL Secured Hedge Agreement” means any documents, instruments and agreements evidencing Bank Products under and as defined in the ABL Credit Agreement.

“Acceptable Discount” has the meaning specified in Section 2.03(a)(iv)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.03(a)(iv)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit O.

“Acceptance Date” has the meaning specified in Section 2.03(a)(iv)(D)(2).

“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender and that agrees to provide any portion of any (a) Incremental Loan in accordance with Section 2.12 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.13; provided that each Additional Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), in each case to the extent any such consent would be required from the Administrative Agent under Section 10.07(b)(iii)(B) for an assignment of Loans to such Additional Lender.

“Adjusted Eurodollar Rate” means, with respect to any Interest Period, an interest rate per annum equal to the greater of (a) the Eurodollar Rate for such Interest Period multiplied by the Statutory Reserve Rate and (b) 1.00% per annum.  The Adjusted Eurodollar Rate will be adjusted automatically as of the effective date of any change in the Statutory Reserve Rate.

“Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Administrative Agent Fee Letter” means that certain letter agreement dated as of April 10, 2014, between the Borrower and the Administrative Agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  For the avoidance of doubt, none of the Arrangers, the Agents or their respective lending affiliates shall be deemed to be an Affiliate of Parent or any of its Subsidiaries.

“Agent Parties” has the meaning specified in Section 10.02(d).

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, attorney-in-fact, partners, trustees and advisors of such Persons and of such Persons’ Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Administrative Agents (if any) and the Arrangers.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate margins, OID, upfront fees (and similar yield related discounts, deduction or payments), a Eurodollar Rate floor or Base Rate floor greater than 1.00% per annum or 2.00% per annum, respectively (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable Rate), or otherwise; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, commitment fees, structuring fees, underwriting fees, amendment fees or similar fees paid or payable to arrangers (or their affiliates) for such Indebtedness or any other fees not payable generally to the lenders providing such Indebtedness.

“Annual Financial Statements” has the meaning specified in Section 4.01(e).

“Applicable Discount” has the meaning specified in Section 2.03(a)(iv)(C)(2).

“Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity”.

“Applicable Rate” means a percentage per annum equal to (a) for Eurodollar Rate Loans, 3.50% and (b) for Base Rate Loans, 2.50%.

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, (or their applicable designated Affiliates), each in its capacity as a joint lead arranger and joint bookrunner under this Agreement.

“Asset Sale Proceeds Pledged Account” means an account held at, and subject to the sole dominion and control of, the Collateral Agent.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Attorney Costs” means all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 2.03(a)(iv); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Available Amount” means, at any time (the “Reference Date”), the sum of (without duplication):

(a) $200,000,000; plus

(b) an amount equal to (x) the cumulative amount of Excess Cash Flow (which amount shall not be less than zero in any applicable period) of Parent and its Restricted Subsidiaries for the Available Amount Reference Period minus (y) the portion of such Excess Cash Flow that has been (or is required to be) applied to the prepayment of Loans in accordance with Section 2.03(b)(i)(A); plus

(c) the amount of any capital contributions or Net Cash Proceeds from Permitted Equity Issuances (or issuances of debt securities that have been converted into or exchanged for Qualified Equity Interests) received or made by Parent as Cash equity, plus the fair market value, as determined in good faith by the Borrower, of Cash Equivalents, marketable securities or other property received by Parent in connection therewith during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(d) to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the Net Cash Proceeds of sales of Investments made using the Available Amount under Section 7.02, and returns, profits, distributions and similar amounts in cash or Cash Equivalents on Investments made using the Available Amount under Section 7.02, in each case received by Parent or any of its Restricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(e) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Parent or a Restricted Subsidiary, the fair market value of the Investments of Parent and the Restricted Subsidiaries in such Unrestricted Subsidiary (including the fair market value (as reasonably determined by the Borrower) of the property or assets of any Unrestricted Subsidiary that has been so re-designated, merged, consolidated, amalgamated or liquidated) at the time of such re-designation, merger, consolidation, amalgamation, transfer, conveyance or liquidation, in each case without duplication of returns included in the calculation of Consolidated Net Income; plus

(f) 100% of the aggregate amount of Declined Proceeds received by Parent or any of its Restricted Subsidiaries; minus

(g) the aggregate amount of any Investments made pursuant to Section 7.02(c)(ii)(B)(y), 7.02(i)(B)(ii) and Section 7.02(n), any Restricted Payment made pursuant to Section 7.06(k) or any payment made pursuant to Section 7.12(a)(iv) during the period commencing on the Closing Date and ending on the Reference Date (and, for purposes of this clause (g), without taking account of the intended usage of the Available Amount on such Reference Date in the contemplated transaction).

“Available Amount Reference Period” means, with respect to any Reference Date, the period commencing with the first day of the fiscal year ending February 28, 2015 and ending on the last day of the most recent fiscal year for which financial statements required to be delivered pursuant to Section 6.01(a), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a), have been received by the Administrative Agent.

“Bank of America” has the meaning specified in the introductory paragraph to this Agreement.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate”, and (c) the Eurodollar Rate on such day for an Interest Period of one (1) month plus 1.00%.  The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.03.

“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Loans at a Specified Discount to par pursuant to Section 2.03(a)(iv)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 2.03(a)(iv)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Loans at a discount to par pursuant to Section 2.03(a)(iv)(D).

“Borrowing” means a borrowing consisting of Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, having the same Interest Period.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Administrative Agent’s Office is located and if such day relates to any interest rate settings as to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Canadian Business” means the assets used or useful in the operation of the Canadian “branch” of the Borrower and the Subsidiaries as conducted on the Closing Date.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by Parent and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of Parent and its Restricted Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Collateral Account” means an account held at, and subject to the sole dominion and control of, the Collateral Agent, including the Asset Sale Proceeds Pledged Account.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Parent or any of its Restricted Subsidiaries:

(a)          Dollars;

(b)          in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business and not for speculation;

(c)          readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(d)          certificates of deposit, demand and time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having (i) an S&P rating of at least A- or A-1 or (ii) a Moody’s rating of at least A-3 or P-1;

(e)          repurchase obligations for underlying securities of the types described in clauses (c) and (d) above or clause (g) below entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f)          commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S& P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 12 months after the date of creation thereof;

(g)          marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(h)          readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 12 months or less from the date of acquisition;

(i)          Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); and

(j)          investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (i) above.

In the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (j) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (j) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above to the extent obtained in the ordinary course of operations or for the purpose of consummating transactions otherwise permitted hereunder.

“Cash Management Bank” means any Person that is an Agent, a Lender or an Affiliate of an Agent or a Lender on the Closing Date or at the time it provides any Cash Management Services, whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of the foregoing and that, in each case, is designated a “Cash Management Bank” in a writing from the Borrower to the Administrative Agent, and (other than a Person already party hereto as an Agent or a Lender) that delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Administrative Agent and the Collateral Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Sections 10.05, 10.15 and 10.16 and Article IX as if it were a Lender; provided that no Person shall be designated as a “Cash Management Bank” hereunder to the extent that Cash Management Services provided by such Person constitute “Other Liabilities” (or such similar terms) under, and as defined in, the ABL Facility Documentation.

“Cash Management Services” means any agreement or arrangement to provide cash management or treasury management services, including treasury, depository, overdraft, controlled disbursement, ACH transactions, return items, interstate depository network services, credit card processing, credit or debit card, stored value card, purchase card, electronic funds transfer and other cash management arrangements.

“Casualty Event” means any event that gives rise to the receipt by Parent or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or for purposes of Section 3.04(b), such Lender’s lending office or holding company) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued; provided, further, that increased costs as a result of any Change in Law pursuant to clauses (x) and (y) above shall only be reimbursable by the Borrower to the extent the applicable Lender is generally requiring reimbursement therefor from similarly situated borrowers under comparable syndicated credit facilities.

“Change of Control” means the earliest to occur of:

(a)           any Person or Persons constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of Equity Interests representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Parent; or

(b)           any “Change of Control” (or any comparable term) in any document pertaining to (x) the ABL Facility, or (y) any Junior Financing, Permitted Incremental Equivalent Debt or any Credit Agreement Refinancing Indebtedness, in each case under this subclause (y), that is in an aggregate outstanding principal amount in excess of the Threshold Amount (or, in each case, any Permitted Refinancing thereof); or

(c)           the Borrower ceases to be a direct or indirect wholly owned Subsidiary of Parent.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Loans, Incremental Loans, Other Loans or Extended Loans, (b) any Commitment, refers to whether such Commitment is a Commitment in respect of Initial Loans, Other Term Commitment (and, in the case of an Other Term Commitment, the Class of Loans to which such commitment relates), or a Commitment in respect of a Class of Loans to be made pursuant to an Incremental Amendment or an Extension Offer and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.  Other Term Commitments, Other Loans, Incremental Loans and Extended Loans that have different terms and conditions shall be construed to be in different Classes.

“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document and shall include the Mortgaged Properties.

“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Collateral and Guarantee Requirement” means (subject to the time periods described under Section 6.11 or Section 6.13, as applicable) at any time, the requirement that:

(a)           the Collateral Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iv) or pursuant to Section 6.11 or Section 6.13 at such time, duly executed by each Loan Party thereto;

(b)           all Secured Obligations shall have been unconditionally guaranteed by Parent, each Intermediate Holding Company, the Borrower (other than with respect to its primary obligations), each other Restricted Subsidiary of Parent that is a wholly owned Material Domestic Subsidiary of Parent and not an Excluded Subsidiary, including, as of the Closing Date, those that are listed on Schedule I hereto (each, a “Guarantor”), and any other Restricted Subsidiary of Parent that Guarantees any Indebtedness incurred by the Borrower pursuant to the ABL Facility (or is a co-borrower with the Borrower thereunder), any Junior Financing or any Credit Agreement Refinancing Indebtedness (or, in each case, any Permitted Refinancing thereof) shall be a Guarantor hereunder;

(c)           the Secured Obligations and the Term Loan Guarantee shall have been secured by a first-priority security interest (subject to non-consensual Liens permitted by Section 7.01) in (i) all the Equity Interests of each Intermediate Holding Company and the Borrower, (ii) all Equity Interests of each other direct, wholly owned Material Domestic Subsidiary (other than a Domestic Subsidiary described in the following clause (iii)(A)) that is directly owned by any Loan Party and (iii) 65% of the issued and outstanding Equity Interests of (A) each wholly owned Material Domestic Subsidiary that is directly owned by any Loan Party and that is a disregarded entity for United States Federal income tax purposes substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries and (B) each wholly owned Material Foreign Subsidiary that is directly owned by any Loan Party;

(d)           except to the extent otherwise provided hereunder (including subject to Liens permitted by Section 7.01) or under any Collateral Document, the Secured Obligations and the Term Loan Guarantee shall have been secured by a perfected security interest (to the extent such security interest may be perfected by delivering certificated securities, filing financing statements under the Uniform Commercial Code or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in the Collateral with the priority required by the Collateral Documents, in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents; provided that any such security interests in Current Asset Collateral shall be subject to the terms of the ABL Intercreditor Agreement;

(e)           the Collateral Agent shall have received counterparts of a Mortgage with respect to each Material Real Property listed on Schedule 1.01F of the Perfection Certificate or required to be delivered pursuant to Section 6.11 and 6.13(b) (collectively, the “Mortgaged Properties”) duly executed and delivered by the record owner of such property and, in the case of each of the foregoing, each of the other items related thereto as described in Section 6.13(b); provided that no such documents or information described under Section 6.13(b) shall be required if and for so long as, in the reasonable judgment of the Collateral Agent and the Borrower, the cost of obtaining or providing such documents or information shall be excessive in relation to the benefits to be obtained by the Secured Parties therefrom.

Notwithstanding anything to the contrary:

(w)           perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements (including cash, deposit accounts, or other bank or securities accounts to the extent a security interest therein cannot be perfected by filing UCC financing statements),

(x)           no fee-owned real property shall be required to be pledged as Collateral other than Material Real Property; provided that (A) the Loan Parties shall not be required to pledge any Material Real Property as Collateral to the extent that (1) the Collateral Agent and the Borrower reasonably determine that the cost of obtaining security interests in such assets, or the perfection thereof, are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby or (2) the granting of a security interest therein would require any governmental or regulatory consent, approval, license or authorization or result in material adverse tax consequences to any Loan Party as reasonably determined by the Borrower and (B) the real property financed by Indebtedness incurred under that certain Loan Agreement, originally dated November 1, 1986, between City of Mansfield Industrial Development Corporation and the Borrower (formerly known as Pier 1 Imports – Texas, Inc.) shall not be required to be pledged as Collateral so long as such Indebtedness remains outstanding,

(y)           the Collateral Agent may grant extensions of time for the perfection of security interests in, or the obtaining of title insurance, surveys and other information with respect to, particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that such perfection or obtainment cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents and

(z)           none of the Loan Parties shall be required to enter into any security agreements or pledge agreements governed under foreign law (other than to the extent any such security agreement or pledge agreement is entered into by any such Person to secure the ABL Facility).

“Collateral Documents” means, collectively, the Security Agreements, the Intellectual Property Security Agreements, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, General Security Agreements, Quebec Collateral Documents, security agreements, pledge agreements or other similar agreements delivered to the Agents and the Lenders pursuant to Sections 4.01(a)(iv), 6.11 or 6.13, the Term Loan Guarantee, the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement (if any), the Second Lien Intercreditor Agreement (if any) and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means, as to each Lender, its obligation to make a Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Loan to be made by such Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.04 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01 under the caption “Commitment” or, otherwise, in the Assignment and Assumption, Incremental Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Commitment, as the case may be.  The initial aggregate amount of the Commitments is $200,000,000.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C and which certificate shall in any event be a certificate of the chief financial officer (a) certifying as to whether a Default has occurred and is continuing and, if applicable, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations, in the case of financial statements delivered under Section 6.01(a), beginning with the financial statements for the fiscal year of Parent ending February 28, 2015, of Excess Cash Flow for such fiscal year, (c) commencing with the certificate delivered pursuant to Section 6.02(a) for the fiscal quarter ending May 31, 2014, setting forth a calculation of the Net First Lien Leverage Ratio and the Net Total Leverage Ratio as of the end of the most recent Test Period, (d) setting forth a list of each Subsidiary of Parent that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary and each Material Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list and (e) in the case of financial statements delivered under Section 6.01(a), setting forth a reasonably detailed calculation of the Net Cash Proceeds received during the applicable period by or on behalf of, Parent or any of its Restricted Subsidiaries in respect of any Disposition subject to prepayment pursuant to Section 2.03(b)(ii)(A) and the portion of such Net Cash Proceeds that has been invested or is intended to be reinvested in accordance with Section 2.03(b)(ii)(B).

“Consolidated Current Assets” means, as at any date of determination, the total assets of Parent and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents (but including credit card receivables), amounts related to current or deferred taxes based on income, capital or profits, assets held for sale, loans (permitted) to third parties, pension assets and deferred bank fees.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Parent and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (A) the current portion of any Funded Debt, (B) the current portion of interest expense, (C) accruals for current or deferred taxes based on income, capital or profits, (D) liabilities in respect of funds of third parties on deposit with Parent or any of its Restricted Subsidiaries, (E) outstanding revolving loans, swingline loans and letter of credit obligations under the ABL Facility or any other revolving credit facility, (F) the current portion of any Capitalized Lease Obligation, (G) deferred revenue arising from cash receipts that are earmarked for specific projects, and (H) liabilities in respect of unpaid earn-outs.

“Consolidated EBITDA” means, with respect to any Person for any period, the sum (without duplication) of:

(a)           Consolidated Net Income for such period; plus

(b)           the sum (without duplication) of:

(i)           depreciation and amortization for such period; plus

(ii)           provisions for taxes that were deducted in determining Consolidated Net Income for such period; plus

(iii)           Consolidated Interest Expense that was deducted in determining Consolidated Net Income for such period; plus

(iv)           any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that any such non-cash charges shall be treated as cash charges in any future period in which the cash disbursement attributable thereto are made and such cash disbursement in such future period shall be subtracted from Consolidated EBITDA in such future period, and excluding amortization of a prepaid cash item that was paid in a prior period to the extent such cash item was deducted in calculating Consolidated EBITDA in period when paid); plus

(v)           impairment of goodwill for such period; plus

(vi)           non-cash compensation expense, or other non-cash expenses or charges, arising from the granting of stock options, stock awards or similar arrangements (including profits interests), the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation rights, profits interests or similar arrangements), in each case for such period; plus

(vii)           [reserved]; plus

(viii)           any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses of such Person and its Restricted Subsidiaries related to any offering of Equity Interests, Investment or acquisition permitted under this Agreement for such period; provided that in the case of any such offering of Equity Interests, such fees and related out-of-pocket expenses are paid with proceeds of any such offering of Equity Interests; provided, further, that the amounts described in this clause (viii) shall not exceed $10,000,000 in the aggregate if such offering is not successful or such Investment or acquisition is not consummated, as applicable; plus

(ix)           the amount of any expenses with respect to liability or casualty events, business interruption or product recalls, to the extent covered by insurance proceeds actually received in cash during such period (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of expense paid during such period, such excess amounts received may be carried forward and applied against expenses in future periods); minus

(c)           extraordinary gains for such period.

Mark-to-market non-cash gains or losses in respect of obligations under Swap Contracts as determined in accordance with GAAP shall be disregarded for the purpose of calculating Consolidated EBITDA.

“Consolidated Interest Expense” means, with respect to any Person for any period, total interest expense (including that attributable to Capitalized Lease Obligations in accordance with GAAP) of such Person and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of such Person, including, without limitation, the Obligations and all commissions, discounts and other fees and charges owed with respect thereto, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt, minus (b) the aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet of Parent and its Restricted Subsidiaries as of such date, excluding cash and Cash Equivalents that are Restricted.

“Consolidated Net First Lien Debt” means, as of any date of determination, Consolidated Net Debt that is secured by a first priority Lien on any asset or property of any Loan Party or any Restricted Subsidiary (including, for the avoidance of doubt, Indebtedness incurred under the ABL Facility).

“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in accordance with GAAP; provided, however, that there shall be excluded:

(i) the income (or loss) of such Person (other than any Loan Party) in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person during such period,

(ii) the income (or loss) of such Person accrued prior to the date it becomes a Restricted Subsidiary of a Person or any of such Person’s Restricted Subsidiaries or is merged into or consolidated with a Person or any of its Restricted Subsidiaries or that Person’s assets are acquired by such Person or any of its Restricted Subsidiaries and

(iii) the income of any direct or indirect Restricted Subsidiary of a Person (other than any Loan Party) to the extent that and for the portion of the period during which the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition or any other Investment permitted hereunder), consisting of Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit, purchase money debt, Attributable Indebtedness and debt obligations evidenced by promissory notes or similar instruments that would appear as a liability on a balance sheet prepared in accordance with GAAP; provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) any letter of credit, except to the extent of unreimbursed obligations in respect of drawn letters of credit (provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Debt until three (3) Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement shall be counted)) and (ii) obligations under Swap Contracts.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate”.

“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Loans (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Term Debt”); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness incurred under clauses (a), (b) or (c) herein (the “Refinancing Indebtedness”) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Term Debt except by an amount equal to unpaid accrued interest and premium (including tender premium) thereon plus reasonable upfront fees and OID on such Refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement or extension plus additional amounts permitted to be incurred under Section 7.03 (so long as such additional amounts are deemed a utilization of the applicable exception under Section 7.03 and not the Credit Agreement Refinancing Indebtedness exception), (ii) such Refinancing Indebtedness has a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Term Debt, (iii) the terms and conditions of such Refinancing Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, interest, fees, rate floors, security, premiums and optional prepayment or redemption terms (and, if applicable, subordination terms)) are substantially identical to, or (taken as a whole and as determined in good faith by the Borrower) are no more favorable to the lenders or holders providing such Refinancing Indebtedness, than those applicable to the Refinanced Term Debt being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Refinancing Indebtedness) or are otherwise on current market terms, (iv) such Refinanced Term Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (v) in no event shall the Refinancing Indebtedness be permitted to be mandatorily prepaid prior to the repayment in full of all Loans, unless such prepayment is accompanied by a ratable prepayment of the Loans or made with Declined Proceeds and (vi) any such Refinancing Indebtedness that is otherwise permitted to be secured hereunder (1) shall not be secured by any property or assets of Parent or any of its Subsidiaries other than the Collateral, (2) with respect to any such Refinancing Indebtedness that is permitted to be secured on a pari passu basis, a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of the ABL Intercreditor Agreement and a First Lien Intercreditor Agreement and (3) with respect to any such Refinancing Indebtedness that is permitted to be secured on a “junior lien” basis, a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of the ABL Intercreditor Agreement and a Second Lien Intercreditor Agreement.

“Current Asset Collateral” means all the “ABL Priority Collateral” as defined in the ABL Intercreditor Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.03(b)(iv).

 “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to the outstanding principal amount of any Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.02(c)) plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-cash consideration received by Parent or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalents within one hundred eighty (180) days following the consummation of the applicable Disposition).

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.03(a)(iv)(B)(2).

“Discount Range” has the meaning assigned to such term in Section 2.03(a)(iv)(C)(1).

“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.03(a)(iv)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.03(a)(iv)(C) substantially in the form of Exhibit L.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit M, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.03(a)(iv)(C)(1).

“Discount Range Proration” has the meaning assigned to such term in Section 2.03(a)(iv)(C)(3).

“Discounted Loan Prepayment” has the meaning assigned to such term in Section 2.03(a)(iv)(A).

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.03(a)(iv)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.03(a)(iv)(B), Section 2.03(a)(iv)(C) or Section 2.03(a)(iv)(D), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case under clauses (a) through (d), prior to the date that is ninety-one (91) days after the Latest Maturity Date of the Loans at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Parent or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Parent or the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

 “Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“ECF Percentage” has the meaning specified in Section 2.03(b)(i).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.07(b)(iii)).

“Engagement Letter” means the Engagement Letter, dated as of April 10, 2014, among the Borrower and the Arrangers.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of liability, noncompliance or violation, investigations or proceedings with respect to any Environmental Liability (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any and all Laws relating to the protection of the environment or, to the extent relating to exposure to hazardous substances, human health or relating to the use, generation, handling, treatment, transportation, storage, release or disposal of hazardous substances.

“Environmental Liability” means any liability, contingent or otherwise (including any liability or obligation for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a)  any Environmental Law, including a violation thereof, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in (including any limited or general partnership interest and any limited liability company membership interest in)) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing, but excluding, for the avoidance of doubt, any Indebtedness convertible into or exchangeable for any of the foregoing prior to such conversion or exchange.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any Loan Party or any of their respective ERISA Affiliates concerning the imposition of withdrawal liability or written notification that a Multiemployer Plan is insolvent or is in reorganization or in endangered or critical status within the meaning of Title IV of ERISA; (d) the termination of, or filing under Section 4041(c) of ERISA of a notice of intent to terminate, a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of their respective ERISA Affiliates, (f) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan, (g) the conditions under Section 303(k)(1)(A) of ERISA for imposition of a lien have been satisfied with respect to any Pension Plan; (h) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA) ,(i) the occurrence of a non-exempt “prohibited transaction” with respect to which any Loan is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or with respect to which any Loan Party could otherwise be liable, or (j) any Foreign Plan Event.

“Eurodollar Rate” means

(a)           for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)           for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)           the sum, without duplication, of:

(i)           Consolidated Net Income of Parent for such period,

(ii)           an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding (A) any such non-cash charges representing an accrual or reserve for potential cash items in any future period and (B) excluding amortization of a prepaid cash item that was paid in a prior period to the extent such cash item reduced Excess Cash Flow in the period when paid,

(iii)           decreases in Consolidated Working Capital for such period (other than (A) any such decreases arising from acquisitions or Dispositions by Parent and its Restricted Subsidiaries completed during such period, (B) the application of purchase accounting, (C) the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification) and (D) the effect of any fluctuations in the amount of accrued and contingent obligations under any Swap Contract),

(iv)           an amount equal to the aggregate net non-cash loss on Dispositions by Parent and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

(v)           the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid in such period, and

(vi)           cash receipts in respect of Swap Contracts during such fiscal year to the extent not otherwise included in such Consolidated Net Income; over

(b)           the sum, without duplication, of:

(i)           an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash losses excluded by virtue of clauses (i) through (iii) of the definition of Consolidated Net Income,

(ii)           at the option of the Borrower and without duplication of amounts deducted pursuant to clause (xi) below or this clause (ii) in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property accrued or made in cash during such period and, at the option of the Borrower, made after such period and prior to the date of the applicable Excess Cash Flow payment, other than to the extent financed with long-term Indebtedness (other than proceeds of extensions of credit under the ABL Facility or any other revolving credit facility), in each case of Parent or its Restricted Subsidiaries,

(iii)           at the option of the Borrower, the aggregate amount of all principal payments of Indebtedness of Parent and its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any mandatory prepayment of Loans (and the amount of Net Cash Proceeds pending reinvestment) pursuant to Section 2.03(b)(ii) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase and (C) payments under Section 2.05), in each case except to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) of Parent or its Restricted Subsidiaries, but excluding (W) the aggregate amount of any voluntary prepayments of Indebtedness deducted  pursuant to clauses (B)(i) and (ii) of Section 2.03(b)(i), (X) all other prepayments of Loans, (Y) all prepayments in respect of any revolving credit facility and (Z) payments of any Junior Financing,

(iv)           an amount equal to the aggregate net non-cash gain on Dispositions by Parent and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v)           increases in Consolidated Working Capital for such period (other than (A) any such increases arising from acquisitions or Dispositions by Parent and its Restricted Subsidiaries completed during such period, (B) the application of purchase accounting, (C) the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification) and (D) the effect of any fluctuations in the amount of accrued and contingent obligations under any Swap Contract),

(vi)           cash payments by Parent and its Restricted Subsidiaries during such period in respect of long-term liabilities or obligations of Parent and its Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income,

(vii)           at the option of the Borrower and without duplication of amounts deducted pursuant to clauses (viii) and (xi) below or this clause (vii) in prior fiscal years, the amount of cash payments made in respect of Permitted Acquisitions and other Investments permitted under Section 7.02 (other than Investments in (x) Cash and Cash Equivalents and (y) Parent and its Restricted Subsidiaries) made during such period, and, at the option of the Borrower, any such payments made after such period and prior to the date of the applicable Excess Cash Flow payment other than to the extent that such Investments and Permitted Acquisitions were financed with long-term Indebtedness (other than proceeds of extensions of credit under the ABL Facility or any other revolving credit facility), in each case of Parent and its Restricted Subsidiaries and not made in reliance on any basket calculated by reference to the Available Amount,

(viii)           at the option of the Borrower, the amount of Restricted Payments paid in cash during such period pursuant to Sections 7.06(f) and (h), in each case other than to the extent such Restricted Payments were financed with long-term Indebtedness (other than proceeds of extensions of credit under the ABL Facility or any other revolving credit facility), in each case of Parent and its Restricted Subsidiaries,

(ix)           the aggregate amount of expenditures, fees, costs and expenses actually paid in cash by Parent and its Restricted Subsidiaries during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income other than to the extent such payments were financed with long-term Indebtedness (other than proceeds of extensions of credit under the ABL Facility or any other any revolving credit facility),

(x)           the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Parent and its Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and such prepayments of Indebtedness reduced Excess Cash Flow pursuant to clause (b)(iii) above or reduced the mandatory prepayment required by Section 2.03(b)(i),

(xi)           without duplication of amounts deducted from Excess Cash Flow in prior periods, at the option of the Borrower, the aggregate consideration required to be paid in cash by Parent or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to the date of the applicable Excess Cash Flow payment relating to permitted acquisitions or Investments (other than Investments in (x) cash and Cash Equivalents and (y) Parent or its Restricted Subsidiaries), Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of Parent following the end of such period, except, in each case, to the extent such payments were financed with long-term Indebtedness (other than proceeds of extensions of credit under the ABL Facility or any other any revolving credit facility); provided that, to the extent the aggregate amount actually utilized to finance such acquisitions, Investments, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii)           the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and

(xiii)           cash expenditures in respect of Swap Contracts during such period to the extent not deducted in arriving at such Consolidated Net Income.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means all “Excluded Assets” (or equivalent term) as defined in any Collateral Document; provided that no asset shall be an Excluded Asset unless it is also “Excluded Property” (or equivalent term) under the ABL Facility Documentation or any documentation in respect of Junior Financing, Permitted Incremental Equivalent Debt or any Credit Agreement Refinancing Indebtedness.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of Parent, (b) any Foreign Subsidiary, (c) any Domestic Subsidiary that is a disregarded entity for United States Federal income tax purposes substantially all of the assets of which consist of the Equity Interests in one or more Foreign Subsidiaries, (d) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Subsidiary described in clauses (b) or (c), (e) any Subsidiary that is prohibited or restricted by applicable Law from providing a Term Loan Guarantee for so long as such prohibition or restriction exists, or if such Term Loan Guarantee would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (f) any special purpose securitization vehicle (or similar entity), (g) any Subsidiary to the extent such Subsidiary providing a Term Loan Guarantee would result in a material adverse tax consequence to Parent and its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Borrower, (h) any Subsidiary that is a not-for-profit organization, (i) any other Subsidiary with respect to which the Administrative Agent and the Borrower reasonably agree that the cost, burden or other consequences (including any adverse tax consequences) of providing the Term Loan Guarantee shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (j) each Unrestricted Subsidiary, (k) any captive insurance subsidiary and (l) any Subsidiary that is not a Material Subsidiary; provided that any Subsidiary described in clauses (a) through (l) above that becomes a borrower, guarantor or other obligor under the ABL Facility Documentation or any Junior Financing, Permitted Incremental Equivalent Debt or any Credit Agreement Refinancing Indebtedness shall not be an Excluded Subsidiary hereunder; provided, further, that for the avoidance of doubt, no Intermediate Holding Company shall be an “Excluded Subsidiary”.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Extended Loans” has the meaning specified in Section 2.14(a).

“Extending Lender” has the meaning specified in Section 2.14(a).

“Extension” has the meaning specified in Section 2.14(a).

“Extension Offer” has the meaning specified in Section 2.14(a).

“Facility” means the Initial Loans, any Extended Loans, any Incremental Loans or any Other Loans, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof or any successor provision that is substantively the equivalent thereof (and, in each case, any regulations promulgated thereunder or official interpretations thereof), any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements implementing the foregoing (including any legislation, rules or practices adopted pursuant to such intergovernmental agreements).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“First Lien Intercreditor Agreement” means a “pari passu” intercreditor agreement among the Collateral Agent, one or more Senior Representatives for holders of Permitted Pari Passu Secured Refinancing Debt and the Loan Parties in form and substance reasonably satisfactory to the Collateral Agent.

“Flood Hazard Property” has the meaning specified in Section 6.13(b)(iv).

“Flood Insurance Laws” means the National Flood Insurance Reform Act of 1994 and related or successor legislation (including the regulations of the Board of Governors of the Federal Reserve System of the United States of America).

“Foreign Casualty Event” has the meaning specified in Section 2.03(b)(v).

“Foreign Disposition” has the meaning specified in Section 2.03(b)(v).

“Foreign Lender” has the meaning specified in Section 3.01(b).

“Foreign Plan” means any material employee benefit plan, program or agreement maintained or contributed to by, or entered into with, any Loan Party or with respect to which any Loan Party could have any liability with respect to employees employed outside the United States (other than benefit plans, programs or agreements that are mandated by applicable Laws).

“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability in excess of $35,000,000 by any Loan Party or any of their respective ERISA Affiliates under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party or any of their respective ERISA Affiliates, or the imposition on any Loan Party or any of their respective ERISA Affiliates of any fine, excise tax or penalty resulting from any noncompliance with any applicable Law, in each case in excess of $35,000,000.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of Parent and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through the adoption of IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through the adoption of IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that if an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of such affected provisions (without the payment of any amendment or similar fees to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof subject to the approval of the Required Lenders (not to be unreasonably withheld, conditioned or delayed); provided further that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.  If the Borrower notifies the Administrative Agent that it is required to report under IFRS or has elected to do so through an early adoption policy, upon the execution of an amendment hereof in accordance herewith to accommodate such change, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower cannot elect to report under GAAP).  Without limiting the foregoing and notwithstanding any other provision contained in this Agreement, solely with respect to Article VII (including the determination of Indebtedness restricted thereunder) and the calculation of any financial ratios hereunder, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, in a manner such that any obligations relating to a lease that, in accordance with GAAP as in effect on the Closing Date, would be accounted for by Parent and its Restricted Subsidiaries as an operating lease shall be accounted for as obligations relating to an operating lease and not as Capitalized Lease Obligations (and shall not constitute Indebtedness hereunder).

“General Security Agreements” means the General Security Agreement (governed by Ontario law) dated as of the Closing Date, entered into among each Loan Party (with Collateral in Canada) and the Collateral Agent for the benefit of the Secured Parties thereunder.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or monetary other obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any primary obligor, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement”.  For avoidance of doubt, the Borrower may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Secured Obligations by causing such Restricted Subsidiary to execute a joinder to the Term Loan Guarantee in form and substance reasonably satisfactory to the Administrative Agent, and any such Restricted Subsidiary shall be a Guarantor hereunder for all purposes.

“Hazardous Materials” means all explosive or radioactive substances or wastes, all hazardous or toxic substances, and all wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that is an Agent, a Lender or an Affiliate of any of the foregoing on the Closing Date or at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of any of the foregoing and that, in each case, is designated a “Hedge Bank” with respect to such Secured Hedge Agreement in a writing from the Borrower to the Administrative Agent, and (other than a Person already party hereto as an Agent or a Lender or already designated as a Hedge Bank with respect to any other Secured Hedge Agreement) that delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Administrative Agent and the Collateral Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Sections 10.05, 10.15 and 10.16 and Article IX as if it were a Lender.

“Identified Participating Lenders” has the meaning specified in Section 2.03(a)(iv)(C)(3).

“Identified Qualifying Lender” has the meaning specified in Section 2.03(a)(iv)(D)(3).

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impacted Loans” has the meaning specified in Section 3.03.

“Incremental Amendment” has the meaning specified in Section 2.12(a).

“Incremental Cap” has the meaning specified in Section 2.12(a).

“Incremental Loans” has the meaning specified in Section 2.12(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a)           (x) all obligations of such Person for borrowed money and (y) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP;

(b)           the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)           net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business (including on an intercompany basis), (ii) any earn-out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet in accordance with GAAP, (iii) accruals for payroll and other liabilities accrued in the ordinary course of business, (iv) other than for purposes of Section 8.01, any such obligations incurred under ERISA and (v) liabilities associated with customer prepayments and deposits), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument;

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)           all Attributable Indebtedness;

(g)           all obligations of such Person in respect of Disqualified Equity Interests; and

(h)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of Restricted Subsidiaries that are not Loan Parties, exclude intercompany loans and advances made by Loan Parties having a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and made in the ordinary course of business solely to the extent that such intercompany loans and advances are evidenced by one or more notes in form and substance reasonably satisfactory to the Administrative Agent and pledged as Collateral.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date; provided that in no event shall obligations under any Swap Contract be deemed “Indebtedness” for any calculation of the Net Total Leverage Ratio, Net First Lien Leverage Ratio or any other financial ratio under this Agreement except to the extent of any accrued interest in respect of unpaid termination or settlement amounts thereunder.  The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.  Notwithstanding anything herein to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.

“Information” has the meaning specified in Section 10.08.

“Initial Loans” means the term loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01.

“Intellectual Property Security Agreements” has the meaning specified in any Security Agreement, General Security Agreement or Quebec Collateral Document, as applicable.

“Intercompany Subordination Agreement” means an agreement executed by Parent and each Restricted Subsidiary, in substantially the form of Exhibit J.

“Intermediate Holding Company” means each direct or indirect wholly owned subsidiary of Parent that is a parent company of the Borrower. On the Closing Date, the Intermediate Holding Companies are Pier 1 Licensing, Inc. and Pier 1 Assets, Inc.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last day of each March, June, September and December and the applicable Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent consented to by each applicable Lender, twelve months (or such period of less than one month as may be consented to by each applicable Lender), as selected by the Borrower in its Committed Loan Notice; provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)           any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period shall extend beyond the applicable Maturity Date.

“Investment” means, as to any Person, any (a) purchase or other acquisition (including without limitation by merger or otherwise) of Equity Interests or debt or other securities of another Person, including any partnership or joint venture interest in such other Person, (b) loan, advance or capital contribution to, or guarantee or assumption of Indebtedness of, another Person (excluding, in the case of Parent and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) purchase or other acquisition (in one transaction or a series of transactions, including without limitation by merger or otherwise) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, but giving effect to any repayments of principal in the case of Investments in the form of loans and any return of capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the initial Investment).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.

“IP Rights” has the meaning specified in Section 5.15.

“IRS” means Internal Revenue Service of the United States.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of Parent or any of the Restricted Subsidiaries and (b) any Person in whom Parent or any of the Restricted Subsidiaries beneficially owns any Equity Interest that is not a Restricted Subsidiary (other than an Unrestricted Subsidiary).

“Junior Financing” has the meaning specified in Section 7.12(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Loan, any Other Loan or any Extended Loan, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”.  For avoidance of doubt, each Additional Lender is a Lender to the extent any such Person has executed and delivered a Refinancing Amendment or an Incremental Amendment, as the case may be, and to the extent such Refinancing Amendment or Incremental Amendment shall have become effective in accordance with the terms hereof and thereof, and each Extending Lender shall continue to be a Lender.  As of the Closing Date, Schedule 2.01 sets forth the name of each Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Loan” means an extension of credit by a Lender to the Borrower under Article II.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Refinancing Amendment, Incremental Amendment or Extension Offer, (d) the Term Loan Guarantee, (e) the Collateral Documents and (f) the Administrative Agent Fee Letter.

“Loan Parties” means, collectively, (a) Parent, (b) each Intermediate Holding Company, (c) the Borrower and (d) each other Guarantor.

“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means a materially adverse effect on (a) the business, operations, assets or financial condition of Parent and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) the rights and remedies (taken as a whole) of the Lenders, the Collateral Agent or the Administrative Agent under any Loan Document.

“Material Domestic Subsidiary” means, (A) each Intermediate Holding Company, (B) the Borrower and (C) at any date of determination, each of Parent’s other Domestic Subsidiaries (a) whose Total Assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose net sales for such Test Period were equal to or greater than 2.5% of the consolidated net sales of Parent and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Parent’s Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recent Test Period or more than 5.0% of the consolidated net sales of Parent and its Restricted Subsidiaries for the most recent Test Period, then the Borrower shall, not later than the time periods required by Section 6.11(a), comply with the provisions of Section 6.11 applicable to such Subsidiary.

“Material Foreign Subsidiary” means, at any date of determination, each of the Parent’s Foreign Subsidiaries (a) whose Total Assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose net sales for such Test Period were equal to or greater than 2.5% of the consolidated net sales of Parent and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Foreign Subsidiaries other than those previously designated as Material Foreign Subsidiaries comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recent Test Period or more than 5.0% of the consolidated net sales of Parent and its Restricted Subsidiaries for the most recent Test Period, then the Borrower shall, not later than the time periods required by Section 6.11(a), comply with the provisions of Section 6.11 applicable to such Subsidiary.

“Material Real Property” means any real property owned by any Loan Party with a fair market value in excess of $5,000,000.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maturity Date” means (i) with respect to the Initial Loans that have not been extended pursuant to Section 2.14, the Original Loan Maturity Date, (ii) with respect to any tranche of Extended Loans, the final maturity date as specified in the applicable Extension Offer accepted by the respective Lender or Lenders, (iii) with respect to any Other Loans, the final maturity date as specified in the applicable Refinancing Amendment and (iv) with respect to any Incremental Loans, the final maturity date as specified in the applicable Incremental Amendment.

“Maximum Rate” has the meaning specified in Section 10.10.

“Minimum Extension Condition” has the meaning specified in Section 2.14(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning specified in Section 6.13(b)(ii).

“Mortgaged Properties” has the meaning specified in paragraph (e) of the definition of “Collateral and Guarantee Requirement”.

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Collateral Agent executed and delivered pursuant to Sections 6.11 or 6.13(b).

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)           with respect to the Disposition of any asset by Parent or any of the Restricted Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Parent or any of the Restricted Subsidiaries) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on (x) any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and required to be repaid in connection with such Disposition or Casualty Event or (y) any Indebtedness that was incurred to finance the acquisition of such asset (other than, in each case under this subclause (A), Indebtedness under the Loan Documents, the ABL Facility Documentation, the Credit Agreement Refinancing Indebtedness and any Permitted Incremental Equivalent Debt), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Parent or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes or distributions with respect thereto paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the distribution or repatriation of any such Net Cash Proceeds), (D) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro-rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of Parent or a wholly owned Restricted Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by Parent or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E); provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $10,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $30,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b)           with respect to the incurrence or issuance of any Indebtedness by Parent or any Restricted Subsidiary or any Permitted Equity Issuance by Parent, the excess, if any, of (A) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (B) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by Parent or such Restricted Subsidiary, as applicable, in connection with such incurrence or issuance.

“Net First Lien Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Net First Lien Debt as of the last day of such Test Period to (b) Consolidated EBITDA of Parent and its Restricted Subsidiaries for such Test Period.

“Net Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of Parent and its Restricted Subsidiaries for such Test Period.

“Non-Consenting Lender” has the meaning specified in Section 3.07.

“Non-Loan Party” means any Subsidiary of Parent that is not a Loan Party.

“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit B hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.  Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document.

“Offered Amount” has the meaning specified in Section 2.03(a)(iv)(D)(1).

“Offered Discount” has the meaning specified in Section 2.03(a)(iv)(D)(1).

“OID” means original issue discount.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity and (d) any documents that are equivalent or comparable to the documents described in clauses (a) through (c) above with respect to any non-U.S. jurisdiction.

“Original Loan Maturity Date” means April 30, 2021.

“Other Applicable Indebtedness” has the meaning specified in Section 2.03(b)(ii)(A).

“Other Loans” means one or more Classes of Loans that result from a Refinancing Amendment.

“Other Taxes” has the meaning specified in Section 3.01(f).

“Other Term Commitments” means one or more Classes of Loan commitments hereunder that result from a Refinancing Amendment.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Parent” has the meaning specified in the introductory paragraph to this Agreement.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(e).

“Participating Lender” has the meaning specified in Section 2.03(a)(iv)(C)(2).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the preceding five plan years.

“Perfection Certificate” means a certificate in the form of Exhibit S or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of Parent to the extent permitted hereunder.

“Permitted Incremental Equivalent Debt” means Indebtedness of the Borrower in the form of one or more series of notes or loans; provided that (a) such Indebtedness shall be either (i) solely in the case of notes, secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Secured Obligations and shall not be secured by any property or assets of Parent or any Subsidiary other than the Collateral, (ii) secured by the Collateral on a junior basis (including with respect to the control of remedies) with the Secured Obligations and not secured by any property or assets of Parent or any Subsidiary other than the Collateral, or (iii) unsecured, (b) such Indebtedness does not mature prior to the Original Loan Maturity Date, (c) such Indebtedness has a Weighted Average Life to Maturity no shorter than that of the Loans outstanding at the time of the issuance or incurrence thereof, (d) the security agreements relating to such Indebtedness (if any) are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (e) such Indebtedness is not guaranteed by any Person other than the Guarantors and (f) to the extent secured, a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to either a First Lien Intercreditor Agreement or a Second Lien Intercreditor Agreement (as applicable).

“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of junior-lien secured notes or junior-lien secured loans; provided that (i) such Indebtedness is secured by the Collateral on a subordinated basis to the Secured Obligations, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default or in the case of loans, any prepayments made with Declined Proceeds) prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Collateral Agent) and (v) such Indebtedness is not guaranteed by any Person other than the Guarantors.  Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Pari Passu Debt” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Incremental Equivalent Debt that is secured, (d) other Indebtedness that is permitted to be secured by Section 7.01(hh) and (e) any Permitted Refinancing of Indebtedness under clauses (a) through (d).

“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Secured Obligations, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Collateral Agent) and (v) such Indebtedness is not guaranteed by any Person other than the Guarantors.  Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Ratio Debt” means Indebtedness of any Loan Party; provided that (a) such Indebtedness is unsecured on a senior or subordinated basis, (b) such Indebtedness does not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred, (c) such Indebtedness has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than AHYDO payments, customary offers to repurchase upon a change of control or asset sale and customary acceleration rights after an event of default) prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred, (d) immediately after giving effect thereto and to the use of the proceeds thereof, (i) no Default shall exist or result therefrom, (ii) the Net Total Leverage Ratio for the Test Period immediately preceding the incurrence of such Indebtedness, after giving Pro Forma Effect thereto (but without netting the proceeds thereof), is less than or equal to 3.00:1.00, (e) if guaranteed, such Indebtedness is not guaranteed by any Person other than the Guarantors and (f) the terms of such Indebtedness (other than pricing, fees, rate floors, premiums and optional prepayment or redemption provisions (and, if applicable, subordination terms)) are not materially less favorable (as determined by the Borrower in good faith) to the Lenders than the terms and conditions of this Agreement (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) or are otherwise on current market terms.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon, plus reasonable OID and upfront fees plus other fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, plus additional amounts permitted to be incurred under Section 7.03 (so long as such additional amounts are deemed a utilization of the applicable exception under Section 7.03 and not the Permitted Refinancing exception), (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(b) or Section 7.03(e), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) at the time of incurrence thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Secured Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Secured Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, taken as a whole (as determined in good faith by the Borrower), (e) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, pricing, interest, fees, rate floors, premiums and optional prepayment or redemption provisions) of any such modified, refinanced, refunded, renewed, replaced or extended Indebtedness, taken as a whole (as determined in good faith by the Borrower), are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (f) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and no additional obligors become liable for such Indebtedness except to the extent permitted under Section 7.02 and 7.03 (so long as such additional amounts are deemed a utilization of the applicable exception under Section 7.02 or Section 7.03 and not the Permitted Refinancing exception), and (g) in the case of any Permitted Refinancing in respect of the ABL Facility, such Permitted Refinancing is permitted by and subject to the ABL Intercreditor Agreement.

“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred by the Borrower in the form of one or more series of unsecured notes or loans; provided that (i) such Indebtedness is not secured by any property or assets of Parent or any Restricted Subsidiary, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations  (other than customary offers to repurchase upon a change of control or asset sale and customary acceleration rights after an event of default or in the case of loans, any prepayments made with Declined Proceeds) prior to the Latest Maturity Date at the time such Indebtedness is incurred, and (iv) such Indebtedness is not guaranteed by any Person other than the Guarantors.  Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Platform” has the meaning specified in Section 6.03.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“PPSA” means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other Canadian jurisdiction, including the Civil Code of Québec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.08.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments and, if applicable and without duplication, aggregate Loans under the applicable Facility or Facilities at such time.

“Projections” has the meaning specified in Section 6.01(c).

“Public Lender” has the meaning specified in Section 6.03.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying Lender” has the meaning specified in Section 2.03(a)(iv)(D)(3).

“Quarterly Financial Statements” has the meaning specified in Section 4.01(e).

“Quebec Collateral Documents” means any deed of hypothec and issue of bonds, demand bond, delivery order and pledge of bond agreement, each governed by Québec law and, entered into among any Loan Party (with Collateral located in Québec) and the Collateral Agent or the fondé de pouvoir, as applicable, for the benefit of the Secured Parties thereunder.

 “Reference Date” has the meaning specified in the definition of “Available Amount”.

“Refinanced Term Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and/or Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.13.

“Refinancing Indebtedness” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refunding Capital Stock” has the meaning specified in Section 7.06(c).

“Register” has the meaning specified in Section 10.07(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Rejection Notice” has the meaning specified in Section 2.03(b)(iv).

“Related Indemnified Person” of an Indemnitee means (a) any controlling person or affiliate of such Indemnitee and (b) the respective directors, officers, employees, partners or controlled agents acting on behalf of, or at the express instructions of, such Indemnitee or any of its controlling persons or controlled affiliates.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means the prepayment, refinancing, substitution or replacement of all or a portion of the Initial Loans (except in connection with (x) a Change of Control or (y) a Permitted Acquisition or similar acquisition, in each case under this clause (y) in excess of $100,000,000) with the incurrence by Parent or any of its Subsidiaries of any debt financing (other than, for the avoidance of doubt, any revolving loans drawn under the ABL Facility) having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fees or OID shared with all providers of such financing, but excluding the effect of any arrangement, structuring, commitment or amendment fees paid or payable to the arrangers (or their affiliates) or other fees payable in connection therewith that are not payable generally to the lenders providing such financing, and without taking into account any fluctuations in the Eurodollar Rate) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) of such Initial Loans, including without limitation, as may be effected through any amendment, amendment and restatement, modification or otherwise to this Agreement relating to the interest rate for, or weighted average yield of, such Initial Loans.

“Required Facility Lenders” means, with respect to any Facility on any date of determination, Lenders having more than 50% of the sum of (i) the outstanding Loans under such Facility and (ii) the aggregate unused Commitments under such Facility.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) outstanding Loans and (b) aggregate unused Commitments.

“Resignation Effective Date” has the meaning specified in Section 9.09(a).

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.  Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted” means, when referring to cash or Cash Equivalents of Parent or any of its Restricted Subsidiaries, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of Parent or such Restricted Subsidiary  or (ii) are subject to any Lien (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (l), (o), (s), (t)(i), (t)(ii), (y), (cc) and (gg)(i)) in favor of any Person other than (x) the Collateral Agent for the benefit of the Secured Parties, or (y) the ABL Administrative Agent for the benefit of the “Credit Parties” as defined in the ABL Credit Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Parent or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Parent’s or any Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means the Borrower, each Intermediate Holding Company and any other  Subsidiary other than an Unrestricted Subsidiary.  Unless otherwise specified, all references herein to a “Restricted Subsidiary” or to “Restricted Subsidiaries” shall refer to a Restricted Subsidiary or Restricted Subsidiaries of Parent (which shall include the Borrower and each Intermediate Holding Company).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial Inc., and any successor thereto.

“Same Day Funds” means disbursements and payments in immediately available funds.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means a “junior-lien” intercreditor agreement among the Collateral Agent, one or more Senior Representatives for holders of junior lien Permitted Incremental Equivalent Debt or Permitted Junior Secured Refinancing Debt and the Loan Parties in form and substance reasonably satisfactory to the Collateral Agent.

“Secured Cash Management Agreement” means any agreement between any Loan Party and any Cash Management Bank in respect of or in connection with any Cash Management Services.

“Secured Hedge Agreement” means any Swap Contract permitted under Section 7.03(f) that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank; and designated in writing by the Borrower to the Administrative Agent as a “Secured Hedge Agreement”; provided that no Swap Contract shall be designated as a “Secured Hedge Agreement” hereunder to the extent such contract is an “Other Obligation” (or such similar terms) under, and as defined in, the ABL Facility Documentation.

“Secured Obligations” means (a) the Obligations, (b) the obligations of any Loan Party or of any of their Restricted Subsidiaries arising under any Secured Hedge Agreement and (c) the obligations of any Loan Party arising under any Secured Cash Management Agreement; provided that the Secured Obligations shall exclude all Excluded Swap Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Hedge Bank, each Cash Management Bank, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(b) or 9.05.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit F, together with each other Security Agreement Supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Representative” means, with respect to any series of secured Permitted Incremental Equivalent Debt, Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Sister Company” means any Subsidiary of Parent other than (a) the Intermediate Holding Companies and (b) the Borrower and its Subsidiaries.

“Solicited Discount Proration” has the meaning specified in Section 2.03(a)(iv)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.03(a)(iv)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.03(a)(iv)(D) substantially in the form of Exhibit N.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit Q, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.03(a)(iv)(D)(1).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, taken as a whole, is greater than the total amount of debt, including contingent liabilities, of such Person and its Subsidiaries, taken as a whole; (b) the present fair saleable value of the assets of such Person and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (c) such Person and its Subsidiaries, taken as a whole, are not engaged in business or a transaction for which such Person’s and its Subsidiaries’ assets, taken as a whole, would constitute unreasonably small capital; and (d) such Person and its Subsidiaries, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature.  For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Accounting Standards Codification Topic 450).

“SPC” has the meaning specified in Section 10.07(g).

“Specified Discount” has the meaning specified in Section 2.03(a)(iv)(B)(1).

“Specified Discount Prepayment Amount” has the meaning specified in Section 2.03(a)(iv)(B)(1).

“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.03(a)(iv)(B) substantially in the form of Exhibit P.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit R, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.03(a)(iv)(B)(1).

“Specified Discount Proration” has the meaning specified in Section 2.03(a)(iv)(B)(3).

“Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition, any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of Parent, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or a Store or any Disposition of a business unit, line of business or division or a Store of Parent or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), Restricted Payment or Incremental Loan that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted Eurodollar Rate, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the FRB).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store” means any retail store (which includes any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by Parent or any Restricted Subsidiary.

“Submitted Amount” has the meaning specified in Section 2.03(a)(iv)(C)(1).

“Submitted Discount” has the meaning specified in Section 2.03(a)(iv)(C)(1).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which more than 50.0% of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Parent (which shall include the Borrower).

“Successor Borrower” has the meaning specified in Section 7.04(d).

“Supplemental Administrative Agent” and “Supplemental Administrative Agents” have the meanings specified in Section 9.12(a).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

 “Taxes” has the meaning specified in Section 3.01(a).

“Term Loan Guarantee” means (a) the guarantee made by Parent and the other Guarantors in favor of the Administrative Agent on behalf of the Secured Parties pursuant to clause (b) of the definition of “Collateral and Guarantee Requirement,” substantially in the form of Exhibit E and (b) each other guarantee and guarantee supplement delivered pursuant to Section 6.11.

“Term Loan Refinancing Debt” means (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt and (c) Permitted Unsecured Refinancing Debt and, in each case, any Permitted Refinancing thereof.

“Term Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 4.01(e) or Section 6.01(a) or (b), as applicable.  A Test Period may be designated by reference to the last day thereof (i.e., the “March 1, 2014 Test Period” refers to the period of four consecutive fiscal quarters of the Borrower ended March 1, 2014), and a Test Period shall be deemed to end on the last day thereof.

“Threshold Amount” means $50,000,000.

“Total Assets” means the total assets of Parent and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 4.01(e) or Section 6.01(a) or (b).

“Transactions” means (a) the execution of this Agreement and all other Loan Documents executed in connection therewith, (b) the borrowing of the Loans on the Closing Date, and (c) payment of the Transaction Expenses.

“Transaction Expenses” means any fees or expenses incurred or paid by Parent or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Treasury Capital Stock” has the meaning specified in Section 7.06(c).

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unfunded Pension Liability” means, with respect to any Pension Plan at any time, the amount of any of its unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of Parent (other than the Borrower or any Intermediate Holding Company) designated by the board of directors of Parent as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the date hereof, in each case, until such Person ceases to be an Unrestricted Subsidiary of Parent in accordance with Section 6.14 or ceases to be a Subsidiary of Parent.

“U.S. Lender” has the meaning specified in Section 3.01(d).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Refinanced Term Debt or any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) nominal shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) References in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(v) Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.

(vi) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(vii) The term “security interest” shall include a hypothec and the term hypothecation, the term “solidary” as used herein shall be read and interpreted in accordance with the Civil Code of Québec and any reference to “registration” or “filing” in respect of security, security interest or hypothecation shall also mean “publishing”.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

For purposes of determining compliance at any time with Sections 7.01, 7.02, 7.03, 7.05, 7.06, 7.08, 7.09 or 7.12, in the event that any Indebtedness, Lien, contractual restriction, Restricted Payment, payment with respect to Junior Financings, Investment, Disposition or affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Section 7.01, 7.02, 7.03, 7.05, 7.06, 7.08, 7.09 and 7.12, the Borrower, in its sole discretion, may, from time to time, classify or, with respect to Section 7.01, 7.02, 7.03, 7.06 and 7.12 reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category; provided that the Borrower shall not be able to reclassify any transaction or item in respect of Section 7.01(a), 7.01(y), 7.03(a) or 7.03(r) (it being understood that the Indebtedness in respect of the ABL Facility shall be deemed incurred under Section 7.03(r), the Liens in respect of such Indebtedness shall be deemed incurred under Section 7.01(y) and that such Indebtedness and such Liens shall not be reclassified).

SECTION 1.03. Accounting Terms.  (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

(b)           For purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial ratio or test (including the Net Total Leverage Ratio, the Net First Lien Leverage Ratio or the amount of Total Assets), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

SECTION 1.04. Rounding.  Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05. References to Agreements, Laws, Etc.

  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06. Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07. Available Amount Transactions.  If more than one action occurs on any given date, the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously, i.e., each transaction must be permitted under the Available Amount as so calculated.

SECTION 1.08. Pro Forma Calculations.  (a) Notwithstanding anything to the contrary herein, the Net First Lien Leverage Ratio, the Net Total Leverage Ratio and the amount of Total Assets shall be calculated in the manner prescribed by this Section 1.08; provided, that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.08, when calculating the Net First Lien Leverage Ratio for purposes of Section 2.03(b)(i), the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b) For purposes of calculating the Net First Lien Leverage Ratio, the Net Total Leverage Ratio and the amount of Total Assets, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period.  If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Parent or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.08, then the Net First Lien Leverage Ratio, the Net Total Leverage Ratio and the amount of Total Assets shall be calculated to give pro forma effect thereto in accordance with this Section 1.08.

(c) In the event that Parent or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Net First Lien Leverage Ratio and the Net Total Leverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Net First Lien Leverage Ratio and the Net Total Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period; provided that (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligations with respect to Capital Leases shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower may designate.

(d) For purposes of calculating the Net First Lien Leverage Ratio or the Net Total Leverage Ratio, as applicable (i) in connection with Incremental Loans incurred pursuant to Section 2.12(a) or Permitted Incremental Equivalent Debt incurred pursuant to Section 7.03(w), in each case used to consummate a Permitted Acquisition or similar Investment or (ii) in connection with the assumption or incurrence of Indebtedness relating to a Permitted Acquisition, if so elected by the Borrower, the determination of compliance with the Net First Lien Leverage Ratio or the Net Total Leverage Ratio, as applicable, shall be made on the date of the signing (as opposed to closing) of the acquisition agreement relating to such Permitted Acquisition or Investment; provided, that, from and after any such date of signing until the earlier of (x) the closing of such Permitted Acquisition or Investment or (y) the termination of any such acquisition agreement with respect thereto, in connection with the calculation of the Net First Lien Leverage Ratio or the Net Total Leverage Ratio, as applicable, any such ratio shall be calculated on a Pro Forma Basis, assuming that such Permitted Acquisition or Investment (including the incurrence or assumption of the applicable Indebtedness) shall have been consummated on such date of signing, except to the extent such calculation would result in a lower Net First Lien Leverage Ratio or Net Total Leverage Ratio, as applicable, than would apply if such calculation was made without giving Pro Forma Effect to such Permitted Acquisition or Investment and Indebtedness.

SECTION 1.09. Currency Equivalents Generally.

(a) For purposes of determining compliance with Articles VI, VII or VIII with respect to the amount of any Indebtedness, Lien, contractual restriction, Restricted Payment, payment with respect to any Junior Financing, Investment, Disposition, affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time of any such transaction (so long as such transaction, at the time consummated or committed to, as applicable, was permitted hereunder).

(b) For purposes of determining the Net First Lien Leverage Ratio and the Net Total Leverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars at the currency exchange rates used in preparing Parent’s financial statements corresponding to the Test Period with respect to the applicable date of determination and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

SECTION 1.10. Timing of Payment or Performance.  When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

SECTION 1.11. Cashless Rolls.  Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the Maturity Date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans incurred pursuant to clause (C) of the third sentence of Section 2.12(a), Credit Agreement Refinancing Indebtedness, Extended Loans, Other Loans or loans incurred under a new credit facility permitted hereunder, in each case, that are effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Same Day Funds”, “in cash” or any other similar requirement.

ARTICLE II

The Commitments and Borrowings

SECTION 2.01. The Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make to the Borrower a single loan denominated in Dollars equal to such Lender’s Commitment on the Closing Date.  Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.  Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

SECTION 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of a Base Rate Loan.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Class and Type of Loans to be borrowed or to which existing Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans described in Section 2.02(a).  In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent, at the request of the Required Lenders, may require by notice to the Borrower that no Loans may be converted to or continued as Eurodollar Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the prime rate used in determining the Base Rate.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans pursuant to an Incremental Amendment, a Refinancing Amendment, an Extension, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) Interest Periods for each applicable Class so established.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees (without duplication) to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.03. Prepayments.

(a) Optional.

(i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty except as provided in Section 2.15; provided that (1) such notice must be received by the Administrative Agent not later than 11:00 a.m. (New York, New York time) (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any partial prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and the payment amount specified in such notice shall be due and payable on the date specified therein.  The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Each prepayment of the Loans pursuant to this Section 2.03(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares; provided, that at the request of the Borrower, in lieu of such application on a pro rata basis among all Classes of Loans, such prepayment may be applied (x)  to any Class of Loans so long as the Maturity Date of such Class of Loans (or such Classes of Loans) precedes the Maturity Date of each other Class of Loans then outstanding, or (y) in the event more than one Class of Loans shall have an identical Maturity Date to such Classes on a pro rata basis or, at the option of the Borrower, first to the Class or Classes having the highest interest rate among such Classes with an identical Maturity Date.

(ii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.03(a)(i) if such prepayment would have resulted from a refinancing of all of the applicable Facility or the consummation of other transactions, which refinancing or other transactions shall not be consummated or shall otherwise be delayed.

(iii) Voluntary prepayments of any Class of Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.05 in a manner determined at the discretion of the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity).

(iv) Notwithstanding anything in any Loan Document to the contrary, so long as (x) no Event of Default has occurred and is continuing and (y) no proceeds of Loans under the ABL Facility are used for this purpose, the Borrower may prepay the outstanding Loans on the following basis:

(A)           The Borrower shall have the right to make a voluntary prepayment of Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Loan Prepayment”), in each case made in accordance with this Section 2.03(a)(iv); provided that the Borrower shall not initiate any action under this Section 2.03(a)(iv) in order to make a Discounted Loan Prepayment unless (I) at least five (5) Business Days shall have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers.

(B)           (1) Subject to the proviso to subsection (A) above, the Borrower may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date.  The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Lenders, or such later date as the Borrower may agree to extend with the reasonable consent of the Auction Agent (the “Specified Discount Prepayment Response Date”).

(2)           Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Loans to be prepaid at such offered discount.  Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable.  Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3)           If there is at least one Discount Prepayment Accepting Lender, the Borrower will make a prepayment of outstanding Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that, if the aggregate principal amount of Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and such Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C)           (1)  Subject to the proviso to subsection (A) above, the Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Loans with respect to each relevant tranche of Loans willing to be prepaid by the Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date.  The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Lenders, or such later date as the Borrower may agree to extend with the reasonable consent of the Auction Agent (the “Discount Range Prepayment Response Date”).  Each Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount.  Any Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Loan Prepayment of any of its Loans at any discount to their par value within the Discount Range.

(2)           The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Loans to be prepaid at such Applicable Discount in accordance with this subsection (C).  The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts.  Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(3)           If there is at least one Participating Lender, the Borrower will prepay the respective outstanding Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”).  The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the Borrower of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D)           (1)  Subject to the proviso to subsection (A) above, the Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date.  The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time on the third Business Day after the date of delivery of such notice to such Lenders, or such later date as the Borrower may agree to extend with the reasonable consent of the Auction Agent (the “Solicited Discounted Prepayment Response Date”).  Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Loan and the maximum aggregate principal amount and tranches of such Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount.  Any Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Loans at any discount.

(2)           The Auction Agent shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date.  The Borrower shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower (the “Acceptable Discount”), if any.  If the Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount.  If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)           Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this Section 2.03(a)(iv)(D).  If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount.  Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”).  The Borrower will prepay outstanding Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”).  On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E)           In connection with any Discounted Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith.

(F)           If any Loan is prepaid in accordance with paragraphs (B) through (D) above, the Borrower shall prepay such Loans on the Discounted Prepayment Effective Date.  The Borrower shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. (New York time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro-rata basis across such installments.  The Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date.  Each prepayment of the outstanding Loans pursuant to this Section 2.03(a)(iv) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share.  The aggregate principal amount of the tranches and installments of the relevant Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment.  In connection with each prepayment pursuant to this Section 2.03(a)(iv), either (x) the Borrower shall represent and warrant to the participating Lenders that it does not possess material non-public information with respect to Parent and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders receiving “Private Side Information” generally (other than Lenders who elect not to receive such information) and that would reasonably be expected to have a material effect upon a Lender’s decision to assign the Loans or (y) the parties to such transaction shall render customary “big boy” disclaimers.

(G)           To the extent not expressly provided for herein, each Discounted Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.03(a)(iv), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(H)           Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.03(a)(iv), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I)           Each of the Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.03(a)(iv) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate.  The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 2.03(a)(iv) as well as activities of the Auction Agent.

(J)           The Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by the Borrower to make any prepayment to a Lender, as applicable, pursuant to this Section 2.03(a)(iv) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

(b) Mandatory.

(i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall, subject to clause (b)(v) of this Section 2.03, prepay an aggregate principal amount of Loans equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ending February 28, 2015) minus (B) the sum of (i) all voluntary prepayments of (x) Loans pursuant to Section 2.03(a)(i) (including Incremental Loans) and the aggregate amount of any voluntary prepayments of Loans made pursuant to Section 2.03(a)(iv) and open market purchases of Loans by the Borrower pursuant to Section 10.07(h) (in each case, in an amount equal to the amount actually paid in respect of the principal amount of such Loans) and (y) Permitted Pari Passu Secured Refinancing Debt during such fiscal year or, at the option of the Borrower (which shall be notified in writing to the Administrative Agent and shall be without duplication of any reduction pursuant to this clause (b) in any future fiscal year), following the end of such fiscal year but prior to the date of the required prepayment under this clause (b)(i) and (ii) all voluntary prepayments of loans under the ABL Facility or any other revolving credit facilities during such fiscal year or, at the option of the Borrower (which shall be notified in writing to the Administrative Agent and shall be without duplication of any reduction pursuant to clause (B) in any future fiscal year), following the end of such fiscal year but prior to the date of the required prepayment under this clause (b)(i) to the extent accompanied by a corresponding permanent reduction in the commitments under the ABL Facility or any other revolving credit facilities, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness; provided that (x) the ECF Percentage shall be 25% if the Net First Lien Leverage Ratio for the fiscal year covered by such financial statements was less than or equal to 1.75:1.00 and greater than 1.00:1.00 and (y) the ECF Percentage shall be 0% if the Net First Lien Leverage Ratio for the fiscal year covered by such financial statements was less than or equal to 1.00:1.00.

(ii)(A)           If (x) Parent or any of its Restricted Subsidiaries Disposes of any property or assets in any Disposition pursuant to Section 7.05(j), (r) or (u) (other than, so long as the ABL Credit Agreement is in effect, any Disposition of Current Asset Collateral) or (y) any Casualty Event (other than, so long as the ABL Credit Agreement is in effect, any insurance proceeds or condemnation awards with respect to Current Asset Collateral) occurs, which results in the realization or receipt by Parent or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall prepay on or prior to the date which is five (5) Business Days after the date of the realization or receipt of such Net Cash Proceeds, subject to clause (b)(v) of this Section 2.03, an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds realized or received; provided, that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase Permitted Pari Passu Secured Refinancing Debt, Permitted Incremental Equivalent Debt secured on a pari passu basis with the Secured Obligations (or , in either case, any Permitted Refinancing thereof that is secured on a pari passu basis with the Secured Obligations) pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Disposition or Casualty Event (such Permitted Pari Passu Secured Refinancing Debt or Permitted Incremental Equivalent Debt (or Permitted Refinancing thereof) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and Other Applicable Indebtedness at such time; provided that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Loans in accordance with the terms hereof) to the prepayment of the Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Loans that would have otherwise been required pursuant to this Section 2.03(b)(ii)(A) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Loans in accordance with the terms hereof; provided, further, that no prepayment shall be required pursuant to this Section 2.03(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.03(b)(ii)(B).

(B)           With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.03(b)(ii)(A)) or any Casualty Event by Parent or any Restricted Subsidiary, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets used or useful for the business of Parent or any of its Subsidiaries within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if Parent or any of its Subsidiaries enters into a bona fide commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within the later of (1) twelve (12) months following receipt thereof and (2) one hundred and eighty (180) days of the date of such commitment; provided that upon receipt of any such Net Cash Proceeds, Parent or the applicable Restricted Subsidiary shall deposit such Net Cash Proceeds into the Asset Sale Proceeds Pledged Account and such Net Cash Proceeds shall remain in the Asset Sale Proceeds Pledged Account until reinvested pursuant to this clause (b)(ii)(B) or applied to prepay the Loans in accordance with this Section 2.03(b) and provided, further, that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, and subject to clauses (iv) and (v) of this Section 2.03(b), an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Loans as set forth in this Section 2.03(b).

(iii) If Parent or any Restricted Subsidiary incurs or issues any Indebtedness (A) not expressly permitted to be incurred or issued pursuant to Section 7.03 or (B) that constitutes Credit Agreement Refinancing Indebtedness, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom substantially concurrently with the receipt of such Net Cash Proceeds.

(iv) (A) Except as may otherwise be set forth in this clause (iv) or in any Refinancing Amendment, Extension Offer or any Incremental Amendment, each prepayment of Loans pursuant to this Section 2.03(b) shall be applied ratably to each Class of Loans (based upon the then outstanding principal amounts of the respective Classes of Loans) (provided, that any prepayment of Loans with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Term Debt), (B) with respect to each Class of Loans, each prepayment pursuant to clauses (i) through (iii) of this Section 2.03(b) shall be applied in direct order of maturity; and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.  Each Lender may reject all (but not a portion) of its Pro Rata Share of any mandatory repayment of Loans required to be made pursuant to clauses (i) and (ii) of this Section 2.03(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower not later than 5:00 p.m. (New York time) on the Business Day immediately after the date of such Lender’s receipt of notice from the Administrative Agent regarding such repayment.  If a Lender fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Loans to which such Lender is otherwise entitled.  Any proceeds so declined (the “Declined Proceeds”) shall be retained by Parent and its Restricted Subsidiaries.

(v) Notwithstanding any other provisions of this Section 2.03(b), (A) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.03(b)(ii) (a “Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), or Excess Cash Flow are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in this Section 2.03(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.03(b) to the extent provided herein and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event or Excess Cash Flow would have a material adverse tax cost consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary, provided that, in the case of this clause (B), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.03(b) (or such Excess Cash Flow would have been so required if it were Net Cash Proceeds), (x) the Borrower applies an amount equal to the Net Cash Proceeds or Excess Cash Flow that the Borrower would have received had the conditions under this clause (B) not been applicable, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) to, at the Borrower’s option, (1) reinvestments in assets used or useful for the business of the Parent or any of its Subsidiaries within the same time periods as specified under Section 2.03(b)(ii)(B) (in such case, treating Excess Cash Flow as if it were Net Cash Proceeds) or (2) prepayments of the Loans otherwise required under Section 2.03(b)(i) or Section 2.03(b)(ii), as applicable, or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Foreign Subsidiary.

(c) Interest, Funding Losses, Etc.  All prepayments under this Section 2.03 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.03, so long as no Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.03 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.03 in respect of any such Eurodollar Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.03.  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.03.

SECTION 2.04. Termination or Reduction of Commitments.

(a) Optional.  The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent at least one (1) Business Day prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof or, if less, the entire amount thereof.  Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the applicable Facility or the consummation of other transactions, which refinancing or transactions shall not be consummated or otherwise shall be delayed.

(b) Mandatory.  The Commitment of each Lender with respect to the Initial Loan shall be automatically and permanently reduced to $0 upon the making of such Lender’s Loans pursuant to Section 2.01.

SECTION 2.05. Repayment of Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (a) on the last day of each March, June, September and December (commencing on the last day of the first full fiscal quarter ending after the Closing Date), an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.03) and (b) on the Maturity Date for the Loans, the aggregate principal amount of all Loans outstanding on such date; provided that the amount of any such payment set forth above shall be adjusted to account for the addition of any Extended Loan or Incremental Loans to contemplate (A) the reduction in the aggregate principal amount of any Loans that were converted in connection with the incurrence of such Extended Loans, and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Amendment involving an increase to the Loans.

SECTION 2.06. Interest.

(a) Subject to the provisions of Section 2.06(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) The Borrower shall pay interest on past due principal, interest, premiums or fees required hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest, premiums or fees) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

SECTION 2.07. Fees.  The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2.08. Computation of Interest and Fees.  All computations of interest for Base Rate Loans based on the prime rate shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.09. Evidence of Indebtedness.

(a) The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.09(a), and by each Lender in its account or accounts pursuant to Section 2.09(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.10. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or (except as otherwise provided in Section 3.01) setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. (New York, New York time), shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) [reserved].

(c) Unless the Borrower has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder for the account of any Lender, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to such Lender.  If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then such Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans are several and not joint.  The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03.  If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share (or other applicable share provided for under this Agreement) of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 2.11. Sharing of Payments, Etc.  If, other than as expressly provided elsewhere herein, any Lender shall obtain payment in respect of any principal of or interest on account of the Loans made by it (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment of principal of or interest on such Loans, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder, including any payments made or deemed made in connection with Sections 2.12, 2.13 and 2.14.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.11 and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.11 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.12. Incremental Borrowings.

(a) The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more additional tranches of Loans (the “Incremental Loans”); provided that at the time when any such Incremental Loan is made (and after giving effect thereto), no Default or Event of Default shall exist; provided that to the extent the proceeds of any Incremental Loans are to be used to consummate a Permitted Acquisition or similar Investment, this proviso shall be satisfied at the signing (as opposed to closing) of the acquisition agreement relating to such Permitted Acquisition or Investment.  Each tranche of Incremental Loans shall be in an aggregate principal amount that is not less than $25,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence).  Notwithstanding anything to the contrary herein, the aggregate principal amount of the Incremental Loans shall not exceed (A) $200,000,000 (which amount shall be reduced by the principal amount of Incremental Loans in reliance on this clause (A) and Permitted Incremental Equivalent Debt in reliance on Section 7.03(w), in each case, incurred since the Closing Date) plus (B) an additional unlimited amount so long as, in the case of this clause (B), (x) if the Incremental Loans are pari passu in right of payment and security with the Initial Loans, the Net First Lien Leverage Ratio for the Test Period immediately preceding the incurrence of such Indebtedness for which financial statements are available on a Pro Forma Basis after giving effect to such Incremental Loans and any related transaction (but without netting the proceeds thereof), does not exceed 1.00:1.00 or (y) if the Incremental Loans are junior in right of security to the Initial Loans or unsecured, the Net Total Leverage Ratio for the Test Period immediately preceding the incurrence of such Indebtedness for which financial statements are available on a Pro Forma Basis after giving effect to such Incremental Loans and any related transactions (but without netting the proceeds thereof), does not exceed 3.00:1.00 (the amounts described in clauses (A) and (B) hereof, the “Incremental Cap”), plus (C) in the case of any Incremental Loans that serve to effectively extend the maturity of one or more tranches of existing Loans, an amount equal to the amount of such Loans (plus accrued and unpaid interest, fees and premiums related thereto) subject to such extension.  The Incremental Loans (a) shall be (i) secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Secured Obligations and shall not be secured by any property or assets of Parent or any Subsidiary other than the Collateral, (ii) secured by the Collateral on a junior basis (including with respect to the control of remedies) with the Secured Obligations and shall not be secured by any property or assets of Parent or any Subsidiary other than the Collateral or (iii) unsecured, and will not be Guaranteed by any Person other than the Guarantors, (b) shall not mature earlier than the Original Loan Maturity Date, (c) the Weighted Average Life to Maturity of any Incremental Loans shall be no shorter than that of the then-existing Loans, (d) subject to clauses (b) and (c) above, the amortization schedule applicable to any Incremental Loans shall be determined by the Borrower and the lenders thereunder, (e) All-In Yield applicable to any Incremental Loans will be determined by the Borrower and the lenders providing such Incremental Loans, provided that with respect to any Incremental Loans that are pari passu in right of payment and security with the Initial Loans, in the event that the All-In Yield applicable to such Incremental Loans exceeds the All-In Yield of the Initial Loans at such time by more than 50 basis points, then the interest rate margins for the Initial Loans shall be increased to the extent necessary so that the All-In Yield of the Initial Loans is equal to the All-In Yield of such Incremental Loans minus 50 basis points, (f) the representations and warranties contained in the Loan Documents shall be accurate in all material respects before and after the effectiveness of any Incremental Amendment referred to below; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (g) except as otherwise required or permitted in clauses (a) through (e) above, all other terms of such Incremental Loans, if not substantially identical to  the terms of the existing Loans, shall be reasonably satisfactory to the Administrative Agent.  Any Incremental Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Incremental Amendment.  Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Loans.  Incremental Loans may be made by any existing Lender (it being understood that no existing Lender will have an obligation to make a portion of any Incremental Loan) or by any Additional Lender on terms permitted in this Section 2.12 and otherwise on terms reasonably acceptable to the Administrative Agent.  Commitments in respect of Incremental Loans shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Loan Parties, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent.  The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.12.  To the extent the proceeds of any Incremental Loans are to be used to consummate a Permitted Acquisition or similar Investment, the condition in clause (f) shall be subject to customary “Sungard” language. The Borrower shall use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.

(b) This Section 2.12 shall supersede any provisions in Section 2.11 or 10.01 to the contrary.

SECTION 2.13. Refinancing Amendments

(a) .  At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Indebtedness in respect of all or any portion of the Loans then outstanding under this Agreement (which for purposes of this Section 2.13 will be deemed to include any then outstanding Other Loans, Incremental Loans or Extended Loans) established in exchange for, or to renew, replace, repurchase, retire or refinance, in whole or in part, as selected by the Borrower, any one or more then existing Classes of Loans, in the form of Other Loans or Other Term Commitments in each case pursuant to a Refinancing Amendment; provided that such Indebtedness (i) will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder, (ii) will have such pricing, interest, fees, rate floors, premiums and optional prepayment or redemption terms as may be agreed by the Borrower and the Lenders thereof, (iii) shall not have a greater principal amount than the principal amount of the Loans being refinanced plus any accrued but unpaid interest on such Loans plus the amount of any fees, expenses, tender premium or penalty or premium required to be paid or incurred in connection with the issuance of such Indebtedness, (iv) will have a maturity date not earlier than, and will have a Weighted Average Life to Maturity not shorter than, the Loans being refinanced thereby, (v) will not be secured by any property or assets of Parent or any of its Subsidiaries other than the Collateral, (vi) will not be guaranteed by any Person other than a Guarantor (or a Person that becomes a Guarantor substantially simultaneously with the incurrence of such Indebtedness), (vii) shall have become subject to the provisions of the ABL Intercreditor Agreement and a First Lien Intercreditor Agreement, (viii) other than as permitted or required under clauses (ii) through (iv) above, will have terms and conditions that are substantially identical to, or (taken as a whole and as determined in good faith by the Borrower) are no more favorable to the lenders or holders providing such Indebtedness than those applicable to the Loans being refinanced or shall otherwise be on current market terms and (ix) the Loans being refinanced shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, within one (1) Business Day of the date such Indebtedness is issued, incurred or obtained; provided, further, that the terms and conditions applicable to such Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Indebtedness is issued, incurred or obtained.  Any Other Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis, except to the extent any mandatory prepayments are made with Declined Proceeds) in any mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment.  The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements.  Each Borrowing of Indebtedness incurred under this Section 2.13 shall be in an aggregate principal amount that is not less than $50,000,000.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Loans and/or Other Term Commitments).  Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.13.  This Section 2.13 shall supersede any provisions in Section 2.11 or 10.01 to the contrary.

SECTION 2.14. Extensions of Loans.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Loans with a like Maturity Date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans with the same Maturity Date) and on the same terms to each such Lender, the Borrower may from time to time with the consent of any Lender that shall have accepted such offer extend the maturity date of any Loans and otherwise modify the terms of such Loans of such Lender pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Loans and/or modifying the amortization schedule in respect of such Loans) (each, an “Extension”, and each group of Loans as so extended, as well as the original Loans not so extended, being a “tranche”; any Extended Loans shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted), so long as the following terms are satisfied:  (i) no Default under Section 8.01(a) or (f) or Event of Default shall exist at the time the notice in respect of an Extension Offer is delivered to the Lenders, and no Default under Section 8.01(a) or (f) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Extended Loans, (ii) except as to interest rates, fees, rate floors, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer), the Loans of any Lender (an “Extending Lender”) extended pursuant to any Extension (“Extended Loans”) shall have the same terms as the tranche of Loans subject to such Extension Offer (except for covenants or other provisions contained therein applicable only to periods after the then Latest Maturity Date; provided, however, that with respect to representations and warranties, affirmative and negative covenants (including financial covenants) and events of default to be applicable to any such tranche of Extended Loans, such provisions may be more favorable to the lenders of the applicable tranche of Extended Loans than those originally applicable to the tranche of Loans subject to the Extension Offer, so long as (and only so long as) such provisions also expressly apply to (and for the benefit of) the tranche of Loans subject to the Extension Offer and each other Class of Loans hereunder), (iii) the final maturity date of any Extended Loans shall be no earlier than the then Latest Maturity Date at the time of extension, (iv) the Weighted Average Life to Maturity of any Extended Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Loans extended thereby, (v) any Extended Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Extension Offer, (vi) if the aggregate principal amount of Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (ix)  the interest rate margin applicable to any Extended Loans will be determined by the Borrower and the lenders providing such Extended Loans.  The Borrower may incur no more than three (3) tranches of Extended Loans pursuant to this Section 2.14(a).

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.14, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.03 and (ii) any Extension Offer is required to be in any minimum amount of $25,000,000, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Loans of any or all applicable tranches be tendered.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or commitments under any Class (or a portion thereof) and the acknowledgement of the Administrative Agent.  The Lenders hereby irrevocably authorize the Administrative Agent and the Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.14.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purposes of this Section 2.14.

(e) This Section 2.14 shall supersede any provisions in Section 2.11 or 10.01 to the contrary.

SECTION 2.15. Loan Repricing Protection.  In the event that, on or prior to the date that is twelve (12) months after the Closing Date, the Borrower (x) prepays, refinances, substitutes or replaces any Initial Loans in connection with a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.03(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Initial Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Initial Loans outstanding immediately prior to such amendment.  Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01. Taxes.

(a) Except as required by law, any and all payments by the Borrower or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by net income (however denominated, and including branch profits and similar taxes), and franchise or similar taxes, imposed by the United States, the jurisdiction under the laws of which it is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (ii) taxes imposed by reason of any connection between such Agent or Lender and any taxing jurisdiction other than a connection arising solely by executing or entering into any Loan Document, receiving payments thereunder or having been a party to, performed its obligations under, or enforced, any Loan Documents, (iii) subject to Section 3.01(e), any U.S. federal tax that is (or would be) required to be withheld with respect to amounts payable hereunder in respect of an Eligible Assignee (pursuant to an assignment under Section 10.07) on the date it becomes an Eligible Assignee to the extent such tax is in excess of the tax that would have been applicable had such assigning Lender not assigned its interest arising under any Loan Document (unless such assignment is at the express written request of the Borrower) and (iv) any U.S. federal withholding taxes imposed as a result of the failure of any Agent or Lender to comply with the provisions of Sections 3.01(b) and 3.01(c) (in the case of any Foreign Lender, as defined below) or the provisions of Section 3.01(d) (in the case of any U.S. Lender, as defined below), (v) any taxes imposed under FATCA, (vi) amounts excluded pursuant to Section 3.01(e) hereto, and (vii) penalties and interest on the foregoing amounts (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges and liabilities being hereinafter referred to as “Taxes”).  If the Borrower or a Guarantor is required to deduct any Taxes or Other Taxes (as defined below) from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01(a)), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or Guarantor shall make such deductions, (iii) the Borrower or Guarantor shall pay the full amount deducted to the relevant taxing authority, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as practicable thereafter), the Borrower or Guarantor shall furnish to such Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to the Borrower or Guarantor (or other evidence of payment reasonably satisfactory to the Administrative Agent).  If the Borrower or Guarantor fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence that has been made available to the Borrower or Guarantor, the Borrower or Guarantor shall indemnify such Agent and such Lender for any incremental Taxes that may become payable by such Agent or such Lender arising out of such failure.

(b) To the extent it is legally able to do so, each Agent or Lender (including an Eligible Assignee to which a Lender assigns its interest in accordance with Section 10.07) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each a “Foreign Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent on or prior to the date on which the Agent or Lender (or Eligible Assignee) becomes a party hereto, two (2) accurate, complete and original signed copies of whichever of the following is applicable:  (i) IRS Form W-8BEN (or any successor forms) certifying that it is entitled to benefits under an income tax treaty to which the United States is a party; (ii) IRS Form W-8ECI (or any successor forms) certifying that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States; (iii) if the Foreign Lender is not (A) a bank described in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder described in Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code, a certificate to that effect in substantially the form attached hereto as Exhibit I (a “Non-Bank Certificate”) and an IRS Form W-8BEN (or any successor forms), certifying that the Foreign Lender is not a United States person; (iv) to the extent a Lender is not the beneficial owner for U.S. federal income tax purposes, IRS Form W-8IMY (or any successor forms) of the Lender, accompanied by, as and to the extent applicable, a Form W-8BEN, Form W-8ECI, Non-Bank Certificate, Form W-9, Form W-8IMY (or other successor forms) and any other required supporting information from each beneficial owner (it being understood that a Lender need not provide certificates or supporting documentation from beneficial owners if (x) the Lender is a “qualified intermediary” or “withholding foreign partnership” for U.S. federal income tax purposes and (y) such Lender is as a result able to establish, and does establish, that payments to such Lender are, to the extent applicable, entitled to an exemption from or, if an exemption is not available, a reduction in the rate of, U.S. federal withholding taxes without providing such certificates or supporting documentation); or (v) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.  If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of the foregoing sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(c) In addition, each such Lender shall, to the extent it is legally entitled to do so, (i) promptly submit to the Borrower and the Administrative Agent two (2) accurate, complete and original signed copies of such other or additional forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant taxing authorities) as may then be applicable or available to secure an exemption from or reduction in the rate of U.S. federal withholding tax (A) on or before the date that such Lender’s most recently delivered form, certificate or other evidence expires or becomes obsolete or inaccurate in any material respect, (B) after the occurrence of a change in the Foreign Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent, and (C) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (ii) promptly notify the Borrower and the Administrative Agent of any change in the Foreign Lender’s circumstances which would modify or render invalid any claimed exemption or reduction.

(d) Each Agent or Lender that is a “United States person” (within the meaning of Section 7701(a)(3) of the Code) (each a “U.S. Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent two (2) original copies of accurate, complete and signed IRS Form W-9 or successor form certifying that such Agent or Lender is not subject to United States backup withholding tax (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or inaccurate in any material respect, (iii) after the occurrence of a change in the Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(e) Notwithstanding anything else herein to the contrary (but subject to the succeeding sentence), if a Lender, Eligible Assignee or Agent is subject to any U.S. federal tax that is (or would be) required to be withheld with respect to amounts payable hereunder at a rate in excess of zero percent at the time such Lender, Eligible Assignee or Agent becomes a party to this Agreement or otherwise acquires an interest in the Loan, or pursuant to a law or other legal requirement in effect at such time (including a law with a delayed effective date), such tax (including additions to tax, penalties and interest imposed with respect to such tax) shall be considered excluded from Taxes (unless and until such time as such Lender, Eligible Assignee or Agent subsequently provides forms and certifications that establish to the reasonable satisfaction of Borrower and the Administrative Agent that such Lender, Eligible Assignee or Agent is subject to a lower rate of tax, at which time tax at such lower rate (including additions to tax, penalties and interest imposed with respect to such tax) shall be considered so excluded for periods during which such forms and certifications remain valid and are sufficient, under the law in effect at the time such forms and certifications are provided (including any law with a delayed effective date), to establish that such Lender, Eligible Assignee or Agent is subject to such lower rate of tax) except, in the case of an Eligible Assignee, to the extent the Lender’s assignor was entitled to additional amounts or indemnity payments immediately prior to the assignment (unless such assignment is made at the express written request of the Borrower).  Further, the Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender, Eligible Assignee or Agent, as the case may be, to the extent that such Lender, Eligible Assignee or Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender, Eligible Assignee or Agent becomes a party to this Agreement or otherwise acquires an interest in the Loan) solely as a result of a change in the place of organization or place of doing business of such Lender, Eligible Assignee or Agent (or any applicable beneficial owner), a change in the Lending Office of such Lender or Eligible Assignee (or any applicable beneficial owner) (other than at the written request of the Borrower to change such Lending Office),  a change that results in such Lender or Eligible Assignee (or any applicable beneficial owner) being described in clauses (A), (B) or (C) of Section 3.01(b)(iii) or otherwise as a result of any change in the circumstances of such Lender, Eligible Assignee or Agent, other than a Change in Law, occurring after the date that such Lender, Eligible Assignee or Agent becomes a party to this Agreement or otherwise acquires an interest in the Loan.

(f) The Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such amounts that result from an Assignment and Assumption, grant of a Participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such change is requested in writing by the Borrower (all such non-excluded taxes described in this Section 3.01(f) being referred to as “Other Taxes”).

(g) If any Taxes or Other Taxes are directly asserted against any Agent or Lender with respect to any payment received by such Agent or Lender in respect of any Loan Document, such Agent or Lender may pay such Taxes or Other Taxes and the Borrower will promptly indemnify and hold harmless such Agent or Lender for the full amount of such Taxes and Other Taxes (and any Taxes and Other Taxes imposed on amounts payable under this Section 3.01), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted.  Payments under this Section 3.01(g) shall be made within fifteen (15) days after the date Borrower receives written demand for payment from such Agent or Lender.

(h) A Participant shall not be entitled to receive any greater payment under Section 3.01 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(i) If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender or the relevant Agent, as applicable, shall cooperate with the Borrower in a reasonable challenge of such taxes if so requested by the Borrower, provided that (a) such Lender or Agent determines in its reasonable discretion that it would not be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of such Agent or Lender and (c) the Borrower indemnifies such Lender or Agent for any liabilities or other costs incurred by such party in connection with such challenge.

(j) If any Agent or any Lender determines, in its reasonable discretion, that it has received or is entitled to receive a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or the Parent, as the case may be or with respect to which the Borrower or Parent, as the case may be has paid additional amounts pursuant to this Section 3.01, it shall use commercially reasonable efforts to obtain such refund (to the extent not yet received) (provided that doing so would not otherwise materially disadvantage the Agent or Lender) and it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or Parent, as the case may be under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower or Parent, as the case may be, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or the Parent, as the case may be (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  The Administrative Agent or such Lender, as the case may be, shall provide the Borrower with a copy of any notice of assessment or other evidence reasonably available of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that such Lender or the Administrative Agent deems confidential in its reasonable discretion).  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it reasonably deems confidential) to the Borrower, Parent or any other Person.

(k) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (g) with respect to such Lender, it will, if requested by the Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) to mitigate the effect of any such event, including by designating another Lending Office for any Loan affected by such event and by completing and delivering or filing any tax-related forms which such Lender is legally able to deliver and which would reduce or eliminate any amount of Taxes or Other Taxes required to be deducted or withheld or paid by the Borrower; provided that such efforts are made at the Borrower’s expense and on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(k) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (g).

(l) Notwithstanding any other provision of this Agreement, the Borrower and the Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents, subject to the provisions of this Section 3.01.

(m) With respect to any Lender’s claim for compensation under this Section 3.01, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(n) The agreements in this Section 3.01 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 3.02. Illegality.  If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate or Adjusted Eurodollar Rate, or any Governmental Authority has imposed material restrictions after the Closing Date on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans and shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Eurodollar Rate component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.

SECTION 3.03. Inability to Determine Rates.  If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof (a) the Administrative Agent reasonably determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan (in each case with respect to this clause (a)(i), the “Impacted Loans”) or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Required Lenders reasonably determine that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Adjusted Eurodollar Rate component of the Base Rate, the utilization of the Adjusted Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders in the case of clause (b)) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in its reasonable discretion and in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of the first sentence of this section, (2) the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

SECTION 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally.  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such requirement otherwise accounted for in the Adjusted Eurodollar Rate); or

(ii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender that is not otherwise accounted for in the Adjusted Eurodollar Rate or this clause (a);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, from time to time within fifteen (15) days after written demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered (except for any Taxes, which shall be dealt exclusively pursuant to Section 3.01).

(b) Capital Requirements.  If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by it to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (other than due to Taxes, which shall be dealt exclusively pursuant to Section 3.01) (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time within fifteen (15) days of written demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(d) Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.05. Funding Losses.  Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall compensate such Lender within five (5) Business Days of such written demand for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07;

including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

SECTION 3.06. Matters Applicable to All Requests for Compensation.

(a) Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect.

(b) Suspension of Lender Obligations.  If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurodollar Rate Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) Conversion of Eurodollar Rate Loans.  If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurodollar Rate Loans no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans of a given Class held by the Lenders of such Class holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.

SECTION 3.07. Replacement of Lenders under Certain Circumstances.  If (i) any Lender requests compensation under Section 3.04 or ceases to make Eurodollar Rate Loans or Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurodollar Rate as a result of any condition described in Section 3.02 or Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender is a Non-Consenting Lender or (iv) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its interests, rights and obligations with respect to the Class or Classes of Loans that is the subject of the related consent, waiver and amendment) and the related Loan Documents to one or more Eligible Assignees (provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person) that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.07(b)(iv);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (or, with respect to clause (iii) above, all of its interests, rights and obligations with respect to the Class or Classes of Loans that is the subject of the related consent, waiver and amendment), accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05 and in the case of a Repricing Transaction, any amounts under Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) such Lender being replaced pursuant to this Section 3.07 shall (i) execute and deliver to the Administrative Agent an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans being assigned, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;

(d) the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;

(e) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(f) such assignment does not conflict with applicable Laws.

In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders or all the Lenders or all affected Lenders with respect to a certain Class or Classes of the Loans and (iii) the Required Lenders or Required Facility Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.08. Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent or the Collateral Agent.

ARTICLE IV

Conditions Precedent to Borrowings

SECTION 4.01. Conditions to Initial Borrowing.  The obligation of each Lender to make a Borrowing hereunder on the Closing Date is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or copies in .pdf format unless otherwise specified, each properly executed by a Responsible Officer of the Loan Party party thereto:

(i) a Committed Loan Notice in accordance with the requirements hereof;

(ii) executed counterparts of this Agreement and the Term Loan Guarantee;

(iii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least three (3) Business Days in advance of the Closing Date;

(iv) each other Collateral Document set forth on Schedule 1.01A required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party party thereto, together with:

(A) certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank;

(B) [Reserved];

(C) evidence that all other registrations, recordings and filings that the Administrative Agent and the Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been prepared in proper form (including Uniform Commercial Code and PPSA financing statements and certified statements issued by the Quebec Register of Personal Movable Property Rights); and

(D) the Perfection Certificate executed and delivered by each Loan Party party thereto;

(v) (A) certificates of good standing (to the extent such concept is known in the relevant jurisdiction) from the applicable secretary of state of the state of organization of each Loan Party and (B) a certificate of each Loan Party, dated the Closing Date and executed by a Responsible Officer of such Loan Party, which shall (1) certify that attached thereto is a true and complete copy of the resolutions of its board of directors, members or other governing body authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (2) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party on the Closing Date and (3) certify that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or equivalent thereof) of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement (or equivalent thereof) and that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date);

(vi) (A) an opinion from Sidley Austin LLP, special counsel to the Loan Parties and (B) an opinion from Enterprise Business Law Group, LLC, Virginia counsel to the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(vii) a solvency certificate from the chief financial officer of Parent (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit K;

(viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Collateral Agent has been named as loss payee and/or additional insured, as applicable, under each insurance policy to the extent required by Section 6.07;

(ix) [Reserved]; and

(x) copies of recent Lien search results in each jurisdiction reasonably agreed by the Borrower and the Administrative Agent.

(b) All fees and expenses required to be paid hereunder or under the Engagement Letter and, in the case of expenses, for which reasonably detailed invoices have been presented at least two (2) Business Days before the Closing Date, shall have been paid in full in cash.

(c) [Reserved]

(d) The ABL Intercreditor Agreement shall have been duly executed and delivered by the Loan Parties and the ABL Administrative Agent.

(e) The Administrative Agent shall have received (i) audited consolidated balance sheets of Parent and its Subsidiaries for the most recently completed fiscal year ended at least ninety (90) days prior to the Closing Date and the related statements of operations, statements of stockholders’, equity and cash flows of Parent and its Subsidiaries, for the most recently completed fiscal year ended at least ninety (90) days prior to the Closing Date, accompanied by a report thereon (which report shall be unqualified as to “going concern” and scope of audit) by its independent registered public accountants (such balance sheet and statement of income referred to in this clause (i), collectively, the “Annual Financial Statements”) and (ii) an unaudited consolidated balance sheet and related statements of operations and cash flows of Parent and its Subsidiaries, for each subsequent fiscal quarter occurring after the last fiscal year for which audited financial statements are required to be provided pursuant to the preceding clause (i) ended at least forty-five (45) days before the Closing Date (such balance sheet and statement of operations and cash flows referred to in this clause (ii), collectively, the “Quarterly Financial Statements”).

(f) The Arrangers shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information reasonably requested in writing by them at least ten (10) days prior to the Closing Date in order to allow the Arrangers and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(g) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(h) On and after giving effect to the Transactions on the Closing Date, no Default or Event of Default shall have occurred and be continuing.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE V

Representations and Warranties

Each of Parent and the Borrower, on behalf of itself and the other Loan Parties, represents and warrants to the Administrative Agent and the Lenders as of the Closing Date that:

SECTION 5.01. Existence, Qualification and Power; Compliance with Laws.  Each Loan Party (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all corporate or other organizational power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all applicable Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.02. Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action.  Neither the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party nor the consummation of the Transactions will (i) contravene the terms of any of such Person’s Organization Documents, (ii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person (other than as permitted by Section 7.01) under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii) and (iii) above, to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.03. Governmental Authorization.  No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.04. Binding Effect.  This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party hereto and thereto.  This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

SECTION 5.05. Financial Statements; No Material Adverse Effect.

(a) The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of Parent and its Restricted Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes.

(b) Since March 1, 2014, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(c) The forecasts of consolidated balance sheets, statements of operations and cash flow of Parent and its Restricted Subsidiaries for fiscal years 2014 through and including 2019, copies of which have been furnished to the Administrative Agent prior to the Closing Date, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts, are subject to significant uncertainties and contingencies beyond the Loan Parties’ control and that actual results may vary materially from such forecasts.

SECTION 5.06. Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party that would reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. Labor Matters.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:  (a) there are no strikes, lockouts or slowdowns or other labor disputes against any Loan Party pending or, to the knowledge of any Loan Party, threatened, (b) hours worked by and payment made based on hours worked to employees of any Loan Party have not been in material violation of the Fair Labor Standards Act or any other applicable Laws dealing with wage and hour matters, (c) all payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party to the extent required by GAAP and (d) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

SECTION 5.08. Ownership of Property; Liens.  Each Loan Party has good record and valid marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted by Section 7.01 and except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Schedule 1.01F of the Perfection Certificate sets forth a complete and accurate list of each Material Real Property owned by each Loan Party as of the Closing Date, showing as of the Closing Date the street address, county or other relevant jurisdiction, state and record owner thereof.

SECTION 5.09.  Environmental Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Loan Party is in compliance with all Environmental Laws (including having obtained and complying with all Environmental Permits) and (ii) none of the Loan Parties has become subject to any pending, or to the knowledge of the Borrower, threatened Environmental Claim or any other Environmental Liability or knows of any basis for such Environmental Claim or Environmental Liability.

(b) None of the Loan Parties has generated, used, handled, treated, stored, transported, released or disposed of, or arranged for transportation or disposal of, Hazardous Materials at or from any currently or formerly owned, leased or operated real estate or facility in a manner that would reasonably be expected to have a Material Adverse Effect.

SECTION 5.10. Taxes.  Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Loan Parties have timely filed or caused to be timely filed all Federal and state and other tax returns and reports required to be filed, and have timely paid or caused to be paid all Federal and state and other taxes, assessments, fees and other governmental charges (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable by them, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

SECTION 5.11. ERISA Compliance.

(a) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.

(b) (i) No ERISA Event has occurred; (ii) no Pension Plan has failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan; (iii) none of the Loan Parties or any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; (iv) none of the Loan Parties or any of their respective ERISA Affiliates has engaged in a transaction that is subject to Sections 4069 or 4212(c) of ERISA; and (v) no Multiemployer Plan is expected to be in reorganization (within the meaning of Section 4242 of ERISA), insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical status” (within the meaning of Section 432 of the Code or Section 305 of ERISA), except, with respect to each of the foregoing clauses of this Section 5.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) There exists no Unfunded Pension Liability with respect to any Pension that would reasonably be expected to result in a Material Adverse Effect.

(d) Except where noncompliance or the incurrence of an obligation would not reasonably be expected to result in a Material Adverse Effect, (i) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders, and no Loan Party has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan, (ii) with respect to each Foreign Plan, no Loan Party or any of its respective directors, officers, employees or agents has engaged in a transaction which would subject any Loan Party, directly or indirectly, to a tax or civil penalty, (iii) with respect to each Foreign Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with GAAP, and (iv) the aggregate unfunded liabilities with respect to such Foreign Plans could not reasonably be expected to result in a liability to any Loan Party.

SECTION 5.12. Subsidiaries.  As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in the Loan Parties have been validly issued and are fully paid and (if applicable) nonassessable, and all Equity Interests owned by the Loan Parties are owned free and clear of all security interests of any person except (i) those created under the Collateral Documents, under the ABL Facility Documentation (which Liens shall be subject to the ABL Intercreditor Agreement) and (ii) any nonconsensual Lien that is permitted under Section 7.01.  As of the Closing Date, Schedule 5.12 (a) sets forth the name and jurisdiction of each Loan Party, and (b) sets forth the ownership interest of the Loan Parties in each Subsidiary, including the percentage of such ownership.

SECTION 5.13. Margin Regulations; Investment Company Act.

(a) As of the Closing Date, none of the Collateral is Margin Stock.  No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

(b) Neither the Borrower nor any Guarantor is required to register as an  “investment company” under the Investment Company Act of 1940.

SECTION 5.14. Disclosure.  None of the information and data heretofore or contemporaneously furnished in writing by or on behalf of any Loan Party to any Agent or any Lender in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any untrue statement of a material fact or omits to state any material fact necessary to make such information and data (taken as a whole), in the light of the circumstances under which it was delivered, not materially misleading; it being understood that for purposes of this Section 5.14, such information and data shall not include projections, forward-looking information and pro forma financial information or information of a general economic or general industry nature.

SECTION 5.15. Intellectual Property; Licenses, Etc.

  The Loan Parties have good and marketable title to, or a valid license or right to use, all patents, patent rights, trademarks, servicemarks, trade names, copyrights, technology, software, know-how database rights, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to have any such rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Borrower, the operation of the respective businesses of the Loan Parties as currently conducted does not infringe upon, misuse, misappropriate or violate any rights held by any Person except for such infringements, misuses, misappropriations or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  No claim or litigation regarding any IP Rights is pending or, to the knowledge of the Borrower, threatened against any Loan Party, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 5.16. Solvency.  On the Closing Date after giving effect to the Transactions, the Loan Parties and their Subsidiaries, on a consolidated basis, are Solvent.

SECTION 5.17. [Reserved].

SECTION 5.18. USA PATRIOT Act, Economic Sanctions and Anti-Corruption Laws.  To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, the International Emergency Economic Powers Act, each as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.  No Loan Party, nor, to the knowledge of the Borrower, any agent, officer, director or employee of any Loan Party, is currently (i) the subject of any United States sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control, the U.S. State Department, the United Nations Security Council, or Her Majesty’s Treasury (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.  The Loan Parties will not, directly or, to the Borrower’s knowledge, indirectly, use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing activities or business of or with any Person, or in any country or territory, that, at the time of such financing, is the subject of any Sanctions.  No part of the proceeds of the Loans will be used, directly or, to the Borrower’s knowledge, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption laws.  The Loan Parties have conducted their businesses in compliance, in all material respects, with applicable anti-corruption laws, including the FCPA, and all applicable anti-money laundering Laws.

SECTION 5.19. Collateral Documents.  Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to Collateral Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01 and subject to the ABL Intercreditor Agreement) on all right, title and interest of the respective Loan Parties in the Collateral described therein.

SECTION 5.20. No Default.  No Default has occurred or is continuing.

SECTION 5.21. Insurance.  The insurance maintained by or on behalf of the Loan Parties is in such amounts (with no greater risk retention and giving effect to self insurance) and against such risks as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than contingent indemnification obligations as to which no claim has been asserted) shall remain unpaid or unsatisfied, each of Parent and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of the other Loan Parties to:

SECTION 6.01. Financial Statements.  Deliver to the Administrative Agent for prompt further distribution to each Lender each of the following and shall take the following actions:

(a) within ninety (90) days after the end of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, together with related notes thereto and management’s discussion and analysis describing results of operations, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any such qualification that is expressly solely with respect to, or expressly resulting solely from an upcoming final stated maturity date of Loans under this Agreement or the ABL Facility);

(b) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Parent and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes, together with management’s discussion and analysis describing results of operations;

(c) within ninety (90) days after the end of each fiscal year of Parent, a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of Parent for its internal use (including a projected consolidated balance sheet of Parent and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected operations and projected cash flow and setting forth the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material;

(d) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, a summary reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and

(e) [reserved].

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Parent and its Subsidiaries by furnishing Parent’s Form 10-K or 10-Q, as applicable, filed with the SEC.

Any financial statements required to be delivered pursuant to Sections 6.01(a) or (b) shall not be required to contain all purchase accounting adjustments relating to the Transactions to the extent it is not practicable to include any such adjustments in such financial statements.

SECTION 6.02. Certificates; Other Information.  Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Parent;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which any Loan Party files with the SEC or with any Governmental Authority that may be substituted therefor or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;

(c) (i) promptly after the furnishing thereof, copies of any material statements or material reports furnished generally to the security holders of any Loan Party (other than to any other Loan Party or Subsidiary) and (ii) promptly after the receipt, or furnishing, thereof, copies of any notices of default or events of default or notices of the occurrence of a “cash dominion event” (or similar term) delivered in respect of the ABL Facility pursuant to the ABL Credit Agreement, in each case under this clause (c), to the extent not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this Section 6.02;

(d) [reserved] and

(e) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time on its own behalf or on behalf of any Lender reasonably request.

SECTION 6.03. Notices.  Promptly after a Responsible Officer of the Borrower obtains actual knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default;

(b) of (i) any dispute, litigation, investigation or proceeding between any Loan Party and any arbitrator or Governmental Authority pending or threatened in writing against or affecting any Loan Party, (ii) the filing or commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights, (iii) the occurrence of any noncompliance by any Loan Party with, or any assertion of liability under, any Environmental Law or Environmental Permit, or (iv) any ERISA Event that has occurred that either alone or together with any other ERISA event that has occurred, in any such case referred to in this clause (b), has resulted or would reasonably be expected to result in a Material Adverse Effect; and

(c) of any other event that has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower, (x) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Documents required to be delivered pursuant to Section 6.01, Section 6.02 or Section 6.03 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower delivers such documents by email or other electronic means to the Administrative Agent or posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Each Lender shall be solely responsible for timely accessing posted documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Parent or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

SECTION 6.04. Payment of Taxes.  Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property by any Governmental Authority, except, in each case, to the extent (i) any such tax, assessment, charge or levy is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 6.05. Preservation of Existence, Etc.   (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and (b) take all reasonable action to obtain, preserve, renew and keep in full force and effect the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except (i) in the case of clause (a) or (b) to the extent (other than with respect to the preservation of the existence of the Borrower) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article VII.

SECTION 6.06. Maintenance of Properties.  Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

SECTION 6.07. Maintenance of Insurance.  (a) Maintain, or cause to be maintained, with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Loan Parties) as are customarily carried under similar circumstances by such other Persons or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment, and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.  Each such policy of insurance shall as appropriate, (i) name the Collateral Agent, on behalf of the Lenders, as an additional insured thereunder as its interests may appear and/or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Lenders as the loss payee thereunder.

(b)           If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws.

SECTION 6.08. Compliance with Laws.  Comply in all material respects with its Organization Documents and the requirements of all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

SECTION 6.09. Books and Records.  Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP shall be made of all material financial transactions and matters involving the assets and business of the Loan Parties, as the case may be.

SECTION 6.10. Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.  The Administrative Agent and the Lenders shall give the Borrower the opportunity to be present at and participate in any discussions with the Borrower’s independent public accountants.  Notwithstanding anything to the contrary in this Section 6.10, no Loan Party will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 6.11. Covenant to Guarantee Secured Obligations and Give Security.  At the Borrower’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) after the Closing Date, (x) upon the (i) formation or acquisition of any new direct or indirect wholly owned Material Domestic Subsidiary by any Loan Party, including any new Intermediate Holding Company, the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Material Domestic Subsidiary as a Restricted Subsidiary or any Subsidiary becoming a wholly owned Material Domestic Subsidiary, in each case which Material Domestic Subsidiary is not an Excluded Subsidiary, (y) upon the acquisition of any material assets (including Material Real Property) by the Borrower or any other Loan Party or (z) with respect to any Subsidiary at the time it becomes a Loan Party, for any material assets (including Material Real Property) held by such Subsidiary (in each case, other than assets constituting Collateral under a Collateral Document that becomes subject to the Lien created by such Collateral Document upon acquisition thereof (without limitation of the obligations to perfect such Lien)), within the later to occur of (A) thirty (30) calendar days (or (90) calendar days in the case of actions with respect to Material Real Property) following the date on which such Material Domestic Subsidiary is formed or acquired, such Material Domestic Subsidiary becomes a Restricted Subsidiary or such Subsidiary becomes a Material Domestic Subsidiary or such material assets (including Material Real Property) are acquired or (B) the earlier of (x) the date on which the next Compliance Certificate is required to be delivered pursuant to Section 6.02(a) following such event and (y) the date which is forty-five (45) calendar days after the end of the most recently ended fiscal quarter of the Parent (or such later date as may be acceptable to the Administrative Agent in its discretion):

(i) cause each such Material Domestic Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Collateral Agent a description of the Material Real Properties owned by such Material Domestic Subsidiary in detail reasonably satisfactory to the Collateral Agent;

(ii) cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Collateral Agent Mortgages with respect to any Material Real Property, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on or around the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(iii) cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (or its applicable parent company) to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the intercompany Indebtedness held by such Material Domestic Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent; and

(iv) take and cause the applicable Material Domestic Subsidiary (subject to Liens permitted by Section 7.01) that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements (or similar statements required by the PPSA and the Civil Code of Quebec) and delivery of stock and membership interest certificates to the extent certificated) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid perfected Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms (subject to Liens permitted by Section 7.01), except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(v) cause the Loan Parties holding all such other assets set forth in clauses (y) and (z) to comply with the Collateral and Guarantee Requirement with respect to such assets to the extent such assets would constitute Collateral; and

(vi) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request, and

(b) the Borrower shall provide the security interests and Guarantees set forth on Schedule 1.01A on or prior to the dates corresponding to such security interests and Guarantees set forth on Schedule 1.01A (or such later date as may be acceptable to the Administrative Agent in its discretion).

SECTION 6.12. Compliance with Environmental Laws.  Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and, (c) in each case to the extent required by applicable Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and/or abate Hazardous Materials at or from any of its properties, in accordance with the requirements of all applicable Environmental Laws.

SECTION 6.13. Further Assurances and Post-Closing Conditions.  Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any  Collateral Document and in each case at the expense of the Borrower:

(a) Promptly upon reasonable request by the Administrative Agent or the Collateral Agent or as may be required by applicable law (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(b) In the case of any Material Real Property required to be pledged as Collateral pursuant to Section 6.11, provide the Collateral Agent with the following on or prior to the date the Mortgages with respect thereto are required to be delivered under Section 6.11:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;

(ii) fully paid American Land Title Association Lender’s extended coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction and in amount, reasonably acceptable to the Collateral Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, subject only to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably request and is available in the applicable jurisdiction;

(iii) (A) American Land Title Association/American Congress on Surveying and Mapping form surveys for which all necessary fees have been paid, dated no more than 90 days before the date of acquisition of the property by the applicable Loan Party, certified to the Administrative Agent, the Collateral Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Collateral Agent, or (B) existing surveys in lieu thereof so long as each such survey is reasonably satisfactory to the Collateral Agent;

(iv) at the reasonable request of the Administrative Agent or Collateral Agent, customary Phase I environmental assessment reports satisfactory to the Collateral Agent in its reasonable discretion; provided that the Collateral Agent may in its reasonable discretion accept any such existing report to the extent prepared as of a date reasonably satisfactory to the Collateral Agent; provided, however, that there shall be no obligation to deliver to Collateral Agent any environmental assessment report whose disclosure to the Collateral Agent would require the consent of a Person other than any Loan Party or one of its Subsidiaries, where, despite commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained;

(v) (A) evidence as to whether each Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood hazard (a “Flood Hazard Property”) pursuant to a standard “life-of-loan” flood hazard determination form ordered and received by the Administrative Agent (together with a notice about special flood hazard areas status and flood disaster assistance duly executed by Borrower and each Loan Party relating thereto), and (B) if such Mortgaged Property is a Flood Hazard Property, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Administrative Agent, in each case sufficient to comply with the Flood Insurance Laws;

(vi) such customary opinions of local counsel for the Loan Parties in states in which the real properties are located as the Administrative Agent may reasonably request; and

(vii) such other evidence that all other actions that the Administrative Agent or Collateral Agent may reasonably deem necessary in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

SECTION 6.14. Designation of Subsidiaries.  The board of directors of Parent may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) both before and after giving effect to such designation, the Net Total Leverage Ratio for the Test Period immediately preceding such designation for which financial statements have been delivered pursuant to Section 6.01 is less than or equal to 3.00:1.00 (calculated on a Pro Forma Basis) and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of the ABL Facility or any other Junior Financing.  The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by Parent therein at the date of designation in an amount equal to the fair market value as determined by Parent in good faith of Parent’s or its Subsidiary’s (as applicable) Investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and a return on any Investment by Parent in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined by Parent in good faith at the date of such designation of the Parent’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

SECTION 6.15. Maintenance of Ratings.  Use commercially reasonable efforts to maintain (i) a public corporate credit rating from S&P and a public corporate family rating from Moody’s, in each case in respect of the Borrower, and (ii) a public rating in respect of the Facility from each of S&P and Moody’s; provided that in no event shall the Borrower be required to maintain any specific rating with such agencies.

SECTION 6.16. Use of Proceeds.  Use the proceeds of the Loans for general corporate purposes (including any purposes not prohibited by this Agreement) and for  payment of Transaction Expenses.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than contingent indemnification obligations as to which no claim has been asserted) shall remain unpaid or unsatisfied, each of Parent and the Borrower shall not, nor shall Parent or the Borrower permit any other Loan Party to:

SECTION 7.01. Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens created pursuant to any Loan Document;

(b) Liens existing on the date hereof and set forth on Schedule 7.01(b) of the Perfection Certificate (it being understood that individual financings of the type permitted under Section 7.03(e) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(c) Liens for taxes, assessments or governmental charges that are not overdue, or if due are not at that time required to be paid pursuant to Section 6.04 or that are being contested in accordance with Section 6.04;

(d) statutory or common law Liens of landlords, banks (and rights of set-off) carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens , or other Liens (other than in respect of Indebtedness) imposed by Law, so long as, in each case, such Liens arise in the ordinary course of business that secure amounts not overdue for a period of more than thirty (30) days or, if more than thirty (30) days overdue, (x) are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (y) would not reasonably be expected to result in a Material Adverse Effect;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Parent the Borrower or any Restricted Subsidiaries;

(f) deposits to secure the performance of tenders, bids, trade contracts, governmental contracts, trade contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Parent, the Borrower and the Subsidiaries taken as a whole, or the use of the property for its intended purpose, and any other exceptions to title on the Mortgage Policies accepted by the Collateral Agent in accordance with this Agreement;

(h) Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(g);

(i) Liens securing obligations in respect of Indebtedness permitted under Section 7.03(e); provided that (A) such Liens attach concurrently with or within two hundred and seventy (270) days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens and (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits; provided that individual financings of the type permitted under Section 7.03(e) provided by one lender may be cross collateralized to other financings of such type provided by such lender or its affiliates;

(j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of Parent, the Borrower and the Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(k) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff);

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted hereunder to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens securing obligations in respect of letters of credit, bank guarantees and bankers’ acceptances permitted under Section 7.03(p) or (q);

(o) Liens in favor of any Loan Party permitted hereunder;

(p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof, accessions and additions thereto and improvements thereon and other than after-acquired property of such acquired Restricted Subsidiary), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e) or (g);

(q) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases (other than Capitalized Leases) or licenses entered into by any Loan Party in the ordinary course of business;

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of assets entered into by any Loan Party in the ordinary course of business;

(s) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(t) Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Parent or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent or any of the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Parent or any of the Restricted Subsidiaries in the ordinary course of business;

(u) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(w) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(x) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(y) Liens securing obligations in respect of Indebtedness permitted under Section 7.03(r)(i) and obligations in respect of any ABL Secured Hedge Agreement and any ABL Secured Cash Management Agreement permitted under Section 7.03(r)(ii) (or, in each case, any Permitted Refinancing in respect thereof) that are subject to the ABL Intercreditor Agreement;

(z) [Reserved];

(aa) Liens in connection with any zoning, building or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property or the structure thereon;

(bb) the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (p) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof and accessions thereto and improvements thereon, and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(cc) Liens on the Collateral securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt and any Permitted Refinancing of any of the foregoing; provided that (x) any such Liens securing any Permitted Refinancing in respect of Permitted Pari Passu Secured Refinancing Debt are subject to the ABL Intercreditor Agreement and a First Lien Intercreditor Agreement and (y) any such Liens securing any Permitted Refinancing in respect of Permitted Junior Secured Refinancing Debt are subject to the ABL Intercreditor Agreement and a Second Lien Intercreditor Agreement;

(dd) Liens or rights of setoff against credit balances of any Loan Party in respect of Eligible Credit Card Receivables (as defined in the ABL Credit Agreement) or amounts owing by such issuers or processors to any Loan Party in the ordinary course of business, but not Liens on or rights of setoff against any other property or assets of any Loan Party pursuant to the credit card agreements relating to the Eligible Credit Card Receivables (as defined in the ABL Credit Agreement), as in effect on the date hereof, to secure the obligations of any Loan Party to such issuers or processors as a result of fees and chargebacks;

(ee) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(ff) deposits of cash with the owner or lessor of premises leased and operated by Parent or any of its Subsidiaries in the ordinary course of business of Parent or any such Subsidiary to secure the performance of Parent’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(gg) (i) Liens on the Collateral securing Indebtedness permitted by Section 7.03(w) and (ii) Liens on assets other than any assets constituting Collateral securing Indebtedness permitted by Section 7.03(x); and

(hh) other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $20,000,000 and 2.50% of Total Assets, in each case determined as of the date of incurrence.

SECTION 7.02. Investments.  Make or hold any Investments, except:

(a) Investments in assets that are Cash Equivalents;

(b) loans or advances to officers, directors and employees of Parent or any of the Restricted Subsidiaries (i) for reasonable business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Parent and (iii) for any other purpose, in an aggregate principal amount outstanding under clauses (i) through (iii) not to exceed $20,000,000;

(c) Investments (including in the form of guarantees) (i) in any Loan Party and (ii) in any Non Loan Party that is a Restricted Subsidiary; provided that (A) any such Investments made pursuant to this clause (ii) in the form of intercompany loans shall be evidenced by notes that have been pledged (individually or pursuant to a global note) to the Collateral Agent for the benefit of the Lenders (it being understood and agreed that any Investments permitted under this clause (ii) that are not so evidenced as of the Closing Date are not required to be so evidenced and pledged until the date that is sixty (60) days after the Closing Date (or such later date as may be acceptable to the Administrative Agent)), (B) no Default shall have occurred and be continuing or would result from the making of any such Investment made pursuant to this clause (ii) and (C) the aggregate amount of Investments made pursuant to this clause (ii) shall not exceed at any time outstanding the sum of (x) the greater of $50,000,000 and 5.75% of Total Assets and (y) the Available Amount at such time.

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions, Restricted Payments and payments with respect to Junior Financing permitted under Sections 7.01, 7.03 (other than Section 7.03(c)(ii) or (d)), 7.04 (other than Section 7.04(c)(ii) or (f)), 7.05(other than Section 7.05(d)(ii) or (e)), 7.06 (other than Section 7.06(d) or (g)(iv) and Section 7.12(a)), respectively;

(f) Investments existing on the date hereof or made pursuant to legally binding written contracts in existence on the date hereof, in each case, set forth on Schedule 7.02(f) of the Perfection Certificate and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this Section 7.02(f) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this Section 7.02;

(g) Investments in Swap Contracts permitted under Section 7.03;

(h) promissory notes and other non-cash consideration that is permitted to be received in connection with Dispositions permitted by Section 7.05;

(i) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, a Store or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Restricted Subsidiary of Parent (including as a result of a merger or consolidation); provided that with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”), the following conditions shall be satisfied as of, at the option of the Borrower, either the date of the signing (but not the closing) of the agreement with respect thereto or the date of the consummation of such Permitted Acquisition:

(A) such Loan Party shall take or cause to be taken with respect to the acquisition of any new Subsidiary of Parent, each of the actions required to be taken under Section 6.11, as applicable;

(B) the aggregate amount of Investments made in Persons that do not become Loan Parties shall not exceed at any time outstanding the sum of (i) the greater of $50,000,000 and 5.75% of Total Assets and (ii) the Available Amount at such time; provided that the limitation under this clause (B) shall not apply to any Investment to the extent (x) such Investment is made with the proceeds of sales of the Qualified Equity Interests of, or common equity capital contributions to, Parent or (y) the Person so acquired (or the Person owning the assets so acquired) becomes a Guarantor even though such Guarantor owns Equity Interests of Persons that are not otherwise required to become Guarantors, if, in the case of this clause (y) for such Investment, not less than 80.0% of the Consolidated EBITDA of the Person(s) acquired for such acquisition (for this purpose and for the component definitions used therein, determined on a consolidated basis for such Persons and their Subsidiaries) is directly generated by Person(s) that become Guarantors (i.e., disregarding all such Consolidated EBITDA generated by Subsidiaries of such Guarantors that are not Guarantors);

(C) the acquired property, assets, business or Person is in a business permitted under Section 7.07; and

(D) (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing and (2) to the extent the aggregate consideration in respect of all such Permitted Acquisitions during any fiscal year of Parent is equal to or greater than $20,000,000, immediately after giving effect to such purchase or other acquisition, the Net Total Leverage Ratio (calculated on a Pro Forma Basis) for the Test Period immediately preceding such purchase or other acquisition is either (x) less than or equal to 3.00:1.00 or (y) less than or equal to the Net Total Leverage Ratio for such Test Period  prior to giving effect to such purchase or other acquisition;

(j) (i) equity Investments owned as of the Closing Date in any Subsidiary of Parent and (ii) equity Investments by a Loan Party in a Non-Loan Party consisting of the Equity Interests of any Non-Loan Party;

(k) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of any Person or in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other financially troubled debtors arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment;

(m) [reserved]

(n) so long as (other than in connection with any Investment made pursuant to clause (a) of the definition of Available Amount) no Default shall have occurred and be continuing or would result from the making of any such Investment, other Investments that do not exceed in the aggregate at any time outstanding the Available Amount at such time;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Parent;

(q) Investments held by a Restricted Subsidiary acquired after the Closing Date or of a Person merged or consolidated with any Loan Party in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation (it being understood that the “grandfathering” of Investments pursuant to this clause (q) is not intended to limit the application of Section 7.02(i)(B) to existing Investments in Non-Loan Parties acquired pursuant to a Permitted Acquisition);

(r) other Investments so long as at the time of the making of such Investment or, at the option of the Borrower, the signing of any definitive agreement with respect thereto, the aggregate amount of such Investments outstanding at any time shall not exceed the greater of $50,000,000 and 5.75% of Total Assets;

(s) [reserved]; and

(t) other Investments so long as at the time of the making of such Investment or, if in respect of such Investments that constitute a purchase or other acquisition of a business unit, line of business or division of another Person, or a Store or Equity Interests in another Person, at the option of the Borrower, the signing of any definitive agreement with respect thereto, (1) no Default shall have occurred and is continuing or would result therefrom and (2) the Net First Lien Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Investment) for such Test Period is not greater than 1.25:1.00.

SECTION 7.03. Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Equity Interest, other than:

(a) Indebtedness under the Loan Documents (including Incremental Loans, Extended Loans and Other Loans);

(b) (i) Indebtedness existing on the date hereof set forth on Schedule 7.03(b) of the Perfection Certificate and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the date hereof; provided that all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be subject to the Intercompany Subordination Agreement;

(c) (i) Guarantees by the Loan Parties in respect of Indebtedness of any other Loan Party otherwise permitted hereunder; provided that if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness or of other obligations not prohibited by this Agreement and (ii) any Guarantee by a Loan Party of Indebtedness of a Restricted Subsidiary that is not a Loan Party so long as such Guarantee is permitted as an Investment by such Loan Party in such Restricted Subsidiary under Section 7.02;

(d) (i) Indebtedness of any Loan Party owing any other Loan Party and (ii) Indebtedness of any Loan Party owing to any Non-Loan Party; provided that all such Indebtedness of any Loan Party owed to Non-Loan Party shall be subject to the Intercompany Subordination Agreement;

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) of the Loan Parties financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement and (ii) Attributable Indebtedness arising out of sale-leaseback transactions, and, in each case, any Permitted Refinancing thereof; provided that the aggregate principal amount of Indebtedness at any one time outstanding incurred pursuant to this clause (e) shall not exceed the greater of $50,000,000 and 5.75% of Total Assets, in each case determined at the time of incurrence;

(f) Indebtedness in respect of Swap Contracts designed to hedge against risks associated with Parent’s or any Restricted Subsidiary’s operations and not for speculative purposes and Guarantees thereof;

(g) Indebtedness (i) of any Person that becomes a Restricted Subsidiary of Parent after the date hereof, which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary and is not incurred in contemplation of such Person becoming a Restricted Subsidiary that is non-recourse to Parent or any other Restricted Subsidiary (other than any Subsidiary of such Person that is a Subsidiary on the date such Person becomes a Restricted Subsidiary after the date hereof) and is either (A) unsecured or (B) secured only by the assets of such Restricted Subsidiary by Liens permitted under Section 7.01(p) and, in each case, any Permitted Refinancing thereof, and (ii) of any Loan Party incurred or assumed in connection with any Permitted Acquisition or any other similar acquisition (and any Permitted Refinancing of the foregoing) so long as, (1) after giving Pro Forma Effect to the incurrence of the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to clause (g)(ii) (but without netting the proceeds thereof), the Net Total Leverage Ratio for the Test Period immediately preceding the incurrence of such Indebtedness for which financial statements are available, does not exceed 3.00:1.00, (2) no Event of Default shall exist or result therefrom, (3) with respect to any such assumed Indebtedness, such Indebtedness was not incurred or amended in contemplation of such Permitted Acquisition or any other similar acquisition, (4) if guaranteed, such Indebtedness is not guaranteed by any Person other than the Guarantors, (5) with respect to any such incurred Indebtedness, such Indebtedness does not mature prior to the Original Loan Maturity Date and (6) with respect to any such incurred Indebtedness, such Indebtedness has a Weighted Average Life to Maturity no shorter than that of the Loans outstanding at the time of the issuance or incurrence thereof;

(h) Term Loan Refinancing Debt;

(i) Indebtedness representing deferred compensation to employees, directors, officers, members of management and consultants of Parent and the Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness to present or former officers, directors, managers, consultants, distributors and employees of Parent or any Subsidiary, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Parent permitted by Section 7.06;

(k) (i) Indebtedness incurred in a Permitted Acquisition, any other permitted Investment or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments and (ii) Indebtedness arising from guaranties, letters of credit, surety bonds or performance bonds securing the performance of Parent or any of its Subsidiaries of the obligations referred to in subclause (i);

(l) Indebtedness consisting of obligations under deferred compensation or other similar arrangements with employees, directors, officers, members of management and consultants incurred by such Person in connection with Permitted Acquisitions or any other permitted Investment;

(m) the obligations of any Loan Party in respect of any Cash Management Services and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof;

(n) other Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of $50,000,000 and 5.75% of Total Assets, in each case determined at the time of incurrence;

(o) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business or consistent with past practice in respect of workers compensation and general liability claims, health, disability, social security, pension obligations, vacation pay or other employee benefits or unemployment, property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(q) (i) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and customs, stay, statutory and similar obligations and (ii) obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(r) (i) Indebtedness under the ABL Credit Agreement in an aggregate principal amount not to exceed the greater of (x) $450,000,000, and (y) the sum of 90% of Eligible Credit Card Receivables plus 90% of the Eligible Inventory (as each such term is defined in the ABL Credit Agreement), in each case owned by the Borrower, and (ii) the amount of obligations in respect of any ABL Secured Hedge Agreement and any ABL Secured Cash Management Agreement at any time outstanding and not incurred in violation of Section 7.03(f) and, in respect of clauses (i) and (ii), any Permitted Refinancing thereof;

(s) (i) unfunded Pension Plan or Multiemployer Plan obligations and liabilities incurred in the ordinary course of business to the extent that such unfunded amounts would not otherwise cause an Event of Default under Section 8.01(h) and (ii) other unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent that such unfunded amounts would not reasonably be expected to result in a Material Adverse Effect;

(t) contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of retail stores;

(u) Permitted Ratio Debt and any Permitted Refinancing thereof;

(v) [Reserved];

(w) Permitted Incremental Equivalent Debt and Permitted Refinancing thereof; provided that (i) after giving effect thereto, no Default or Event of Default shall exist or result therefrom; provided that to the extent the proceeds of any Permitted Incremental Equivalent Debt are to be used to consummate a Permitted Acquisition or similar Investment, this clause (i) shall be satisfied at the signing (as opposed to closing) of the acquisition agreement relating to such Permitted Acquisition or Investment and (ii) the aggregate principal amount of the Permitted Incremental Equivalent Debt outstanding at any time shall not exceed the Incremental Cap (it being understood that for purposes of this clause (ii), references in clause (B) of the definition of “Incremental Cap” to “Incremental Loans” shall be deemed to be references to “Permitted Incremental Equivalent Debt”);

(x) other Indebtedness, either unsecured or secured with assets other than the Collateral, in an aggregate principal amount not to exceed $200,000,000 at any time outstanding, and

(y) all premiums (if any), interest (including post-petition interest and payment in kind interest), fees, expenses, charges, accretion or amortization of OID, and additional or contingent interest on obligations described in clauses (a) through (x) above.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of unpaid accrued interest, fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and any existing commitments unutilized thereunder.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.  The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of Parent dated such date prepared in accordance with GAAP.

Notwithstanding anything to the contrary contained in this Agreement, Indebtedness incurred pursuant to the ABL Facility (and any Permitted Refinancing thereof) may only be incurred pursuant to Section 7.03(r).

SECTION 7.04. Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) Parent or any Restricted Subsidiary may merge or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person, (y) such merger or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia and (z) each Intermediate Holding Company shall comply with the Collateral and Guarantee requirement (without giving effect to any time period for compliance) and the ultimate parent company of the Borrower (if different) shall expressly assume all the obligations of Parent under this Agreement and the other Loan Documents to which the Parent is party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent;

(b) any Restricted Subsidiary of the Borrower or any Sister Company that, in each case, is a Loan Party may merge or consolidate (i) with or into any other Restricted Subsidiary of the Borrower or any Sister Company that, in each case, is a Loan Party, (ii) with or into any other Restricted Subsidiary of the Borrower or any Sister Company that, in each case, is a Non-Loan Party so long as the continuing or surviving Person shall (x) be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia and (y) expressly become a Loan Party and assume all of the obligations of such Loan Party under this Agreement and the other Loan Documents to which such Loan Party is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (iii) in any transaction the sole purpose of which is to reincorporate or reorganize a Loan Party in another jurisdiction in the United States;

(c) any Restricted Subsidiary of the Borrower or any Sister Company that, in each case, is a Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Restricted Subsidiary of the Borrower or a Sister Company; provided that (i) the transferee must be a Loan Party or (ii) the transferee must (A) be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly become a Loan Party and assume all of the obligations of such Loan Party under this Agreement and the other Loan Documents to which such Loan Party is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent;

(d) so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person (x) in any transaction the sole purpose of which is to reincorporate or reorganize the Borrower in another jurisdiction in the United States or (y) in order to effect an Investment permitted pursuant to Section 7.02 (other than Section 7.02(e)); provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement (including Section 10.21) and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Term Loan Guarantee confirmed that its Guarantee of the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Collateral Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (F) the Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement and (y) an opinion of counsel with respect to the enforceability of the supplements, joinders and/or amendments or restatements required under clauses (A) through (E) above, to the extent applicable; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

(e) so long as no Event of Default exists or would result therefrom, any Intermediate Holding Company may merge or consolidate with, dissolve or liquidate into, or Dispose of all or substantially all of its assets to, Parent or another Intermediate Holding Company;

(f) any Restricted Subsidiary of the Borrower or any Sister Company that, in each case, is a Loan Party may merge or consolidate with, or Dispose of all or substantially all of its assets to any other Person in order to effect an Investment permitted pursuant to Section 7.02 (other than Section 7.02(e) or a Disposition under Section 7.05 (other than Section 7.05(e));

(g) any Restricted Subsidiary of the Borrower or any Sister Company that, in each case, is a Loan Party may liquidate or dissolve or change its legal form if the Borrower or Parent, as applicable, determines in good faith that such action is in the best interests of Parent and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders; provided that the Person who receives the assets of such dissolving or liquidated Loan Party shall be a Loan Party; and

(h) a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)).

SECTION 7.05. Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of Parent and the Restricted Subsidiaries;

(b) Dispositions of inventory and goods held for sale in the ordinary course of business (including on an intercompany basis);

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided that to the extent the property being transferred constitutes Term Priority Collateral, such replacement property shall constitute Term Priority Collateral;

(d) Dispositions of property to Parent or a Restricted Subsidiary; provided that (i) the transferee thereof must be a Loan Party or (ii) such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 7.02 (other than Section 7.02(e));

(e) Dispositions permitted by Sections 7.02 (other than Section 7.02(e)), 7.04 (other than Section 7.04(h)) and 7.06 (other Section 7.06(d)) and Liens permitted by Section 7.01 (other than Section 7.01(m)(ii));

(f) Dispositions of property pursuant to sale-leaseback transactions to the extent (i) any such transaction is permitted by Section 7.03(e) or (ii) the aggregate principal amount of such Dispositions does not exceed $10,000,000;

(g) Dispositions of Cash Equivalents;

(h) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of Parent and the Restricted Subsidiaries, taken as a whole;

(i) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(j) other Dispositions; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition and (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $10,000,000, Parent or any of the Restricted Subsidiaries shall receive not less than 75%  of such consideration in the form of cash or Cash Equivalents (in each case free and clear of any Lien (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (l), (o), (s), (t)(i), (t)(ii), (y), (cc) and (gg)(i)); provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on Parent’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Parent or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Secured Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which Parent and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Parent or any Restricted Subsidiary from such transferee that are converted by such Person into cash or Cash Equivalents (to the extent of the cash received) within one hundred and eighty (180) days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value as determined by the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of the greater of $20,000,000 and 2.50%  of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(k) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l) Dispositions of accounts receivable in connection with the collection or compromise thereof;

(m) any issuance or sale of Equity Interests in, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary;

(n) to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by Parent or any of its Restricted Subsidiaries that is not in contravention of Section 7.07; provided that to the extent the property being transferred constitutes Term Priority Collateral, such replacement property shall constitute Term Priority Collateral;

(o) any Disposition of the Canadian Business to one or more newly formed federal or provincial entities organized under the laws of Canada that are wholly-owned Subsidiaries of Parent, and any sales of inventory and other transfers of assets used or useful in the operation of the Canadian Business to such entities in the ordinary course of business;

(p) the unwinding of any Swap Contract;

(q) Dispositions of assets in connection with the closing or sale of a Store in the ordinary course of business of Parent and the Subsidiaries, which consist of leasehold interests in the premises of such Store, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such Store; provided that as to each and all such sales and closings, (A) no Event of Default shall result therefrom and (B) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction;

(r) bulk sales or other Dispositions of the inventory of a Loan Party not in the ordinary course of business in connection with Store closings, at arm’s length;

(s) (i) termination of leases in the ordinary course of business, (ii) the expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(t) (i) licensing and cross-licensing arrangements involving any technology or other intellectual property in the ordinary course of business which do not interfere in any material respect with the ordinary conduct of the business of the Company Parties and (ii) the lapse or abandonment of IP Rights which, in the good faith determination of the Borrower, are not material to the conduct of the business of Parent and the Restricted Subsidiaries;

(u) sales of non-core assets acquired in connection with a Permitted Acquisition or similar Investment and sales of Real Estate Assets acquired in a Permitted Acquisition or similar Investment which, within 30 days of the date of the acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of a store; and

(v) the transfer of company-owned life insurance policies, participant contributions, and/or employer matching funds to one or more of the sub-trusts established under the Pier 1 Umbrella Trust, as amended, for the sole purpose of setting aside funds to be used to settle obligations under one or more non-qualified deferred compensation plans maintained by Parent and its employing Subsidiaries;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(a), (e), (i), (k), (l), (o), (p), (s), (t) and (v) and except for Dispositions among Loan Parties), shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith.  To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Borrower, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.06. Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Loan Party (other than Parent) may make Restricted Payments with respect to their Equity Interests;

(b) the Loan Parties may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any Equity Interests (“Treasury Capital Stock”) of Parent or any Subsidiary in exchange for, or out of the proceeds of the substantially concurrent sale (other than to Parent or a Subsidiary) of, Equity Interests of Parent to the extent contributed as a common equity contribution to the capital of Parent or any Subsidiary (in each case, other than Disqualified Equity Interests) (“Refunding Capital Stock”) and (ii) declare and pay dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to Parent or a Subsidiary) of the Refunding Capital Stock;

(d) to the extent constituting Restricted Payments, the Loan Parties may enter into and consummate transactions expressly permitted by any provision of Section 7.02 (other than Section 7.02(e)), 7.04, 7.05 (other than Section 7.05(e)) or 7.08 (other than Sections 7.08(a) or (j));

(e) repurchases of Equity Interests in Parent or any of the Restricted Subsidiaries deemed to occur upon exercise of stock options or warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights;

(f) the Loan Parties may pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests of Parent held by any future, present or former officers, employee, director, member of management, consultant or distributor (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of Parent or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, member of management, consultant or distributor of Parent or any of its Subsidiaries in an aggregate amount after the Closing Date not to exceed $10,000,000 in any calendar year, with unused amounts in any calendar year being carried over to the two succeeding calendar years plus any payments made in exchange for Equity Interests of Parent; provided that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by Parent and its Restricted Subsidiaries after the Closing Date;

(g) [reserved];

(h) the Loan Parties may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition;

(i) [reserved];

(j) repurchases of Equity Interests (i) deemed to occur on the exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options or (ii) in consideration of withholding or similar Taxes payable by any future, present or former employee, officer, director, member of management or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing), including deemed repurchases in connection with the exercise of stock options;

(k) so long as (other than in connection with any Restricted Payment made pursuant to clause (a) of the definition of Available Amount), no Default shall have occurred and be continuing or would result therefrom, other Restricted Payments in an aggregate amount, not to exceed the Available Amount at such time;

(l) the payment of any dividend or distribution within sixty (60) days after the date of declaration thereof, if at the date of declaration (i) such payment would have complied with the provisions of this Agreement and (ii) no Default has occurred and was continuing; and

(m) other Restricted Payments so long as (1) no Default or Event of Default has occurred and is continuing or would result therefrom and (2) the Net First Lien Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Restricted Payment) for such Test Period is not greater than 1.00:1.00.

SECTION 7.07. Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by Parent and the Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, similar or ancillary thereto.

SECTION 7.08. Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of Parent or the Borrower, whether or not in the ordinary course of business, other than:

(a) transactions between or among Parent or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction,

(b) transactions on terms substantially as favorable to such Loan Party as would be obtainable by such Loan Party at the time in a comparable arm’s-length transaction with a Person other than an Affiliate,

(c) [Reserved],

(d) transactions with customers, clients or suppliers for the purchase or sale of goods and services entered into in the ordinary course of business, which are fair to Parent and its Subsidiaries, in the reasonable determination of the board of directors of the Borrower or Parent or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party,

(e) [Reserved],

(f) (i) employment, severance or compensatory arrangements entered into between any Loan Party and their respective officers, directors, members of management, consultants, independent contractors and employees in the ordinary course of business, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former officers, directors, members of management, employees, consultants or independent contractors and (iii) transactions pursuant to stock option plans and employee benefit plans and arrangements, and any health, disability or similar insurance plan which covers employees or any employment contract or arrangement,

(g) the non-exclusive licensing of trademarks, copyrights or other IP Rights in the ordinary course of business to permit the commercial exploitation of IP Rights between or among Affiliates and the Loan Parties,

(h) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees, members of management, consultants and independent contractors of Parent and the Restricted Subsidiaries in the ordinary course of business,

(i) any agreement, instrument or arrangement as in effect as of the Closing Date and set forth on Schedule 7.08 of the Perfection Certificate, or any amendment thereto (so long as any such amendment is not adverse to the Lenders in any material respect as compared to the applicable agreement as in effect on the Closing Date),

(j) Restricted Payments permitted under Section 7.06,

(k) [Reserved],

(l) transactions in which the Borrower or Parent, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to such Loan Party from a financial point of view or meets the requirements of clause (b) of this Section 7.08,

(m) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Parent to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of Parent or any of its Subsidiaries to the extent otherwise permitted by this Agreement and to the extent such issuance or transfer would not give rise to a Change of Control,

(n) [Reserved], and

(o) payments to or from, and transactions with, Joint Ventures (to the extent any such Joint Venture is only an Affiliate as a result of Investments by Parent and/or the Restricted Subsidiaries in such Joint Venture) in the ordinary course of business to the extent otherwise permitted under Section 7.02.

SECTION 7.09. Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that prohibits, restricts, imposes any condition on or limits the ability of (a) any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to (directly or indirectly) or to make or repay loans or advances to any Loan Party or to Guarantee the Secured Obligations of any Loan Party under the Loan Documents or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facility and the Secured Obligations under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations that:

(i) (x) exist on the date hereof and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation such that the terms thereof are more restrictive with respect to such restrictions, taken as a whole,

(ii) are binding on a Restricted Subsidiary or any assets acquired by a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary or assets are first acquired, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary or assets being acquired,

(iii) represent Indebtedness of a Restricted Subsidiary that is not a Loan Party,

(iv) are customary restrictions that arise in connection with (x) any Lien permitted by Sections 7.01(a), (e), (l), (m), (s), (t)(i), (t)(ii), (u), (y), (cc) and (hh) and relate to the property subject to such Lien or (y) any Disposition permitted by Section 7.05 applicable pending such Disposition solely to the assets subject to such Disposition,

(v) are customary provisions in partnership agreements, limited liability company organizational documents, joint venture agreements and other similar agreements applicable solely to such Persons entered into in the ordinary course of business,

(vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) and the proceeds and products thereof and, in the case of the ABL Facility and any Term Loan Refinancing Debt, permit the Liens securing the Secured Obligations without restriction (subject to the ABL Intercreditor Agreement),

(vii) are customary restrictions in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto,

(viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Sections 7.03(b), (e), (g), (h), (n), (o)(i) or (r) to the extent that such restrictions apply only to the property or assets securing such Indebtedness,

(ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Loan Party,

(x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business,

(xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business,

(xii) are customary restrictions contained in the ABL Credit Agreement and any Permitted Refinancing thereof,

(xiii) arise in connection with cash or other deposits permitted under Section 7.01,

(xiv) comprise restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to Parent or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, when taken as a whole, in the good faith judgment of the Borrower, are not materially more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder,

(xv) are contained in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Equity Interests of a Person other than on a pro rata basis, or

(xvi) are customary net worth or similar provisions contained in real property leases entered into by any Loan Party so long as the Borrower has determined in good faith that such net worth or similar provisions could not reasonably be expected to impair the ability of any Loan Party to meet its ongoing obligations under the Loan Documents.

SECTION 7.10. [Reserved].

SECTION 7.11. Changes in Fiscal Year.  Make any change in the fiscal year of Parent; provided, however, that Parent may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Parent, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 7.12. Prepayments, Etc. of Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest, fees, expenses and indemnification obligations and mandatory prepayments and redemptions shall be permitted) any Indebtedness of a Loan Party in an aggregate outstanding principal amount in excess of the Threshold Amount that is unsecured or subordinated to the Secured Obligations (in right of payment or in security) (other than, for the avoidance of doubt, Indebtedness under the ABL Facility) expressly by its terms (other than Indebtedness among Parent and its Restricted Subsidiaries) (collectively, “Junior Financing”), except:

(i) the refinancing thereof with the Net Cash Proceeds of, or in exchange for, any Permitted Refinancing, to the extent not required to prepay any Loans pursuant to Section 2.03(b)(iii),

(ii) (A) payments in exchange for, or with proceeds of any issuance of, Qualified Equity Interests of Parent or any Restricted Subsidiary, and/or any capital contribution in respect of Qualified Equity Interests of Parent or any Restricted Subsidiary, (B) payments as a result of the conversion of all or any portion of any Junior Financing into Qualified Equity Interests of Parent or any Restricted Subsidiary and (C) payments of interest in respect of any Junior Financing in the form of payment-in-kind interest with respect to such Indebtedness permitted under Section 7.03,

(iii) the prepayment of any Junior Financing with the proceeds of any other Junior Financing otherwise permitted by Section 7.03,

(iv) so long as (other than in connection with any prepayment, redemption, purchase, defeasance or other payment made pursuant to clause (a) of the definition of Available Amount) no Default shall have occurred and be continuing or would result therefrom, prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the Available Amount at such time,

(v) other prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity, so long as (1) no Default has occurred and is continuing or would result therefrom and (2) the Net First Lien Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such prepayment, redemption, purchase, defeasance or other payment) is not greater than 1.25:1.00 and

(vi) payments as part of an “applicable high yield discount obligation” catch-up payment.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation in respect of any Indebtedness having an aggregate outstanding principal amount in excess of the Threshold Amount, other than as a result of a Permitted Refinancing thereof without the consent of the Administrative Agent.

SECTION 7.13. [Reserved].

SECTION 7.14. Amendment of Organization Documents.  Amend, modify or change its Organization Documents, in each case if the effect of such amendment, modification or change is materially adverse to the interests of the Lenders without the consent of the Administrative Agent.

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01. Events of Default.  Each of the events referred to in clauses (a) through (m) of this Section 8.01 shall constitute an “Event of Default”:

(a) Non-Payment.  The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants.  The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to the Borrower), 6.16 or Article VII; or

(c) Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(d) Representations and Warranties.  Any representation, warranty or certification made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

(e)Cross-Default.  Any Loan Party (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party), in each case beyond the applicable grace period, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02; provided further that no such event under the ABL Facility shall constitute an Event of Default under this Section 8.01(e) until the acceleration of the Indebtedness under the ABL Facility; or

(f) Insolvency Proceedings, Etc.  Parent, the Borrower or any Material Subsidiary that is a Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues for sixty (60) consecutive calendar days without having been dismissed, vacated, bonded or discharged; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues for sixty (60) consecutive calendar days without having been dismissed, vacated, bonded or discharged, or an order for relief is entered in any such proceeding, which order is not stayed; or

(g) Judgments.  There is entered against any Loan Party a final judgment or order for the payment of money in an aggregate amount exceeding $30,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(h) ERISA.  (i) An ERISA Event occurs that when taken either alone or together with all other such ERISA Events, has resulted or would reasonably be expected to result in liability of any Loan Party or their respective ERISA Affiliates under Title IV of ERISA in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(i) Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or the satisfaction in full of all the Obligations or with respect to a release of Collateral or a Guarantor in accordance with the terms thereof, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j) Collateral Documents.  Any Collateral Document after delivery thereof pursuant to Section 4.01, 6.11 or 6.13 shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create, or any Lien purported to be created by any Collateral Document shall be asserted in writing by any Loan Party not to be, a valid and perfected lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral) on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent maintain possession of certificates or notes actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(k) Junior Financing Documentation.  (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Junior Financing Documentation governing Junior Financing subordinated in right of payment to the Obligations under the Loan Documents with an aggregate principal amount of not less than the Threshold Amount or (ii) the subordination provisions set forth in any Junior Financing Documentation governing Junior Financing subordinated in right of payment to the Obligations under the Loan Documents with an aggregate principal amount of not less than the Threshold Amount shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any such Junior Financing, if applicable; or

(l) Loan Party Indictment. The indictment of any Loan Party under any applicable Law where the crime alleged would constitute a felony under applicable Law and such indictment remains unquashed or such legal process remains undismissed for a period of ninety (90) days or more, unless the Administrative Agent, in its reasonable discretion, determines that the indictment is not material; or

(m) Responsible Officer Indictment. Any Responsible Officer of any Loan Party is criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, unless such director or senior officer promptly (i) resigns, (ii) is promptly removed by the applicable Loan Party’s board of directors (or other governing body), or (iii) is replaced by the applicable Loan Party’s board of directors (or other governing body) and no longer constitutes a Responsible Officer for the purposes of this Agreement; or

(n) Imposition of Stay. The imposition of any stay or other order, the effect of which restrains the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course in a manner that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect; or

(o) Change of Control.  There occurs any Change of Control.

SECTION 8.02. Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent may with the consent of, and shall at the request of, the Required Lenders take any or all of the following actions:

(a) declare Commitments of each Lender to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the Commitments of each Lender shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

SECTION 8.03. Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order, subject to the ABL Intercreditor Agreement:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, the Secured Obligations under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Secured Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01. Appointment and Authority of the Administrative Agent.

(a) Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article IX (other than Sections 9.01, 9.09 and 9.11) are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX as if set forth in full herein with respect thereto.  Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including the ABL Intercreditor Agreement, any First Lien Intercreditor Agreement, and any Second Lien Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

(c) Without limiting the powers of the Administrative Agent, acting as Collateral Agent for the benefit of each Lender (including in its capacity as a potential Hedge Bank and a potential Cash Management Bank), each of the Administrative Agent, each Lender (including in its capacity as a potential Hedge Bank and a potential Cash Management Bank), each subsequent maker of any Loan by its making thereof and each other Secured Party hereby irrevocably constitute Bank of America as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by any of the Loan Parties on property pursuant to the laws of the Province of Québec in order to secure the obligations of the Loan Parties under any bond, debenture or similar title of indebtedness issued by any such Loan Party, and hereby agrees that Bank of America, as Collateral Agent, may act as the bondholder and mandatary (i.e. agent) with respect to any shares, capital stock or other securities or any bond, debenture or similar title of indebtedness that may be issued by any Loan Party and pledged in favour of Bank of America, as Collateral Agent, for the benefit of the Secured Parties. The execution by Bank of America, acting as fondé de pouvoir and mandatary, prior to this Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed.

Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Québec), Bank of America may acquire and be the holder of any bond issued by the Loan Parties at any time and from time to time (i.e. the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by any Loan Party).

The constitution of Bank of America as fondé de pouvoir, and of the Collateral Agent as bondholder and mandatary with respect to any bond, debenture, shares, capital stock or other securities that may be issued and pledged from time to time to the Collateral Agent for the benefit of the Secured Parties, shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of the Secured Party’s rights and obligations under this Agreement by the execution of an assignment, including an Assignment and Assumption or other agreement pursuant to which it becomes such assignee or participant, and by each successor Collateral Agent and Administrative Agent by the execution of an Assignment and Assumption or other agreement, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Collateral Agent and Administrative Agent under this Agreement.

Bank of America acting as fondé de pouvoir shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favour of the Collateral Agent in this Agreement, which shall apply mutatis mutandis to Bank of America acting as fondé de pouvoir.  Without limitation, the provisions of Section 9.09 of this Agreement shall apply mutatis mutandis to the resignation and appointment of a successor to Bank of America acting as fondé de pouvoir.

SECTION 9.02. Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 9.03. Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d)           The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

(e)           The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 9.04. Reliance by the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law.

SECTION 9.05. Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 9.06. Non-Reliance on Administrative Agent and Other Lenders; Disclosure of Information by Agents.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates or Agent-Related Persons, as applicable, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates or Agent-Related Persons, as applicable, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 9.07. Indemnification of Agents.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, provided, further, that the failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof.  The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Secured Obligations and the resignation of the Administrative Agent.

SECTION 9.08. No Other Duties; Other Agents, Arrangers, Managers, Etc..  Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable.  Anything herein to the contrary notwithstanding, none of the Arrangers or other Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder and such Persons shall have the benefit of this Article IX.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any agency or fiduciary or trust relationship with any Lender, Parent or any Subsidiary.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9.09. Resignation of Administrative Agent or Collateral Agent.

(a) The Administrative Agent or the Collateral Agent may resign upon thirty (30) days’ written notice to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the consent of the Borrower at all times other than during the existence of an Event of Default under clauses (a) and (f) of Section 8.01 (which consent of the Borrower shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States having combined capital and surplus in excess of $1,000,000,000.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent or Collateral Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders and the Borrower) (the “Resignation Effective Date”), then the retiring Administrative Agent or Collateral Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date, (1) the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent or Collateral Agent shall continue to hold such collateral security until such time as a successor Administrative Agent or Collateral Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent or Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent or Collateral Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent or Collateral Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent or Collateral Agent as of the Resignation Effective Date), and the retiring Administrative Agent or Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.09).  The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Collateral Agent was acting as Administrative Agent or Collateral Agent.  Any other Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and Borrower.

SECTION 9.10. Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its Agent-Related Persons, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 thereof, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (f) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Secured Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Secured Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action and (iv) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

SECTION 9.11. Collateral and Guaranty Matters.  Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorizes the Administrative Agent and the Collateral Agent, and, upon receipt by such Agent of the certification by the applicable Loan Party in accordance with the penultimate paragraph of this Section 9.11, each of the Administrative Agent and the Collateral Agent agrees that it will:

(a) release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made), (ii) that is sold or otherwise Disposed of or to be sold or otherwise Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes an Excluded Asset, (iv) if the property subject to such Lien is owned by a Guarantor, upon the release of such Guarantor from its Term Loan Guarantee otherwise in accordance with the Loan Documents or (v) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b) release any Guarantor from its obligations under the Term Loan Guarantee if such Person ceases to be a Material Domestic Subsidiary or a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a transaction permitted under the Loan Documents; provided, however, that the release of any Guarantor from its obligations under the Term Loan Guarantee if such Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Guarantor becomes an Excluded Subsidiary of such type (1) no Default or Event of Default shall have occurred and be outstanding, (2) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person for purposes of Section 7.02 (as if such Person were then newly acquired) and such Investment is permitted pursuant to Section 7.02 at such time and (3) a Responsible Officer of the Borrower certifies to the Collateral Agent compliance with preceding clauses (1) and (2); provided, further, that no such release shall occur if such Guarantor continues to be a guarantor in respect of the ABL Facility, any Permitted Incremental Equivalent Debt, any Credit Agreement Refinancing Indebtedness, any Junior Financing or any Permitted Refinancing in respect of any of the foregoing.

(c) subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(e), (f), (g), (i), (m), (n), (p), (r), (s), (u), (x), (dd), (ee) and (ff); and

(d) enter into subordination, intercreditor and/or similar agreements with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens, and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Term Loan Guarantee pursuant to this Section 9.11.  In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense and upon at least five (5) Business Days’(or such shorter period as the Agent may agree to) prior written request by the relevant Loan Party, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Term Loan Guarantee, in each case in accordance with the terms of the Loan Documents and this Section 9.11; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable Law, expose the Agent to liability or create any obligation or entail any adverse consequence other than the release or subordination of its interest in particular types or items of property, or the release of any Guarantor from its obligations under the Term Loan Guarantee without recourse or warranty (other than its authority to execute and deliver such release or subordination), and (ii) such release or subordination shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released or subordinated) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including, without limitation, the proceeds of any sale of Collateral, all of which shall continue to constitute part of the Collateral.  At any time that the respective Loan Party desires that the applicable Agent take any of the actions described in the immediately preceding sentence, it shall, upon request of the Agent, deliver to the Agent an officer’s certificate certifying that such Disposition or incurrence of such Liens or Indebtedness, as applicable, is permitted hereunder.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 9.12. Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be reasonably required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Parent, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon such reasonable request by the Administrative Agent.  In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

SECTION 9.13. Intercreditor Agreements.

(a) The Administrative Agent and the Collateral Agent are authorized to enter into the ABL Intercreditor Agreement and any amendments thereto as expressly contemplated by Section 7.4 of the ABL Intercreditor Agreement, and the parties hereto acknowledge that the ABL Intercreditor Agreement and any such amendment are binding upon them.

(b) Each Lender (i) hereby consents to the subordination of the Liens on the Current Asset Collateral securing the Secured Obligations on the terms set forth in the ABL Intercreditor Agreement, (ii) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement and (iii) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into the ABL Intercreditor Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof.  The foregoing provisions are intended as an inducement to the ABL Secured Parties (as such term is defined in the ABL Intercreditor Agreement) to extend credit to the Borrower and such ABL Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the ABL Intercreditor Agreement.

SECTION 9.14. Secured Cash Management Agreements and Secured Hedge Agreements.  Except as otherwise expressly set forth herein or in the Term Loan Guarantee or any other Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Term Loan Guarantee or any Collateral by virtue of the provisions hereof or of the Term Loan Guarantee or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X

Miscellaneous

SECTION 10.01. Amendments, Etc.    Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, a copy of which has been provided to the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders) (it being understood that an amendment or waiver of any condition precedent set forth in Section 4.01 or otherwise or the waiver of any Default, Event of Default, representation, warranty, covenant or mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for (other than in connection with any extension for administrative reasons agreed by the Administrative Agent), or reduce the amount of, any payment of principal or interest under Section 2.05 or 2.06 without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders), it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (i) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders), it being understood that the waiver of any Default or Event of Default shall not constitute a reduction in the rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change any provision of clauses (a) through (f) of this Section 10.01 or the second proviso to this Section 10.01 or the definition of “Required Lenders”, “Pro Rata Share” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders);

(e) other than in a transaction permitted under Section 7.04 or Section 7.05 or as otherwise permitted pursuant to Section 9.11 or in any other Loan Document, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(f) other than in a transaction permitted under Section 7.04 or Section 7.05 or as otherwise permitted pursuant to Section 9.11 or in any other Loan Document, release all or substantially all of the aggregate value of the Term Loan Guarantee, without the written consent of each Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document, (ii) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification and (iii) the consent of Required Facility Lenders shall be required with respect to any amendment that by its terms adversely affects the rights of Lenders under such Facility in respect of payments hereunder in a manner different than such amendment affects other Facilities.

Notwithstanding anything to the contrary contained in this Section 10.01 or any other provision of this Agreement or any other Loan Document,

(a) no Lender’s consent is required to effect any amendment, modification or supplement to the ABL Intercreditor Agreement, any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement, any subordination agreement or any other intercreditor agreement or arrangement permitted under this Agreement (i) that is for the purpose of adding the holders of Permitted Pari Passu Secured Refinancing Debt, Permitted Incremental Equivalent Debt, Permitted Junior Secured Refinancing Debt or Indebtedness with respect to any permitted Junior Financing (or a Senior Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of the ABL Intercreditor Agreement, such First Lien Intercreditor Agreement, such Second Lien Intercreditor Agreement, such subordination agreement or such other intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor or subordination agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by the ABL Intercreditor Agreement (or the comparable provisions, if any, of any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement, any subordination agreement or any other intercreditor agreement or arrangement permitted under this Agreement); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable; and

(b) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

Notwithstanding anything to the contrary contained in this Section 10.01 or any other provision of this agreement or any other Loan Document, guarantees, collateral security documents and related documents executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and the Borrower and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure errors or omissions of a technical nature or ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Notwithstanding anything to the contrary contained in this Section 10.01 or any other provision of this agreement or any other Loan Document, if at any time after the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.  In addition, notwithstanding anything to the contrary contained in this Section 10.01 or any other provision of this agreement or any other Loan Document, the Administrative Agent and the Borrower may, without the input or consent of any other Lender (other than the relevant Lenders providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 2.12, 2.13 or 2.14 or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent.

SECTION 10.02. Notices and Other Communications; Facsimile Copies.

(a) General.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Parent or the Borrower (or the Borrower, on behalf of any other Loan Party) or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communication.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent and the Borrower hereby agree to accept notices and other communications to it hereunder by electronic email to the email addresses set forth on Schedule 10.02, provided that the Borrower or the Administrative Agent may, at any time provide by notice to the other applicable party that email communications shall not be acceptable for particular notices or communications.

(c) All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Loan Parties, the Administrative Agent or any of its Agent-Related Persons or any Arranger (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party or Loan Party; provided, however, that in no event shall any Loan Party or Agent Party have any liability to any other party to this Agreement, any other Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages); provided that nothing contained in this sentence shall limit the Borrower’s indemnification obligations to the extent set forth in Section 10.05 to the extent such indirect, special, incidental, consequential or punitive damages are included in any third party claim in connection with which any Indemnitee is entitled to indemnification hereunder.

(e) Change of Address.  Each of Parent, the Borrower and the Administrative Agent may change its address, telecopier or telephone number or email address for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number or email address for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(f) Reliance by the Administrative Agent.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall, subject to the provisions of Section 10.05, indemnify the Administrative Agent each Lender and the Agent-Related Persons of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03. No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04. Attorney Costs and Expenses.  The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent and the Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Davis Polk & Wardwell LLP and, if reasonably necessary, one local counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole, and (b) to pay or reimburse the Administrative Agent and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole (and, if reasonably necessary, one local counsel in each relevant material jurisdiction and, in the event of any actual or reasonably perceived conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Lenders similarly situated taken as a whole)).  The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.  All amounts due under this Section 10.04 shall be paid promptly following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.  The Borrower and each other Loan Party hereby acknowledge that the Administrative Agent and/or any Lender may receive a benefit, including without limitation, a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with the Administrative Agent and/or such Lender, including, without limitation, fees paid pursuant to this Agreement or any other Loan Document.

SECTION 10.05. Indemnification by the Borrower.  The Borrower shall indemnify and hold harmless the Agents, each Lender, the Arrangers and their respective Affiliates, directors, officers, employees, agents, partners, trustees or advisors and other representatives (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way arising out of or in connection with (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interest of the Lenders, and solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole) (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned, leased or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability or Environmental Claim relating to any Loan Party or its respective Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the indemnitee (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Indemnified Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee or any of its Related Indemnified Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under the Facility and other than any claims arising out of any act or omission of the Parent or its Subsidiaries.  To the extent that the undertakings to indemnify and hold harmless set forth in this Section 10.05 may be unenforceable in whole or in part because they are violative of any applicable law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.  No Loan Party or Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party).  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.  All amounts due under this Section 10.05 shall be paid within thirty (30) days after (x) written demand therefor and (y) in the case of reimbursement of costs and expenses (including Attorney Costs), after receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with backup documentation supporting such reimbursement requests.  The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.  This Section 10.05 shall not apply to Taxes, or amounts excluded from the definition of Taxes pursuant to clauses (i) through (vii) of the first sentence of Section 3.01(a), that are imposed with respect to payments to or for the account of any Agent or any Lender under any Loan Document, which shall be governed by Section 3.01.  Notwithstanding the foregoing, each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower under this paragraph to such Indemnitee for any losses, claims, damages, liabilities and expenses to the extent that a court of competent jurisdiction has entered a final, non-appealable judgment that any claim, damage, loss, liability or expense asserted by such Indemnitee resulted from such indemnified person’s gross negligence, willful misconduct or bad faith or material breach of the Loan Documents by such Indemnitee.

SECTION 10.06. Marshaling; Payments Set Aside.  None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of the Loan Parties or any other party or against or in payment of any or all of the Secured Obligations.  To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

SECTION 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Parent nor the Borrower may, except as permitted by Section 7.04, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Agent-Related Persons of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)           Minimum Amounts.

(A)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment or, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or (f) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii)           Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)           the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default under Section 8.01(a) or (f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have provided consent under this subclause (iii)(A) to the extent the Borrower has not responded to the Administrative Agent within ten (10) Business Days of a written request for such consent; and

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required (other than for assignments in accordance with Section 10.07(h)) if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)           Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.  All assignments shall be by novation.

(v)           No Assignments to Certain Persons.  No such assignment shall be made (A) to the Loan Parties or any of their Subsidiaries except as permitted under Section 2.03(a)(iv) or Section 10.07(h) or (B) to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, owing to each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice, provided that the information contained in the Register which is shared with each Lender (other than the Administrative Agent and its Affiliates) shall be limited to the entries with respect to such Lender including the Commitment of, or principal amount of and stated interest on the Loans owing to such Lender.  This Section 10.07(c) and Section 2.09 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Parent or any of the Parent’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (other than clause (d) thereof) that directly and adversely affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 3.01(b) and (c) or Section 3.01(d), as applicable), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender.

(e) Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent expressly acknowledging such Participant may receive such greater benefit.  A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply and does in fact comply with Section 3.01 as though it were a Lender.  Each Lender that sells a participation shall (acting solely for this purpose as a non-fiduciary agent of the Borrower) maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder relating to the exemption from withholding for portfolio interest on which is entered the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  A Lender shall not be obligated to disclose the Participant Register to any Person except to the extent such disclosure is necessary to establish that any Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder and (iv) an SPC will provide any document reasonably requested by the Administrative Agent that is described under Sections 3.01(b) through 3.01(d) as if such SPC were a Lender.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, without any consent, assign all or a portion of its rights and obligations with respect to Loans under this Agreement to the Borrower or the Parent through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.03(a)(iv) or (y) notwithstanding Sections 2.10 and 2.11 or any other provision in this Agreement, open market purchase on a non-pro rata basis, in each case subject to the following limitations:

(i) the principal amount of such Loans shall be deemed automatically cancelled and extinguished on the date of such assignment or transfer;

(ii) purchases of Loans pursuant to this Section 10.07(h) may not be funded with the proceeds of loans under the ABL Facility;

(iii) either (x) the Borrower or Parent (as applicable) shall represent and warrant to the Lender that it does not possess material non-public information with respect to the Parent and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders receiving “Private Side Information” generally (other than Lenders who elect not to receive such information) and that would reasonably be expected to have a material effect upon a Lender’s decision to assign the Loans or (y) the parties to such transaction shall render customary “big boy” disclaimers; and

(iv) notwithstanding anything to the contrary contained herein (including in the definitions of “Consolidated Net Income” and “Consolidated EBITDA”) any non-cash gains in respect of “cancellation of indebtedness” resulting from the cancellation of any Loans purchased by the Parent or the Borrower shall be excluded from the determination of Consolidated Net Income and Consolidated EBITDA.

SECTION 10.08. Confidentiality.  Each of the Agents, the Arrangers and the Lenders agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives in connection with the transactions contemplated hereby or by any of the other Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that such Agent, Arranger or Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender or (ii) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information received by it from such Lender) or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.08 or (ii) becomes available to such Agent, Arranger, any Lender, or any of their respective Affiliates on a nonconfidential basis other than as a result of a breach under this Section 10.08 from a source other than the Loan Parties or any Subsidiary thereof, and which source is not known by such Agent, Arranger or Lender to be subject to a confidentiality restriction in respect thereof in favor of the Borrower or any Affiliate of the Borrower.

For purposes of this Section, “Information” means all information received from or on behalf of any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Agent, Arranger or Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; it being understood that all information received from any Loan Party or any of their Subsidiaries after the date hereof shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agents, the Arrangers and the Lenders acknowledges that, (a) the Information may include material non-public information concerning the Loan Parties or the matters which are subject to this Agreement, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

SECTION 10.09. Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.10. Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11. Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the Engagement Letter and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.12. Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.13. Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

SECTION 10.14. Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.15. GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THERETO AND TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

(b) THE BORROWER, PARENT, THE AGENTS AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT; PROVIDED THAT TO THE EXTENT SUCH FEDERAL COURT DOES NOT ACCEPT JURISDICTION OVER SUCH ACTION OR PROCEEDING, THE BORROWER, PARENT, THE AGENTS AND EACH LENDER SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c) THE BORROWER, PARENT, THE AGENTS AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 10.16. WAIVER OF RIGHT TO TRIAL BY JURY.     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.17. Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, Parent and the Administrative Agent and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, Parent, each Agent and each Lender and their respective successors and assigns.

SECTION 10.18. [Reserved.]

SECTION 10.19. Lender Action.  Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at foreclosure sales, UCC sales, any sale under Section 363 of the Bankruptcy Code or other similar Dispositions of Collateral.  Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of proofs of claim in a case under the Bankruptcy Code.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Loan Parties, the Administrative Agent and each Secured Party agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Term Loan Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such Disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such Disposition.

SECTION 10.20. Use of Name, Logo, etc..  Subject in each case to the prior written consent of the Borrower (not to be unreasonably withheld), each of the Administrative Agent and the Arrangers may publish in the ordinary course customary advertising material relating to the financing transactions contemplated by this Agreement using the name, product photographs, logo or trademark of any Loan Party.

SECTION 10.21. USA PATRIOT Act Notice.  Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification numbers of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.  The Borrower shall, promptly following a reasonable request by the Administrative Agent on behalf of itself or on behalf of any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 10.22. Service of Process.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 10.23. No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Parent acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Arrangers are arm’s-length commercial transactions between the Borrower, Parent and their respective Affiliates, on the one hand, and the Administrative Agents and the Arrangers, on the other hand, (B) each of the Borrower and Parent has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Parent is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Parent or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Arrangers nor any Lender has any obligation to the Borrower, Parent or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers, the Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Parent or their respective Affiliates, and none of the Agents, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower, Parent or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and Parent hereby waives and releases any claims that it may have against the Agents, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.24. Intercreditor Agreement.  Each Lender hereunder (on behalf of itself and its Affiliates):  (a) acknowledges that it has received a copy of the ABL Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement, and (c) authorizes and instructs the Administrative Agent to enter into the ABL Intercreditor Agreement as Administrative Agent and on behalf of such Lender.  In the event of any conflict or inconsistency between the provisions of  the ABL Intercreditor Agreement and this Agreement (or any other Loan Document), the provisions of the ABL Intercreditor Agreement shall govern and control.

SECTION 10.25. Conflicts.  Notwithstanding anything to the contrary contained herein, in any other Loan Document (but excluding the ABL Intercreditor Agreement), in the event of any conflict or inconsistency between this Agreement and any other Loan Document (excluding the ABL Intercreditor Agreement), the terms of this Agreement shall govern and control.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PIER 1 IMPORTS (U.S.), INC.,
as the Borrower,

By:
Name:
Title:

PIER 1 IMPORTS, INC., as Parent,

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent,

By:
Name:
Title:

Schedule I

Guarantors

Pier 1 Assets, Inc., a Delaware corporation

Pier 1 Holdings, Inc., a Delaware corporation

Pier 1 Imports, Inc., a Delaware corporation

Pier 1 Imports (U.S.), Inc., a Delaware corporation

Pier 1 Licensing, Inc., a Delaware corporation

Pier 1 Services Company, a Delaware statutory trust

Pier 1 Value Services, LLC, a Virginia limited liability company

Schedule 1.01A

Certain Security Interests and Guarantees

As of the Closing Date:

●	the Security Agreement by and among the Loan Parties and the Administrative Agent;

●	the Copyright Security Agreement by the Borrower, Parent and Pier 1 Licensing, Inc., in favor of the Administrative Agent;

●	the Patent Security Agreement by Pier 1 Services Company, a Delaware statutory trust (“Pier 1 Services”), in favor of the Administrative Agent; and

●	the Trademark Security Agreement by Pier 1 Services in favor of the Administrative Agent.

Within 30 days after the Closing Date:

●
Deed of hypothec and issue of bonds by and among the Loan Parties (with respect to Collateral located in Quebec) and the Collateral Agent, acting as fondé de pouvoir, 25% demand bond issued by a Loan Party in favour of the Collateral Agent and certified by the fondé de pouvoir, delivery order issued by a Loan Party and pledge of bond agreement by and among a Loan Party and the Collateral Agent for itself and on behalf of the other Secured Parties;

●	the General Security Agreement by and among the Loan Parties (with respect to Collateral located in Canada) and the Collateral Agent;

●
Intellectual Property Security Agreement by Pier 1 Services in respect of Canadian Trademarks in favor of the Collateral Agent, with related schedules thereto and related supplements to the schedules to the Perfection Certificate delivered as of the Closing Date;

●
evidence that all registrations, recordings and filings in Canada that the Administrative Agent and the Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been prepared in proper form (including PPSA financing statements and certified statements issued by the Quebec Register of Personal Movable Property Rights);

●	an opinion from Davies Ward Phillips & Vineberg LLP, Canadian counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent; and

●	opinions from counsel in each jurisdiction in which PPSA financing statements are filed, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

Schedule 2.01

Commitment

Lender	Commitment
Bank of America, N.A.	$200,000,000.00

Schedule 5.12

Subsidiaries and Other Equity Investments

PIER 1 IMPORTS, INC.
(a Delaware corporation)

PIER 1 ASSETS, INC.
(100% Owned)
(a Delaware corporation)

PIER 1 LICENSING, INC.
(100% Owned)
(a Delaware corporation)

PIER 1 HOLDINGS, INC.		PIER 1 IMPORTS (U.S.), INC.
(100% Owned)		(100% Owned)
(a Delaware corporation)		(a Delaware corporation)

PIER 1 SERVICES COMPANY
(100% Owned)
(a Delaware statutory trust)
	PIR TRADING, INC.	PIER 1 VALUE SERVICES, LLC
	(100% Owned)	(100% Owned)
	(a Delaware corporation)	(a Virginia limited liability company)

Schedule 10.02

Administrative Agent’s Office, Certain Addresses for Notices

Parent or the Borrower:

Pier 1 Imports, Inc.
100 Pier 1 Place
Fort Worth, Texas  76102
Attention: Charles H. Turner, Chief Financial Officer
Telephone: (817) 252-8400
Telecopier: (817) 252-8801
E-Mail:  chturner@pier1.com

Website for posting documents: http://www.pier1.com

With a copies to:

Pier 1 Imports, Inc.
100 Pier 1 Place
Fort Worth, Texas  76102
Attention: Bryan Hanley, Assistant Treasurer & Director, Investor Relations
Telephone: (817) 252-6083
Telecopier: (817) 252-7424
E-Mail:  bhanley@pier1.com

Sidley Austin LLP
2001 Ross Avenue, Suite 3600
Dallas, Texas  75201
Attention: Kelly M. Dybala, Esquire
Telephone: (214) 981-3426
Telecopier: (817) 252-8801
E-Mail: kdybala@sidley.com

Administrative Agent:

Administrative Agent: Payments and Credit Requests
Bank of America, N.A.
101 North Tyson Street
Mail Code: NC1-001-05-46
Charlotte, NC 28255-0001
Attention: Jennifer Thayer
Telephone: 980-338-3254
Facsimile: 704-409-0486
Electronic Mail: jennifer.thayer@baml.com
With a copy to:

Administrative Agent: Financials and Compliance Notices
Bank of America, N.A.
Gateway Village-900 Building
900 W Trade Street
Mail Code: NC1-026-06-03
Charlotte, NC 28255-0001
Attention: Jim Joninas
Telephone: 980-387-1128
Electronic Mail: James.A.Joninas@baml.com

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY  10017
Attention: Jason Kyrwood, Esquire
Telephone: (212) 450-4653
Telecopier: (212) 701-5653
E-Mail: jason.kyrwood@davispolk.com

Payment Instructions:

Bank of America, N.A.
New York, NY
Attn: Corporate Credit Services
ABA #: 026009593
Account: # 1366212250600
Ref: Pier 1 Imports (U.S.), Inc.

EXHIBIT A

[FORM OF] COMMITTED LOAN NOTICE

Date:  ___________, _____

To:	Bank of America, N.A., as Administrative Agent
One Independence Center
101 N Tryon St
Mail Code: NC1-001-05-46
Charlotte, NC 28255-0001
Attention: Jennifer Thayer
Telephone: 980-338-3254
Facsimile: 704-409-0486
Electronic Mail: jennifer.thayer@baml.com

Ladies and Gentlemen:

Reference is made to that certain Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Pier 1 Imports, Inc., a Delaware corporation (“Parent”), Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned hereby requests (select one):

 ☐  A Borrowing of Loans

 ☐  A conversion or continuation of Loans made on _______________.

To be made on the terms set forth below:

1.           Class of Borrowing: _______________.1

2.           On ___________________________ (a Business Day).

3.           In the principal amount of $ __________________.2

4.           Comprised of [Type of Loan requested]. 3

1 E.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans.
2 E.g., For Eurodollar Rate Loans, must be a minimum of $5,000,000 or a multiple of $1,000,000 in excess thereof.  For Base Rate Loans, must be a minimum of $1,000,000 and $500,000 in excess thereof.

Form of Committed Loan Notice

5.           For Eurodollar Rate Loans:  with an Interest Period of months.4

[The remainder of this page is intentionally left blank.]

3 E.g., Base Rate or Eurodollar Rate Loans.
4 Options are one, two, three or six months, or to the extent consented to by each applicable Lender, twelve months (or such period of less than one month as may consented to by each applicable Lender).

Form of Committed Loan Notice

PIER 1 IMPORTS (U.S.), INC.

By:
Name:
Title:

Form of Committed Loan Notice

EXHIBIT B
[FORM OF] NOTE

$	[New York, New York]
[Date]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to [LENDER] or its registered assigns (the “Lender”) in accordance with Section 10.07 of the Credit Agreement (as defined below), in lawful money of the United States of America in immediately available funds at the office of the Administrative Agent (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Pier 1 Imports, Inc., a Delaware corporation, Pier 1 Imports (U.S.), Inc., a Delaware corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent at One Independence Center, 101 N Tryon Street, Mail Code: NC1-001-05-46, Charlotte, NC 28255-0001 (or such other office notified by the Administrative Agent to the Borrower in accordance with Section 10.02 of the Credit Agreement)) (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Loans made by the Lender to Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates, in each case, in the manner and at the rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.  The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All Borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.  This note is also entitled to the benefits of the Term Loan Guarantee and is secured by the Collateral.

Form of Note

If any assignment by the Lender holding this note occurs after the date of the issuance hereof, the Lender agrees that it shall, upon the effectiveness of such assignment or promptly thereafter as practicable, surrender this note to the Administrative Agent for cancellation.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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Form of Note

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed by their respective authorized officers as of the day and year first above written.

PIER 1 IMPORTS (U.S.), INC.

By:
Name:
Title:

Form of Note

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making this Notation

Form of Note

EXHIBIT C

[FORM OF] COMPLIANCE CERTIFICATE

[Insert date]

Reference is made to the Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Pier 1 Imports, Inc., a Delaware corporation (“Parent”), Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent (capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein).  Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, solely in his/her capacity as the chief financial officer of Parent, certifies as follows:

1.           [Attached hereto as Exhibit A is a consolidated balance sheet of Parent and its Subsidiaries for the fiscal year ended [__], 201[__], and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, together with related notes thereto and management’s discussion and analysis describing results of operations, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report of [Ernst and Young LLP], which report has been prepared in accordance with generally accepted auditing standards and is not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any qualification that is expressly solely with respect to, or expressly resulting solely from an upcoming final stated maturity date of Loans under the Credit Agreement or the ABL Facility).  Also attached hereto as Exhibit A is a summary reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.]1

2.           [Attached hereto as Exhibit A is a consolidated balance sheet of Parent and its Subsidiaries as at the end of the fiscal quarter ended [_____], and the related (i) condensed consolidated statements of operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail (collectively, the “Financial Statements”), together with management’s discussion and analysis describing results of operations.  Such Financial Statements fairly present in all material respects the financial condition, results of operations and cash flows of Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes.  Also attached hereto as Exhibit A is a summary reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.]²

1To be included if accompanying annual financial statements only.
2To be included if accompanying quarterly financial statements only.

Form of Compliance Certificate

3.           [Attached hereto as Exhibit B are the Projections required to be delivered pursuant to Section 6.01(c) of the Credit Agreement.  Such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections.  Actual results may vary from such Projections and such variations may be material.]3

4.           [To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred and is continuing.]  [If unable to provide the foregoing certification, attach an Annex A specifying the details of the Default that has occurred and is continuing and any action taken or proposed to be taken with respect thereto.]

5.           [Attached hereto as Schedule 1 are calculations of the Net First Lien Leverage Ratio and the Net Total Leverage Ratio as of the end of the most recent Test Period, which calculation is true and accurate on and as of the date of this Certificate.]4

6.           [Attached hereto as Schedule 2 are reasonably detailed calculations setting forth Excess Cash Flow for the most recently ended fiscal year, which calculations are true and accurate on and as of the date of this Certificate.]5

7.           [Attached hereto as Schedule 3 are reasonably detailed calculations, which calculations are true and accurate on and as of the date of this Certificate, of the Net Cash Proceeds received during the fiscal year ended [_____] by or on behalf of Parent or any of its Restricted Subsidiaries in respect of any Disposition subject to prepayment pursuant to Section 2.03(b)(ii)(A) of the Credit Agreement and the portion of such Net Cash Proceeds that has been invested or is intended to be reinvested in accordance with Section 2.03(b)(ii)(B) of the Credit Agreement.]6

8.           [Attached hereto as Schedule 4 is a list of each Subsidiary of Parent that identifies each Subsidiary as (i) a Restricted Subsidiary or an Unrestricted Subsidiary and (ii), if applicable, a Material Subsidiary, in each case, as of the date of this Certificate.]  [Since the date of the last Compliance Certificate, there has been no change to the list of Restricted Subsidiaries, Unrestricted Subsidiaries and Material Subsidiaries of Parent.]7]8

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3To be included only in annual compliance certificate.
4To be included in quarterly and annual compliance certificates.
5To be included only in annual compliance certificate beginning with the certificate for the fiscal year ended February 28, 2015.
6To be included only in annual compliance certificate.
7To be included in quarterly and annual compliance certificates.
8Items 4-8 may be disclosed in a separate certificate no later than five (5) days after delivery of the financial statements pursuant to Section 6.02(a) of the Credit Agreement.

Form of Compliance Certificate

IN WITNESS HEREOF, the undersigned, solely in his/her capacity as a chief financial officer of Pier 1 Imports, Inc., has executed this certificate for and on behalf of Pier 1 Imports, Inc., and has caused this certificate to be delivered as of the date first set forth above.

PIER 1 IMPORTS, INC.

By:
Name
Title: Chief Financial Officer

Form of Compliance Certificate

SCHEDULE 1
TO COMPLIANCE CERTIFICATE

(A)	Net First Lien Leverage Ratio: Consolidated Net First Lien Debt to Consolidated EBITDA

(1)	Consolidated Net First Lien Debt as of [_____], 20[__]:
	(a)	Consolidated Net Debt:
		(i)	Consolidated Total Debt
(A)
At any date of determination, the aggregate principal amount of Indebtedness of Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition or any other Investment permitted under the Credit Agreement), consisting of:

				(1)	Indebtedness for borrowed money	$
				(2)	unreimbursed obligations in respect of drawn letters of credit	$
				(3)	purchase money debt	$
				(4)	Attributable Indebtedness and debt obligations evidenced by promissory notes or similar instruments that would appear as a liability on a balance sheet prepared in accordance with GAAP	$

provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) any letter of credit, except to the extent of unreimbursed obligations in respect of drawn letters of credit (provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Debt until three (3) Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement shall be counted)) and (ii) obligations under Swap Contracts.

		Consolidated Total Debt (sum of items (A)(1)(a)(i)(A)(1) through (4))				$
(ii)
minus the aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet of Parent and its Restricted Subsidiaries as of such date, excluding cash and Cash Equivalents that are Restricted (“Unrestricted Cash”).
$
			Consolidated Net Debt (Consolidated Total Debt minus Unrestricted Cash)			$

Consolidated Net First Lien Debt (Consolidated Net Debt that is secured by a first priority Lien on any asset or property of any Loan Party or any Restricted Subsidiary (including, for the avoidance of doubt, Indebtedness incurred under the ABL Facility))
$

Form of Compliance Certificate

(2)	Consolidated EBITDA:
	(a)	Consolidated Net Income:
(i)
the net income (loss) of the Parent and its Restricted Subsidiaries for such period on a consolidated basis for such period taken as a single accounting period determined in accordance with GAAP, excluding:
$
(A)
the income (or loss) of such Person (other than any Loan Party) in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person during such period
$
(B)
the income (or loss) of such Person accrued prior to the date it becomes a Restricted Subsidiary of a Person or any of such Person’s Restricted Subsidiaries or is merged into or consolidated with a Person or any of its Restricted Subsidiaries or that Person’s assets are acquired by such Person or any of its Restricted Subsidiaries
$
(C)
the income of any direct or indirect Restricted Subsidiary of a Person (other than any Loan Party) to the extent that and for the portion of the period during which the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary
$
		Consolidated Net Income (item (A)(2)(a)(i) minus the sum of items (A)(2)(a)(i)(A) through (C))		$
	(b)	plus the sum (without duplication) of:
		(i)	depreciation and amortization for such period	$
		(ii)	provisions for taxes that were deducted in determining Consolidated Net Income for such period	$
		(iii)	Consolidated Interest Expense that was deducted in determining Consolidated Net Income for such period	$
(iv)
any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that any such non-cash charges shall be treated as cash charges in any future period in which the cash disbursement attributable thereto are made and such cash disbursement in such future period shall be subtracted from Consolidated EBITDA in such future period, and excluding amortization of a prepaid cash item that was paid in a prior period to the extent such cash item was deducted in calculating Consolidated EBITDA in period when paid)
$

Form of Compliance Certificate

	(v)	impairment of goodwill for such period	$
(vi)
non-cash compensation expense, or other non-cash expenses or charges, arising from the granting of stock options, stock awards or similar arrangements (including profits interests), the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation rights, profits interests or similar arrangements), in each case for such period
$
	(vii)	[reserved]	$
(viii)
any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses of Parent and its Restricted Subsidiaries related to any offering of Equity Interests, Investment or acquisition permitted under this Agreement for such period; provided that in the case of any such offering of Equity Interests, such fees and related out-of-pocket expenses are paid with proceeds of any such offering of Equity Interests; provided, further, that the amounts described in this clause (viii) shall not exceed $10,000,000 in the aggregate if such offering is not successful or such Investment or acquisition is not consummated, as applicable
$
(ix)
the amount of any expenses with respect to liability or casualty events, business interruption or product recalls, to the extent covered by insurance proceeds actually received in cash during such period (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of expense paid during such period, such excess amounts received may be carried forward and applied against expenses in future periods)
$
(c)	minus
	(i)	extraordinary gains for such period	$
Consolidated EBITDA (Consolidated Net Income plus the sum of items (A)(2)(b)(i) through (ix) minus item (A)(2)(c)(i))			$

Form of Compliance Certificate

Consolidated Net First Lien Debt to Consolidated EBITDA	____: 1.00

(B)	Net Total Leverage Ratio: Consolidated Net Debt to Consolidated EBITDA

(1)	Consolidated Net Debt (Consolidated Total Debt minus Unrestricted Cash)	$
	Consolidated Net Debt to Consolidated EBITDA	____: 1.00

Form of Compliance Certificate

SCHEDULE 2
TO COMPLIANCE CERTIFICATE

(C) Excess Cash Flow Calculation
(a)	the sum, without duplication, of:
	(i)	Consolidated Net Income of Parent for such period	$
(ii)
an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding (A) any such non-cash charges representing an accrual or reserve for potential cash items in any future period and (B) excluding amortization of a prepaid cash item that was paid in a prior period to the extent such cash item reduced Excess Cash Flow in the period when paid
$
(iii)
decreases in Consolidated Working Capital for such period (other than (A) any such decreases arising from acquisitions or Dispositions by Parent and its Restricted Subsidiaries completed during such period, (B) the application of purchase accounting, (C) the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification) and (D) the effect of any fluctuations in the amount of accrued and contingent obligations under any Swap Contract)
$
(iv)
an amount equal to the aggregate net non-cash loss on Dispositions  by Parent and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income
$
	(v)	the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid in such period	$
	(vi)	cash receipts in respect of Swap Contracts during such fiscal year to the extent not otherwise included in such Consolidated Net Income	$
(b)	over, the sum, without duplication of:
(i)
an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in item (C) above) and cash losses excluded by virtue of clauses (a)(i)(A) through (a)(i)(C) above of the definition of Consolidated Net Income under items (A)(2) above
$
(ii)
at the option of the Borrower and without duplication of amounts deducted pursuant to clause (xi) below or this clause (ii) in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property accrued or made in cash during such period and, at the option of the Borrower, made after such period and prior to the date of the applicable Excess Cash Flow payment, other than to the extent financed with long-term Indebtedness (other than proceeds of extensions of credit under the ABL Facility or any other revolving credit facility), in each case of Parent or its Restricted Subsidiaries
$

Form of Compliance Certificate

(iii)
at the option of the Borrower, the aggregate amount of all principal payments of Indebtedness of Parent and its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any mandatory prepayment of Loans (and the amount of Net Cash Proceeds pending reinvestment) pursuant to Section 2.03(b)(ii) of the Credit Agreement to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase and (C) payments under Section 2.05) of the Credit Agreement, in each case except to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) of Parent or its Restricted Subsidiaries, but excluding (W) the aggregate amount of any voluntary prepayments of Indebtedness deducted  pursuant to clauses (B)(i) and (ii) of Section 2.03(b)(i) of the Credit Agreement, (X) all other prepayments of Loans, (Y) all prepayments in respect of any revolving credit facility and (Z) payments of any Junior Financing
$
(iv)
an amount equal to the aggregate net non-cash gain on Dispositions by Parent and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income
$
(v)
increases in Consolidated Working Capital for such period (other than (A) any such increases arising from acquisitions or Dispositions by Parent and its Restricted Subsidiaries completed during such period, (B) the application of purchase accounting, (C) the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification) and (D) the effect of any fluctuations in the amount of accrued and contingent obligations under any Swap Contract)
$
(vi)
cash payments by Parent and its Restricted Subsidiaries during such period in respect of long-term liabilities or obligations of Parent and its Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income
$
(vii)
at the option of the Borrower and without duplication of amounts deducted pursuant to clauses (viii) and (xi) below or this clause (vii) in prior fiscal years, the amount of cash payments made in respect of Permitted Acquisitions and other Investments permitted under Section 7.02 of the Credit Agreement (other than Investments in (x) Cash and Cash Equivalents and (y) Parent and its Restricted Subsidiaries) made during such period, and, at the option of the Borrower, any such payments made after such period and prior to the date of the applicable Excess Cash Flow payment other than to the extent that such Investments and Permitted Acquisitions were financed with long-term Indebtedness (other than proceeds of extensions of credit under the ABL Facility or any other revolving credit facility), in each case of Parent and its Restricted Subsidiaries and not made in reliance on any basket calculated by reference to the Available Amount
$

Form of Compliance Certificate

(viii)
at the option of the Borrower, the amount of Restricted Payments paid in cash during such period pursuant to Sections 7.06(f) of the Credit Agreement and (h), in each case other than to the extent such Restricted Payments were financed with long-term Indebtedness (other than proceeds of extensions of credit under the ABL Facility or any other revolving credit facility), in each case of Parent and its Restricted Subsidiaries
$
(ix)
the aggregate amount of expenditures, fees, costs and expenses actually paid in cash by Parent and its Restricted Subsidiaries during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income other than to the extent such payments were financed with long-term Indebtedness (other than proceeds of extensions of credit under the ABL Facility or any other revolving credit facility)
$
(x)
the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Parent, the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and such prepayments of Indebtedness reduced Excess Cash Flow pursuant to item (C)(b)(iii) above or reduced the mandatory prepayment required by Section 2.03(b)(i) of the Credit Agreement
$
(xi)
without duplication of amounts deducted from Excess Cash Flow in prior periods, at the option of the Borrower, the aggregate consideration required to be paid in cash by Parent or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to the date of the applicable Excess Cash Flow payment relating to permitted acquisitions or Investments (other than Investments in (x) cash and Cash Equivalents and (y) Parent or its Restricted Subsidiaries), Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of Parent following the end of such period, except, in each case, to the extent such payments were financed with long-term Indebtedness (other than proceeds of extensions of credit under the ABL Facility or any other any revolving credit facility); provided that, to the extent the aggregate amount actually utilized to finance such acquisitions, Investments, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters
$

Form of Compliance Certificate

(xii)
the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period
$
(xiii)	cash expenditures in respect of Swap Contracts during such period to the extent not deducted in arriving at such Consolidated Net Income.	$
Excess Cash Flow (the sum of items (C)(a)(i) through (vi) minus the sum of items (C)(b)(i) through (xiii))		$

Form of Compliance Certificate

SCHEDULE 3
TO COMPLIANCE CERTIFICATE

(D) Net Cash Proceeds
with respect to the Disposition of any asset by Parent or any of its Restricted Subsidiaries or any Casualty Event, the excess, if any, of:
(i)	the sum of:
(A)
cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Parent or any of the Restricted Subsidiaries)
$
(ii)	over the sum of:
(A)
the principal amount, premium or penalty, if any, interest and other amounts on (x) any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and required to be repaid in connection with such Disposition or Casualty Event or (y) any Indebtedness that was incurred to finance the acquisition of such asset (other than, in each case under this subclause (A), Indebtedness under the Loan Documents, the ABL Facility Documentation, the Credit Agreement Refinancing Indebtedness and any Permitted Incremental Equivalent Debt)
$
(B)
the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Parent or such Restricted Subsidiary in connection with such Disposition or Casualty Event
$
(C)
taxes or distributions with respect thereto paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the distribution or repatriation of any such Net Cash Proceeds)
$
(D)
in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro-rata portion of the Net Cash Proceeds thereof (calculated without regard to this item (E)(ii)(D)) attributable to minority interests and not available for distribution to or for the account of Parent or a wholly owned Restricted Subsidiary as a result thereof
$

Form of Compliance Certificate

(E)
any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by Parent or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this item (D)(ii)(E)
$
Net Cash Proceeds (item (D)(i)(A) minus the sum of items (D)(ii)(A) through (D))	$ 9

Portion of Net Cash Proceeds that has been invested or is intended to be reinvested in accordance with Section 2.03(b)(ii)(B) of the Credit Agreement	$

9No net cash proceeds calculated in accordance with the above realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $10,000,000.  No such net cash proceeds shall constitute Net Cash Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $30,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds).

Form of Compliance Certificate

EXHIBIT D

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]14 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]15 hereunder are several and not joint.]16  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

1
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2	Select as appropriate.
3	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Form of Assignment and Assumption

[for each Assignee, indicate if [Affiliate][Approved Fund] of [identify Lender]]

4.             Borrower:                      Pier 1 Imports (U.S.), Inc.

5.	Administrative Agent:	Bank of America, N.A., including any successor thereto, as the administrative agent under the Credit Agreement

6.	Credit Agreement:
The Term Loan Credit Agreement, dated as of April 30, 2014, among Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), Pier 1 Imports, Inc., a Delaware corporation (“Parent”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.

7.           Assigned Interest:

Assignor[s]4	Assignee[s]5	Facility Assigned6	Aggregate Amount of Commitment/Loans for all Lenders7	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans8	CUSIP Number

		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%

[8.           Trade Date:                      __________________]9

Effective Date:  __________________, 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

4   List each Assignor, as appropriate.
5   List each Assignee, as appropriate.
6   Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Initial Loans”, “Extended Loans”, etc.).
7   Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8   Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
9	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date

Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]
By:
Name:
Title :

ASSIGNOR
[NAME OF ASSIGNEE]
By:
Name:
Title :

[Consented to and]10 Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title :

[Consented to by:

Pier 1 Imports (U.S.), Inc.

By:
Name:
Title : ]:11

10	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
11	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Form of Assignment and Assumption

ANNEX 1
TO ASSIGNMENT AND ASSUMPTION

Term Loan Credit Agreement, dated as of April 30, 2014, among Pier 1 Imports (U.S.), Inc.,
Pier 1 Imports, Inc., the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.              Representations and Warranties.

1.1.           Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.07(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date referred to in this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, including but not limited to any documentation required pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Form of Assignment and Assumption

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or email (including “.pdf” or “.tif” files) or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles.

Form of Assignment and Assumption

EXHIBIT E

[FORM OF] TERM LOAN GUARANTEE

[See attached]

Form of Term Loan Guarantee

E-1

TERM LOAN GUARANTEE

TERM LOAN GUARANTEE (this “Guarantee”), dated as of April 30, 2014, by each of the Persons listed on Schedule I hereto (each such Person, individually, a “Guarantor” and, collectively, the “Guarantors”) in favor of (a) Bank of America, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Secured Parties (as defined in the Credit Agreement referred to below), (b) Bank of America, N.A., a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Secured Parties, and (c) the Secured Parties.

W I T N E S S E T H

WHEREAS, reference is made to that certain Term Loan Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of April 30, 2014, among Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), Pier 1 Imports, Inc., a Delaware corporation (“Parent”), the Administrative Agent and the lenders party thereto (the “Lenders”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.

WHEREAS, each Guarantor acknowledges that it is an integral part of a consolidated enterprise and that it will receive direct and indirect benefits from the availability of the credit facility provided for in the Credit Agreement and from the extension of credit by the Lenders.

WHEREAS, the obligations of the Lenders to extend credit are each conditioned upon, among other things, the execution and delivery by the Guarantors of a guarantee in the form hereof.  As consideration therefor, and in order to induce the Lenders to extend credit, the Guarantors are willing to execute this Guarantee.

Accordingly, the parties hereto agree as follows:

SECTION 1.   Guarantee.  Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment when due (whether at the stated maturity, by required prepayment, by acceleration or otherwise) and performance by Borrower and each of the other Guarantors of all Secured Obligations with respect to the Borrower’s Guarantee, other than with respect to its primary obligations (collectively, the “Guaranteed Obligations”), including all such Guaranteed Obligations which shall become due but for the operation of the Bankruptcy Code.  Each Guarantor further agrees that the Guaranteed Obligations may be extended, increased, amended, modified or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon this Guarantee notwithstanding any extension, increase, amendment, modification or renewal of any Guaranteed Obligation.  Notwithstanding any term or provision of this Guarantee or any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement to the contrary, with respect to any Guarantor, the term “Guaranteed Obligations” shall exclude any Excluded Swap Obligations with respect to such Guarantor.

1

SECTION 2.   Guaranteed Obligations Not Affected.  To the fullest extent permitted by applicable Law, each Guarantor waives presentment to, demand of payment from, and protest to, any Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of this Guarantee, notice of protest for nonpayment and all other notices of any kind.  To the fullest extent permitted by applicable Law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any Loan Party under the provisions of the Credit Agreement, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement or otherwise or against any other party with respect to any of the Guaranteed Obligations, (b) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Guarantee, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement or any other agreement, with respect to any other Loan Party, (c) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Collateral Agent or any other Secured Party, (d) any impairment of any security held by the Collateral Agent or any other Secured Party for the Guaranteed Obligations, (e) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, (f) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Administrative Agent, any other Secured Party or any other Person, whether in connection with the Term Loan Credit Agreement, the other Loan Documents or any unrelated transaction or (g) any change in the corporate existence, structure or ownership of any Loan Party, the lack of legal existence of any Loan Party or legal obligation to discharge any of the Guaranteed Obligations by any Loan Party for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than Payment in Full). As used herein, “Payment in Full” means prior  payment in full of all the Secured Obligations (other than (i) contingent indemnity obligations for then unasserted claims; (ii) obligations and liabilities under Secured Hedge Agreements; or (iii) obligations and liabilities under Secured Cash Management Agreements and the termination of all Commitments to any Loan Party under any Loan Document.

SECTION 3.   Security.  Each of the Guarantors hereby acknowledges and agrees that the Collateral Agent and each of the other Secured Parties may (a) take and hold security for the payment of this Guarantee and the Guaranteed Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof, in the manner provided in the Credit Agreement, and (c) release or substitute any one or more endorsees, other Guarantors or other obligors, in each case without affecting or impairing in any way the liability of any Guarantor hereunder.

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SECTION 4.   Guarantee of Payment.  Each of the Guarantors further agrees that this Guarantee constitutes a guarantee of payment and performance when due of all Guaranteed Obligations and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the Collateral or other security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of any Agent or any other Secured Party in favor of any Loan Party or any other Person or to any other guarantor of all or part of the Guaranteed Obligations.  Any payment required to be made by the Guarantors hereunder may be required by any Agent or any other Secured Party on any number of occasions and shall be payable to the Administrative Agent, for the benefit of the Agents and the other Secured Parties, in the manner provided in the Credit Agreement.

SECTION 5.   Indemnification.  Each Guarantor jointly and severally agrees to indemnify the Administrative Agent, the Collateral Agent and the other Indemnitees in connection with this Agreement as provided in Section 10.05 of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Guarantor”

SECTION 6.   No Discharge or Diminishment of Guarantee.  The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than Payment in Full), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

SECTION 7.   Defenses of Loan Parties Waived.  To the fullest extent permitted by applicable Law, each of the Guarantors waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than Payment in Full.  Each Guarantor hereby acknowledges that the Agents and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Loan Party, or exercise any other right or remedy available to them against any Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent that Payment in Full has occurred.  Pursuant to, and to the extent permitted by, applicable Law, each of the Guarantors waives any defense arising out of any such election and waives any benefit of and right to participate in any such foreclosure action, even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Loan Party, as the case may be, or any security.  Each Guarantor agrees that it shall not assert any claim in competition with any Agent or any other Secured Party in respect of any payment made hereunder in any bankruptcy, insolvency, reorganization, or any other proceeding.

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SECTION 8.   Agreement to Pay; Subordination.  In furtherance of the foregoing and not in limitation of any other right that the Agents or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will forthwith pay, or cause to be paid, to the Agents or such other Secured Party as designated thereby in cash the amount of such unpaid Guaranteed Obligations.  Upon payment by any Guarantor of any sums to any Agent or any other Secured Party as provided above, all rights of such Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior Payment in Full.  In addition, any indebtedness of the Borrower or any other Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior Payment in Full.  Notwithstanding the foregoing, prior to the occurrence of an Event of Default, the Borrower or any other Loan Party may make payments to any Guarantor on account of any such indebtedness.  After the occurrence and during the continuance of an Event of Default, none of the Guarantors will demand, sue for, or otherwise attempt to collect any such indebtedness until Payment in Full.  If any amount shall erroneously be paid to any Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

SECTION 9.   Limitation on Guarantee of Guaranteed Obligations.  In any action or proceeding with respect to any Guarantor involving any state corporate law, the Bankruptcy Code or any other state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of such Guarantor under SECTION 1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said SECTION 1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Secured Party, any Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 10.   formation.  Each of the Guarantors assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agents or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

SECTION 11.   Termination.  This Guarantee (a) shall terminate when Payment in Full has occurred, and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of any Loan Party or otherwise.

SECTION 12.   Costs of Enforcement.  Each Guarantor, jointly with the other Guarantors and severally, agrees to reimburse the Administrative Agent and the Collateral Agent for its fees and expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Guarantor. Any such amounts  payable hereunder (including under Section 5) shall be additional Guaranteed Obligations guaranteed hereby and secured by the Collateral Documents.

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SECTION 13.   Binding Effect; Several Agreement; Assignments.  Whenever in this Guarantee any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Guarantee shall bind and inure to the benefit of each of the Guarantors and its respective successors and permitted assigns.  This Guarantee shall be binding upon each of the Guarantors and their respective successors and permitted assigns, and shall inure to the benefit of the Agents and the other Secured Parties, and their respective successors and permitted assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such attempted assignment or transfer shall be void), except as expressly permitted by this Guarantee or the Credit Agreement.  This Guarantee shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 14.   Waivers; Amendment.

(a)           The rights, remedies, powers, privileges, and discretions of the Agents hereunder and under applicable Law (herein, the “Agents’ Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which they would otherwise have.  No delay or omission by the Agents in exercising or enforcing any of the Agents’ Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Agents of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement.  No single or partial exercise of any of the Agents’ Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agents and any Person, at any time, shall preclude the other or further exercise of the Agents’ Rights and Remedies.  No waiver by the Agents of any of the Agents’ Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Agents’ Rights and Remedies  may be exercised at such time or times and in such order of preference as the Agents may determine. The Agents’ Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Guaranteed Obligations.  No waiver of any provisions of this Guarantee or any other Loan Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in the same, similar or other circumstances.

(b)           Subject to the ABL Intercreditor Agreement, neither this Guarantee nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Agents and the Guarantor or Guarantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

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SECTION 15.   Copies and Facsimiles.  This instrument and all documents which have been or may be hereinafter furnished by the Guarantors to any of the Agents may be reproduced by the Agents by any photographic, microfilm, xerographic, digital imaging, or other process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

SECTION 16.   Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 17.   Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement, provided that communications and notices to the Guarantors may be delivered to the Borrower on behalf of each of the Guarantors.

SECTION 18.   Survival of Agreement; Severability.

(a)         All covenants, agreements, indemnities, representations and warranties made by the Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Guarantee, the Credit Agreement or any other Loan Document shall be considered to have been relied upon by the Agents and the other Secured Parties and shall survive the execution and delivery of this Guarantee, the Credit Agreement and the other Loan Documents and the making of any Loans by the Lenders, regardless of any investigation made by any Agent or any other Secured Party or on their behalf and notwithstanding that the Administrative Agent or other Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended, and shall continue in full force and effect until Payment in Full has occurred.  The provisions of SECTION 5, SECTION 11(b), and SECTION 12 hereof shall survive and remain in full force and effect regardless of Payment in Full.

(b)           Any provision of this Guarantee held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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SECTION 19.   Counterparts.  This Guarantee may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Guarantee by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Guarantee.

SECTION 20.   Rules of Interpretation.  The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Guarantee.

SECTION 21.   Jurisdiction; Consent to Service of Process.

(a)         EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT; PROVIDED THAT TO THE EXTENT SUCH FEDERAL COURT DOES NOT ACCEPT JURISDICTION OVER SUCH ACTION OR PROCEEDING, EACH GUARANTOR SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH GUARANTOR AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(b)           EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION.  EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(c)           EACH GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS GUARANTEE WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 22.   Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 23.   Right of Setoff.  Subject to the terms of Section 10.19 of the Credit Agreement, if an Event of Default shall have occurred and be continuing, each Secured Party, each Participant, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party, Participant, or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Guarantee or other Loan Document held by a Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guarantee or other Loan Document and although such obligations may be matured or unmatured or otherwise fully secured; provided that such Secured Party shall provide such Guarantor with written notice promptly after its exercise of such right of setoff. The rights of each Secured Party under this SECTION 23 are in addition to other rights and remedies (including other rights of setoff) that such Secured Party may have.  ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE GUARANTEED OBLIGATIONS PRIOR TO THE EXERCISE BY ANY SECURED PARTY OF ITS RIGHT OF SETOFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

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SECTION 24.   Additional Restricted Subsidiaries.

Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries of the Loan Parties that are wholly owned Material Domestic Subsidiaries and not Excluded Subsidiaries and that were not in existence or were Excluded Subsidiaries on the date of the Credit Agreement are required to enter into this Agreement as Guarantors upon becoming Restricted Subsidiaries (for avoidance of doubt, the Borrower may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Secured Obligations by causing such Restricted Subsidiary to execute a Guarantee Supplement in accordance with the provisions of this Section 24 and any such Restricted Subsidiary shall be a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein).  Upon execution and delivery by the Administrative Agent and a Restricted Subsidiary of a Guarantee Supplement, such Restricted Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement. As used herein, “Guarantee Supplement” means an instrument substantially in the form of Exhibit I hereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS HEREOF, the Guarantors have duly executed this Guarantee as of the day and year first above written.

GUARANTORS:	PIER 1 IMPORTS, INC.

By:____________________________________
Name: Charles H. Turner
Title: Executive Vice President, CFO and Treasurer

PIER 1 IMPORTS (U.S.), INC.

By:____________________________________
Name: Charles H. Turner
Title: Executive Vice President, CFO and Treasurer

PIER 1 ASSETS, INC.

By:____________________________________
Name: Charles H. Turner
Title: Executive Vice President, CFO and Treasurer

PIER 1 LICENSING, INC.

By:____________________________________
Name: Charles H. Turner
Title: Executive Vice President, CFO and Treasurer

PIER 1 HOLDINGS, INC.

By:____________________________________
Name: Charles H. Turner
Title: Executive Vice President and CFO

PIER 1 SERVICES COMPANY, a Delaware statutory trust

By: Pier 1 Holdings, Inc., Managing Trustee

By:_________________________________
Name: Charles H. Turner
Title: Executive Vice President and CFO

[Signature Page to Guarantee]

PIER 1 VALUE SERVICES, LLC

By: Pier 1 Imports (U.S.), Inc., its sole member and manager

By:____________________________________
Name: Charles H. Turner
Title: Executive Vice President and CFO

[Signature Page to Guarantee]

SCHEDULE I

Guarantors

Pier 1 Imports, Inc.
Pier 1 Imports (U.S.), Inc.
Pier 1 Assets, Inc.
Pier 1 Holdings, Inc.
Pier 1 Services Company
Pier 1 Value Services, LLC
Pier 1 Licensing, Inc.

EXHIBIT I TO GUARANTEE

FORM OF GUARANTEE SUPPLEMENT

SUPPLEMENT NO. ___ dated as of ______________ ___, 20___, to the Term Loan Guarantee dated as of 30, 2014, by PIER 1 IMPORTS, INC., a Delaware corporation (“Parent”), PIER 1 IMPORTS (U.S.), INC., a Delaware corporation, (the “Borrower”) and the other Guarantors party thereto from time to time in favor of BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Secured Parties (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Guarantee”).

A.  Reference is made to the Credit Agreement, dated as of 30, 2014, (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), by the Borrower, Parent, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee, as applicable.

C.  The Guarantors have entered into the Guarantee in order to induce the Lenders to extend credit to the Borrower.  Section 24 of the Guarantee provides that additional Restricted Subsidiaries of the Guarantors may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement.  The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee as consideration for Loans previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

Section 1.  In accordance with Section 24 of the Guarantee, the New Subsidiary by its signature below becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof, provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all respects as of such earlier date.  Each reference to a “Guarantor” in the Guarantee shall be deemed to include the New Subsidiary as if originally named therein as a Guarantor.  The Guarantee is hereby incorporated herein by reference.

Section 2.  The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Guarantee (TL)

I-1

Section 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof.  Delivery of an executed counterpart of a signature page of this Supplement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Supplement.

Section 4.  Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

Section 5.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

(b)           EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT; PROVIDED THAT TO THE EXTENT SUCH FEDERAL COURT DOES NOT ACCEPT JURISDICTION OVER SUCH ACTION OR PROCEEDING, THE PARTIES HERETO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)           EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

I-2

(d)           EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.  If any provision of this Supplement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.  All communications and notices hereunder shall be in writing and given as provided in Section 17 of the Guarantee.

Section 8.  The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement and to the extent as provided in Section 12 of the Guarantee.

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IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title :

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title :

I-1

EXHIBIT F

[FORM OF] SECURITY AGREEMENT

[See attached]

Form of Security Agreement

F-1

TERM LOAN SECURITY AGREEMENT

TERM LOAN SECURITY AGREEMENT (this “Agreement”), dated as of April 30, 2014, by and among (a) Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), (b) each of the Persons listed on Schedule I hereto (each such Person, individually, a “Guarantor” and, collectively, the “Guarantors” or, individually, as a “Grantor” and, collectively, as the “Grantors”), and (c) Bank of America, N.A., a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Secured Parties (as defined in the Credit Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to that certain Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) the Borrower, (ii) Pier 1 Imports, Inc. (“Parent”), (ii) Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Secured Parties, (iii) the Collateral Agent and (iv) the Lenders party thereto (the “Lenders”), pursuant to which the Lenders have agreed to extend credit to the Borrower, upon the terms and subject to the conditions specified in the Credit Agreement; and

WHEREAS, reference is also made to that certain Term Loan Guarantee, dated as of April 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee”), executed by the Guarantors in favor of the Administrative Agent and the other Secured Parties, pursuant to which each Guarantor guarantees the payment and performance of the Guaranteed Obligations (as defined in the Guarantee); and

WHEREAS, the Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed (or may in the future agree) to enter into and/or maintain one or more Secured Hedge Agreements and the Cash Management Banks have agreed (or may in the future agree) to enter into and/or maintain Secured Cash Management Agreements, on the terms and conditions set forth in the Credit Agreement, in such Secured Hedge Agreements and in such Secured Cash Management Agreements, as applicable.  The obligations of the Lenders to extend such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligation of the Cash Management Banks to enter into and/or maintain such Secured Cash Management Agreements, are (or in the case of future Secured Hedge Agreements and Cash Management Services may be), in each case, conditioned upon, among other things, the execution and delivery of an agreement in the form hereof to secured the Secured Obligations (as defined herein).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantors and the Collateral Agent, on its own behalf and on behalf of the other Secured Parties (and each of their respective successors or assigns), hereby agree as follows:

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ARTICLE 1

Definitions

SECTION 1.01   Generally.  All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

           SECTION 1.02   Definition of Certain Terms Used Herein.  Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement or the UCC.  In addition, as used herein, the following terms shall have the following meanings:

“ABL Priority Collateral” shall have the meaning assigned that term in the ABL Intercreditor Agreement.

“Accessions” shall have the meaning given to that term in the UCC.

“Accommodation Payment” has the meaning assigned to such term in Section 10.13.

“Account Debtor” shall mean a Person obligated on an Account.

“Account(s)” shall means “accounts” and “payment intangibles” as defined in the UCC, and the PPSA, as applicable, but limited to a right to payment of a monetary obligation, whether or not earned by performance, (i) for Inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered in connection with the sale, lease, license, assignment or other disposition of Inventory, or (iii) arising out of the use of a credit or charge card or information contained on or for use with the card in connection with the sale, lease, license, assignment or other disposition of Inventory.  The term “Account” does not include (i) rights to payment evidenced by chattel paper or an instrument, (ii) commercial tort claims, (iii) deposit accounts, (iv) investment property, (v) letter-of-credit rights or letters of credit, or (vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card.

“Administrative Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Allocable Amount” has the meaning assigned to such term in Section 10.13.

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“Article 9 Collateral” shall mean all of the following assets of each Grantor, in each case wherever located, and whether now existing or hereafter arising or acquired from time to time:

(a)           all Accounts;

(b)           all Inventory;

(c)           all Documents;

(d)           all Instruments and Chattel Paper;

(e)           all Letters of Credit and Letter-of-Credit Rights;

(f)           all General Intangibles, including without limitation, all Intellectual Property;

(g)           all Deposit Accounts;

(h)           all Supporting Obligations;

(i)           all Commercial Tort Claims described on the Perfection Certificate from time to time;

(j)           all Equipment;

(k)           all Investment Property;

(l)           all Goods and Fixtures;

(m)           all Money, cash and cash equivalents;

(n)           the Collateral Account, and all cash, Money, Securities and other investments deposited therein;

(o)           all Security Entitlements in any or all of the foregoing;

(p)           all books and records relating to the Collateral;

(q)           all Securities Accounts; and

(r)           all Proceeds and products of each of the foregoing and all Accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

“Bankruptcy Event of Default” means any Event of Default under Section 8.01(f) of the Credit Agreement.

“Blue Sky Laws” has the meaning assigned to such term in Section 8.01(h).

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“Borrower” shall have the meaning assigned to such term in the preamble of this Agreement.

“Chattel Paper” shall have the meaning given that term in the UCC.

“Closing Date Grantor” has the meaning assigned to such term Section 2.02(a) of this Agreement.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Account” means any Cash Collateral Account (as defined in the Credit Agreement), which cash collateral account shall be maintained with the Collateral Agent for the benefit of the relevant Secured Parties.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Collateral Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 10.07.

“Commercial Tort Claim” shall have the meaning given that term in the UCC.

“Control” shall have the meaning given that term in the UCC.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement, including, without limitation, any rights to print, publish, copy, distribute, create derivative works, or otherwise exploit and sell copyrighted materials, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such Copyrights, together with any and all (a) amendments, modifications, renewals, extensions, and supplements thereof, (b) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future breaches or other violations with respect thereto and (c) rights to sue for past, present and future breaches or violations thereof.

“Copyrights” means all of the following now owned or hereafter acquired by or assigned to any Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States or Canada, whether as author, assignee, transferee or otherwise, whether registered or unregistered and whether published or unpublished, (b) all registrations and applications for registration of any such copyright in the United States or Canada, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or the Canadian Intellectual Property Office, including those listed on Schedule 7(b) of the Perfection Certificate and all:  (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements, misappropriations or other violations thereof, (iv) rights to sue or otherwise recover for past, present or future infringements thereof and (v) domestic rights corresponding thereto.

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“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Deposit Account” shall have the meaning given that term in the UCC.

“Discharge of ABL Obligations” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Documents” shall have the meaning given that term in the UCC.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Equipment” shall have the meaning given that term in the UCC.

“Excluded Assets” shall have the meaning assigned to such term in Section 3.01.

“Excluded Equity Interests” shall have the meaning assigned to such term in Section 2.01.

“Financing Statement” shall have the meaning given that term in the UCC.

“Fixtures” shall have the meaning given that term in the UCC.

“General Intangibles” shall have the meaning given that term in the UCC.  “Goods” shall have the meaning given that term in the UCC.

“Grantors” shall have the meaning assigned to such term in the preamble of this Agreement.

“Guarantee” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Guarantors” shall have the meaning assigned to such term in the preamble of this Agreement.

“Instruments” shall have the meaning given that term in the UCC.

“Intellectual Property” means all U.S. or Canadian intellectual and similar property of every kind and nature now owned, licensed or hereafter acquired by any Grantor, including:  inventions, designs, Patents, Copyrights, Licenses, Trademarks, Domain Names, Trade Secrets, confidential or proprietary technical and business information, know how, show how or other data or information, software,  databases, all other proprietary information and all embodiments or fixations thereof and related documentation, registrations and all additions, improvements and Accessions to, and books and records describing or used in connection with, any of the foregoing.

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“Intellectual Property Security Agreements” shall have the meaning assigned to such term in Section 3.03.

“Inventory” shall mean all (a) Goods of each Grantor which (i) are leased by such Grantor as lessor, (ii) are held by a such Grantor for sale or lease or to be furnished under a contract of service, (iii) are furnished by such Grantor under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; and (b) Documents which represent any of the foregoing.

“IP Collateral” means the Collateral consisting of Intellectual Property.

“Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Letter-of-Credit Rights” shall have the meaning given that term in the UCC.

“Letters of Credit” shall have the meaning given that term in the UCC.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement granting rights under Intellectual Property to any Grantor (excluding licenses for the use of commercially available software).

“Material IP” means any IP Collateral that is material to the conduct of any Grantor’s business.

“Patent License” means any written agreement, now or hereafter in effect, pursuant to which a Grantor grants or obtains any right (other than an ownership right) to any Patent, including, without limitation, any rights to develop, manufacture, commercialize, import, export, make, have made, distribute, offer for sale, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any such right with respect to any invention on which a Patent, now or hereafter owned by any third party, is in existence, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereinafter covered by such Patents, together with any and all (a) amendments, modifications, renewals, extensions, and supplements thereof, (b) income, fees, royalties, damages, and payments now and hereafter due and/or payable under or and with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future breaches and other violations thereof and (c) rights and remedies to sue for past, present and future breaches and other violations of any of the foregoing, and any other rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor:  (a) all letters patent of the United States or Canada, all registrations and recordings thereof, and all applications for letters patent of the United States or Canada, including registrations, recordings and pending applications in the United States Patent and Trademark Office or the Canadian Intellectual Property Office, including those listed on Schedule 7(a) of the Perfection Certificate, and (b) all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any such patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, extensions and continuations-in-part thereof and modifications, supplements and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect to any of the foregoing including damages and payments for past, present or future infringements, breaches and other violations thereof, (v) domestic rights corresponding thereto and (vi) rights and remedies to sue for past, present or future infringements, breaches and other violations thereof.

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“Permitted Encumbrances” shall have the meaning assigned to such term in Section 2.03(c).

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any Promissory Notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other Securities or Instruments now or hereafter included in the Pledged Collateral, including all Pledged Equity, Pledged Debt and all other certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Proceeds” shall mean “proceeds”, as defined in the UCC.

“Promissory Note” shall have the meaning given that term in the UCC.

“Qualified ECP Grantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Secured Obligations” shall mean, collectively, the Secured Obligations (as defined in the Credit Agreement) including, for the avoidance of doubt, the Guaranteed Obligations (as defined in the Guarantee).

“Securities Account” shall have the meaning given that term in the UCC.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Security Interest” shall have the meaning assigned to such term in Section 3.01 of this Agreement.

“Supporting Obligations” shall have the meaning given that term in the UCC.

“Tangible Chattel Paper” shall have the meaning given such term in the UCC.

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“Trade Secrets” means (a) all U.S. or Canadian trade secrets, confidential information, know-how and proprietary processes, designs, inventions, technology, and proprietary methodologies, algorithms and information, (b) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future infringements, misappropriations or other violations with respect thereto and (c) rights to sue for past, present and future infringements, misappropriations or violations thereof.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, together with all (a) amendments, modifications, renewals, extensions, and supplements thereof, (b) income, fees, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future breaches or other violations thereof and (c) rights, priorities, and privileges and remedies to sue for past, present and future breaches and other violations of any of the foregoing, and any other rights of any Grantor under any such agreement (not including vendor or distribution agreements that allow incidental use of intellectual property rights in connection with the sale or distribution of such products or services).

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor:  (a) all U.S. or Canadian trademarks, service marks, certification marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, slogans, logos, other source or business identifiers, designs and general intangibles of like nature, together with all (i) goodwill of the business symbolized thereby or associated therewith, (ii) all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, the Canadian Intellectual Property Office or any similar offices in any political subdivision of the United States or Canada and all extensions or renewals thereof, including those listed on Schedule 7(a) of the Perfection Certificate, (iii) all rights and privileges arising under applicable Law with respect to such Grantor’s use of any of the foregoing, (iv) all extensions and renewals thereof and amendments thereto, (v) all income, fees, royalties, damages and payments now and hereafter due and/or payable with respect to any of the foregoing, including damages, claims and payments for past, present or future infringements, misappropriations or other violations thereof, (vi) all rights and remedies to sue for past, present and future infringements, misappropriation, dilutions, and other violations of any of the foregoing  and (vii) all domestic rights, priorities and privileges corresponding to any of the foregoing.

“UFCA” has the meaning assigned to such term in Section 10.13.

“UFTA” has the meaning assigned to such term in Section 10.13.

Rules of Interpretation.  The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

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ARTICLE 2

Pledge

           SECTION 2.01   Pledge.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) all Equity Interests held by it (including those Equity Interests listed on Term Loan Security Agreement Schedule I of the Perfection Certificate) and (ii) any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the foregoing clauses (i) and (ii) collectively, the “Pledged Equity”), in each case including all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity and all warrants, rights or options issued thereon or with respect thereto; provided that the Pledged Equity shall not include (A) more than 65% of the issued and outstanding Equity Interests of (x) any Foreign Subsidiary owned by any Loan Party or (y) any Domestic Subsidiary owned by any Loan Party and that is a disregarded entity for United States Federal income tax purposes substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries, (B) any Equity Interest if, to the extent and for so long as the pledge of such Equity Interest hereunder would require any governmental consent, approval, license or authorization, or is prohibited by any applicable Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable Law); provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as (x) such prohibition ceases to be in effect, or (y) if such pledge would require governmental (including regulatory) consent, approval, license or authorization, and such consent, approval, license or authorization has been received, (C) any Equity Interest the pledge of which would result in a material adverse tax consequence to any Loan Party (including as a result of operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Borrower, (D) any Equity Interest in a Subsidiary that (x) is an Unrestricted Subsidiary a captive insurance subsidiary, a special purpose securitization vehicle (or similar entity) or a not-for-profit organization or (y) is not a Material Subsidiary, a wholly owned Subsidiary or, in the case of Foreign Subsidiaries, a first-tier Foreign Subsidiary, (E) Margin Stock and (F) any Equity Interest in a Subsidiary, with respect to which the Administrative Agent and the Borrower reasonably determine that the cost, burden, difficulty or other consequences of providing the pledge of such Equity Interest hereunder shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom (any Equity Interests excluded pursuant to clauses (A) through (F) above, the “Excluded Equity Interests”); provided that any Equity Interest described in clauses (A) through (F) above that is pledged under the ABL Facility Documentation shall not be an Excluded Equity Interest hereunder; (b)(i)the Promissory Notes and any Instruments evidencing indebtedness owned by it (including those listed opposite the name of such Grantor on Schedule 6 to the Perfection Certificate) and (ii) any Promissory Notes and Instruments evidencing indebtedness obtained in the future by such Grantor (the foregoing clauses (i) and (ii) collectively, the “Pledged Debt”); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01; (d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses(a), (b) and (c) above; (e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above and (f) all Proceeds of, and Security Entitlements in respect of, any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”); provided that notwithstanding any of the foregoing, the term “Pledged Collateral (and any component definition thereof) shall not include any Excluded Assets.

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           SECTION 2.02   Delivery of the Pledged Collateral.

(a)         On the Closing Date (in the case of any Grantor that grants a Lien on any of its assets hereunder on the Closing Date (each, including, for the avoidance of doubt, the Borrower, a “Closing Date Grantor”)) or on the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), each Grantor shall deliver or cause to be delivered to the Collateral Agent, for the benefit of the applicable Secured Parties, any and all Pledged Securities (other than any Uncertificated Securities, but only for so long as such Securities remain uncertificated); provided that Promissory Notes and Instruments evidencing Indebtedness shall only be so required to be delivered to the extent the face amount of any such Instrument or Promissory Note equals or exceeds $5,000,000 individually.  Thereafter, whenever such Grantor acquires any other Pledged Security (other than any Uncertificated Securities, but only for so long as such Securities remain uncertificated), such Grantor shall deliver or cause to be delivered to the Collateral Agent such Pledged Security as Collateral within the later to occur of (i) thirty (30) calendar days following the date on which such assets are acquired or (ii) the earlier of (x) the date on which the next Compliance Certificate is required to be delivered pursuant to Section 6.02(a) of the Credit Agreement following such event and (y) the date which is forty-five (45) calendar days after the end of the most recently ended fiscal quarter of Parent (or such later date as may be acceptable to the Administrative Agent in its discretion); provided that Promissory Notes and Instruments evidencing Indebtedness shall only be so required to be delivered to the extent the face amount of any such Instrument or Promissory Note equals or exceeds $5,000,000 individually.

(b)           [Reserved].

(c)           Upon delivery to the Collateral Agent, any certificate or Promissory Note representing Pledged Collateral shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly-executed in blank reasonably satisfactory to the Collateral Agent.  Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed to supplement Schedule 6 and/or Term Loan Security Agreement Schedule I of the Perfection Certificate, as applicable and be made a part thereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered shall supplement any prior schedules so delivered.

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(d)           Notwithstanding the foregoing, to the extent that any Closing Date Grantor does not or cannot deliver any Pledged Collateral (other than Pledged Collateral consisting of the Equity Interests of the Borrower or any wholly-owned Domestic Subsidiary of the Borrower) on the Closing Date, after the use of commercially reasonable efforts to do so, such Closing Date Grantor shall not be required to deliver such Pledged Collateral until the date that is ninety (90) days after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion).

(e)           The assignment, pledge and security interest granted in Section 2.01 are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Pledged Collateral.

SECTION 2.03   Representations and Warranties. Each Grantor, jointly and severally, represents and warrants, as to itself and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)         (i) Term Loan Security Agreement Schedule I of the Perfection Certificate sets forth, as of the Closing Date and as of each date on which a supplement to Term Loan Security Agreement Schedule I of the Perfection Certificate is delivered by a Grantor pursuant to Section 2.02(c), a true and correct list of all the issued and outstanding units of each class of the Equity Interests of the issuer thereof representing the Pledged Equity directly owned beneficially, or of record, by such Grantor, specifying the issuer and certificate number (if any) of, and the number and percentage of ownership represented by, such Pledged Equity and (ii) Schedule 6 of the Perfection Certificate sets forth, as of the Closing Date and as of each date on which a supplement to Schedule 6 of the Perfection Certificate is delivered by a Grantor pursuant to Section 2.02(c), a true and correct list of each item of Pledged Debt equal to or in excess of $5,000,000 owned by such Grantor (other than checks to be deposited in the ordinary course of business);

(b)           the Pledged Equity and the Pledged Debt issued by the Borrower, each other Grantor or their respective Subsidiaries have been duly and validly authorized and issued by the issuers thereof and in the case of Pledged Equity (to the extent such concepts are relevant with respect to such Pledged Equity) are fully paid and (if applicable) nonassessable;

(c)           each of the Grantors holds the Pledged Securities indicated in the Perfection Certificate as being owned by such Grantor free and clear of all Liens, other than (i) Liens created by the Collateral Documents and, subject to the ABL Intercreditor Agreement, the ABL Facility Documentation and (ii) other Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (such Liens in (A) and (B), the “Permitted Encumbrances”);

(d)           except for restrictions and limitations imposed by the Loan Documents or securities laws generally or by Permitted Encumbrances, the Pledged Equity is freely transferable and assignable, and none of the Pledged Equity is subject to any option, right of first refusal, shareholders agreement, Organization Document provisions or (except to the extent the failure of the same to be true would not reasonably be expected to cause a Material Adverse Effect, other than with respect to Pledged Equity constituting Equity Interests in the Borrower) contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Equity hereunder, the Disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

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(e)           each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)           no material consent or approval of any Governmental Authority was or is necessary to the validity and perfection of the pledge effected hereby (other than such as have been obtained and are in full force and effect); and

(g)           by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will (i) obtain a legal, valid and first-priority (subject only to any nonconsensual Liens permitted pursuant to Section 7.01 of the Credit Agreement and, subject to the ABL Intercreditor Agreement, Liens granted to the ABL Administrative Agent pursuant to the ABL Facility Documentation or to any other agent or trustee pursuant to any Permitted Refinancing of the Facility or the ABL Facility) perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations, (ii) have Control of such Pledged Securities and (iii) assuming that neither the Collateral Agent nor any of the Secured Parties have “notice of an adverse claim” (as defined in Section 8-105 of the UCC) with respect to such Pledged Securities at the time such Pledged Securities are delivered to the Collateral Agent, be a protected purchaser (within the meaning of Section 8-303 of the UCC) thereof.

SECTION 2.04   Certification of Limited Liability Company and Limited Partnership Interests.  Each Grantor acknowledges and agrees that, to the extent any interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be represented by a certificate.  Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled on or after the date hereof by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent, subject to the ABL Intercreditor Agreement, pursuant to the terms hereof.

             SECTION 2.05   Registration in Nominee Name; Denominations.  If an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Borrower at least three (3) Business Days’ notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to cause each of the Pledged Securities to be transferred of record into the name of the Collateral Agent and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement, provided that, notwithstanding the foregoing, if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give the notice referred to above in order to exercise the rights described above.

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          SECTION 2.06   Voting Rights; Dividends and Interest.

(a)         Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Borrower at least three (3) Business Days in advance that the rights of the Grantors under this Section 2.06(a) are being suspended:

(i)           Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents.

(ii)           The Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above, in each case as shall be specified in such request and be in form and substance reasonably satisfactory to the Collateral Agent.

(iii)           So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor (at the expense of such Grantor) any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities.

(b)           Unless and until an Event of Default shall have occurred and be continuing, each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities; provided that any noncash dividends or other non-cash distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).

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(c)           Upon the occurrence and during the continuance of any Event of Default, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 2.06(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (c) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 8.03.  At such time when no Event of Default is then continuing, each Grantor’s right to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities shall be automatically reinstated.

(d)           Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower at least three (3) Business Days in advance of the suspension of the rights of the Grantors under Section 2.06(a), then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2.06(a)(i), and the obligations of the Collateral Agent under Section 2.06(a)(ii), shall cease, and all such rights shall thereupon become, subject to the rights of the ABL Administrative Agent under the ABL Intercreditor Agreement, vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.  After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 2.06(a)(i), and the obligations of the Collateral Agent under Section 2.06(a)(ii) shall be reinstated.

(e)           Any notice given by the Collateral Agent to the Borrower suspending the rights of the Grantors under Sections 2.06(a) or (d) above, (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and(iii) may suspend the rights of the Grantors under Sections 2.06(a)(i) or (b) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing. Notwithstanding anything to the contrary contained in Section 2.06(a) or (d) above, if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give any notice referred to in said Sections in order to exercise any of its rights described in such Sections, and the suspension of the rights of each of the Grantors under each such Section shall be automatic upon the occurrence of such Bankruptcy Event of Default.

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SECTION 2.07   Collateral Agent Not a Partner or Limited Liability Company Member. Nothing contained in this Agreement shall be construed to make the Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership.  The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Pledged Equity consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Party, any Grantor and/or any other Person.

ARTICLE 3

Security Interest

             SECTION 3.01   Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor grants to the Collateral Agent, its successors and assigns, for its own benefit and the benefit of the other Secured Parties, a continuing security interest in all of such Grantor’s right, title and interest in, to and under the Article 9 Collateral (the “Security Interest”) provided that “Collateral” (and any component definition thereof) shall not include any of the following assets or property, each being an “Excluded Asset”:  (i) any “intent to use” (or similar) trademark application, solely during the period in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, after which period such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral, (ii) the Excluded Equity Interests, (iii) any specifically identified asset with respect to which the Collateral Agent and the Borrower reasonably determine that the costs, burden, difficulty or other consequences of providing a security interest is excessive in view of the practical benefits to be obtained by the Secured Parties, (iv) any assets securing purchase money obligations or Capitalized Lease Obligations permitted to be incurred under the Credit Agreement, to the extent that the terms of the agreements relating to such Lien prohibit the security interest under this Agreement from attaching to such assets, (v) any particular asset, if the pledge thereof or the security interest therein is prohibited by applicable Law other than to the extent such prohibition is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition, (vi) any General Intangibles or other rights of a Grantor arising under or evidenced by any contract, lease, instrument, license or agreement to the extent the pledges thereof and security interests therein are prohibited or restricted by such contract, lease, instrument, license or other agreement, other than Proceeds and receivables thereof, except to the extent (x) the pledge of such rights is deemed effective under the UCC or other applicable Law or principle of equity notwithstanding such prohibition or restriction, or (y) such prohibition or restriction is deemed ineffective under the UCC or other applicable Law or principle of equity, (vii) licenses and any other property and assets to the extent that the Collateral Agent may not validly possess a security interest therein under applicable Laws (including, without limitation, rules and regulations of any Governmental Authority) to the extent such applicable Laws, rules or regulations are not rendered ineffective by the UCC or other applicable Law, or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization (except that Proceeds of Dispositions thereof in accordance with applicable Law (including, without limitation, rules and regulations of any Governmental Authority) shall constitute Collateral); provided that Collateral shall include to the maximum extent permitted by applicable Law all rights incident or appurtenant to such licenses, property and assets (except to the extent any Lien on such asset in favor of the Collateral Agent requires consent, approval or authorization from any Governmental Authority) and the right to receive all Proceeds realized from the sale, assignment or transfer of such licenses, property and assets, (viii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (except to the extent such prohibition or restriction is deemed ineffective under the UCC or other applicable Law or principle of equity), (ix) any fee owned real property other than Material Real Property, (x) leasehold interests in real and personal property, (xi) motor vehicles and assets subject to certificates of title, (xii) Intellectual Property registered outside the U.S. or Canada or arising under the laws of any jurisdiction outside of the U.S. or Canada, (xiii) Letter of Credit Rights with a value of less than $5,000,000 individually (to the extent not constituting Supporting Obligations), (xiv) Commercial Tort Claims in which the amount claimed is less than $5,000,000 individually, (xv) Trust Funds (as defined in the ABL Credit Agreement or any similar term in connection with any Permitted Refinancing thereof) and (xvi) any asset the pledge of which would result in a material adverse tax consequence to any Loan Party as reasonably determined by the Borrower.  Notwithstanding anything herein to the contrary, no property which would constitute Excluded Assets under the foregoing definition shall  constitute Excluded Assets to the extent that such property constitutes “Collateral” under the ABL Facility Documentation or any documentation in respect of Junior Financing, Permitted Incremental Equivalent Debt or Credit Agreement Refinancing Indebtedness.  Without limiting the foregoing, each Grantor hereby designates the Collateral Agent as such Grantor’s true and lawful attorney in fact, exercisable by the Collateral Agent whether or not an Event of Default exists, with full power of substitution, at the Collateral Agent’s option, to file one or more Financing Statements, continuation statements, or to sign other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Collateral Agent as such Person’s attorney in fact to sign such Person’s name to any such instrument or document, whether or not an Event of Default exists), and naming any Grantor or the Grantors, as debtors, and the Collateral Agent, as secured party.

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SECTION 3.02   No Assumption of Liability.  The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.03   Intellectual Property.  Each Grantor hereby further authorizes the Collateral Agent to file a Confirmatory Grant of Security Interest substantially in the form of Exhibit II, III or IV (any such agreement, an “Intellectual Property Security Agreement”), as applicable, covering relevant IP Collateral consisting of registered Patents (and Patents for which applications are pending), registered Trademarks (and Trademarks for which registration applications are pending) and registered Copyrights (and Copyrights for which registration applications are pending) with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office (or any successor office of any of the foregoing), as applicable, and such other documents as may be necessary for the purpose of perfecting, continuing, enforcing or protecting the Security Interest granted by such Grantor hereunder, without the signature of such Grantor, and naming such Grantor, as debtor, and the Collateral Agent, as secured party.

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ARTICLE 4

Representations and Warranties regarding Article 9 Collateral

The Grantors jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

SECTION 4.01   Absence of Other Liens.  The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Encumbrances.  Except as provided in the Loan Documents, the Grantors have not (a) filed or consented to the filing of (i) any Financing Statement or analogous document under the UCC or any other Applicable Law covering any Collateral, or (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, or (b) entered into any agreement in which any Grantor grants Control over any Collateral, which Financing Statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Encumbrances.

             SECTION 4.02   Bailees, Warehousemen, Etc.  Except as set forth on Term Loan Security Agreement Schedule 4.02 of the Perfection Certificate, as of the Closing Date, no Inventory of any Grantor located in the United States or Canada is in the care or custody of any third party or stored or entrusted with a bailee or other third party (except for public warehouses which are utilized by any Grantor for the storage of Inventory for less than ten (10) consecutive Business Days and Inventory in transit between the Borrower’s stores and distribution centers within the United States or Canada).

            SECTION 4.03   Consignments.  Except as set forth on Term Loan Security Agreement Schedule 4.03 hereto, as of the Closing Date, no Grantor has possession of any property on consignment from any consignor.

SECTION 4.04   Rights and Title.

(a)         Each Grantor has good and valid rights (not subject to any Liens other than Permitted Encumbrances and/or good record or valid marketable title in the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           Each Grantor has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any Governmental Authority other than (x) any consent or approval that has been obtained and (y) those consents and approvals, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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SECTION 4.05   Perfection Certificate. The information set forth in the Perfection Certificate, dated as of the Closing Date (other than the exact legal name of each Grantor and its jurisdiction of organization, which is governed by the immediately succeeding sentence), taken as a whole, is correct and complete in all material respects as of the Closing Date. The information set forth in the Perfection Certificate with respect to the exact legal name of each Grantor and its jurisdiction of organization is correct and complete in all respects as of the Closing Date.

SECTION 4.06   Security Interest. The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filing of Financing Statements naming each Grantor as debtor and the Collateral Agent as secured party and describing the Article 9 Collateral as “all assets of the debtor, wherever located, whether now existing or hereafter arising” or words of similar import in the applicable filing offices, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement in the United States or Canada (or any political subdivision thereof) pursuant to the UCC or the PPSA and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the relevant Grants of Security Interest with the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office, as applicable.  The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Encumbrances and which, in the case of Liens permitted pursuant to Section 7.01(y) of the Credit Agreement, are subject at all times to the ABL Intercreditor Agreement.

SECTION 4.07   Commercial Tort Claims.  Each Commercial Tort Claim of any Grantor where the amount of the damages claimed by such Grantor is equal to or in excess of $5,000,000 in existence on the date of this Agreement (or on the date upon which such Grantor becomes a party to this Agreement) are described in Schedule 8 of the Perfection Certificate.

SECTION 4.08   Intellectual Property  Except as could not reasonably be expected to have a Material Adverse Effect, with respect to the IP Collateral, as of the Closing Date:

         (a)         such Grantor is the exclusive owner of all right, title and interest in and to the IP Collateral or has the right or license to use the IP Collateral subject only to the terms of the Licenses;

(b)           the operation of such Grantor’s business as currently conducted and the use of the IP Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party;

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(c)           the IP Collateral set forth on Schedule 7(a) and Schedule 7(b) of the Perfection Certificate includes (i) all of each Grantor’s material United States Patents and United States Trademarks registered with (or applied for in) and published by the United States Patent and Trademark Office (excluding, for the avoidance of doubt, any United States Patent or United States Trademark that has expired or been abandoned in the same manner as permitted in the Credit Agreement, but including United States Trademarks that would constitute Article 9 Collateral upon the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto), including the name of the registered owner and the registration number (or, if applicable, the applicant and the application number) of each such United States Patent and United States Trademark and (ii) all of each Grantor’s material Copyrights registered with (or applied for in) the United States Copyright Office (excluding, for the avoidance of doubt, any Copyright that has been expired or abandoned in the same manner as permitted in the Credit Agreement), including the name of the registered owner and the registration number (or, if applicable, the applicant and the application number) of each such Copyright;

(d)           the IP Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or in part, and to such Grantor’s knowledge, is valid and enforceable.  Such Grantor is not aware of any uses of any material item of IP Collateral that could be expected to lead to such item becoming invalid or unenforceable;

(e)           such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of IP Collateral in full force and effect, and to protect and maintain its interest therein;

(f)           no action, suit, litigation or proceeding has been asserted or is pending against such Grantor (A) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the IP Collateral or (B) alleging that the Grantor’s rights in or use of the IP Collateral or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party.  To such Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the material IP Collateral or the Grantor’s rights in or use thereof.  The consummation of the transactions contemplated by the Loan Documents will not result in the termination or impairment of any of the IP Collateral; and

(g)           to such Grantor’s knowledge, (A) none of the material trade secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any material trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any material term of any employment agreement, non disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s material IP Collateral.

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ARTICLE 5

Covenants

           SECTION 5.01   Further Assurances.

(a)         The Borrower agrees to promptly notify the Collateral Agent in writing of any change (i) in the legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, (iii) in the jurisdiction of organization of any Grantor or other location of any Grantor under the UCC or PPSA or (iv) in the organizational identification number of any Grantor.  In addition, if any Grantor does not have an organizational identification number on the Closing Date (or the date such Grantor becomes a party to this Agreement) and later obtains one, the Borrower shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interests (and the priority thereof) of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.  The Loan Parties agree not to effect or permit any change referred to in the preceding sentence of this Section 5.01(a) unless after giving effect thereto, the Collateral Agent continues at all times following such change to have a valid, legal and perfected first priority security interest to the extent required under the Loan Documents (subject only to Permitted Encumbrances) and which, in the case of Liens permitted pursuant to Section 7.01(y) of the Credit Agreement, are subject to the ABL Intercreditor Agreement in all the Collateral for its own benefit and the benefit of the other Secured Parties.

(b)           Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to  the Article 9 Collateral against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of the business, and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 7.01 of the Credit Agreement.

(c)           Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any Financing Statements (including fixture filings) or other documents in connection herewith or therewith.

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(d)           Notwithstanding anything in this Agreement to the contrary, (1) no Grantor shall be required to complete any filings or other action with respect to the perfection of the security interests created hereby in any jurisdiction outside of the United States or Canada or any political subdivision thereof (other than to the extent completed in favor of the ABL Facility), (2) perfection by control shall not be required with regards to assets requiring perfection through control agreements or control arrangements (including cash, Deposit Accounts, Securities Accounts or other bank accounts) and (iii) the Grantors shall not be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement.

             SECTION 5.02   Taxes; Encumbrances.  At its option, the Collateral Agent may discharge taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than Permitted Encumbrances), and may take any other action which the Collateral Agent may deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that the Collateral Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Collateral Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Collateral Agent had acted in actual bad faith or in a grossly negligent manner; provided further that the making of any such payments or the taking of any such action by the Collateral Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from the Grantor’s failure to have made such payments or taken such action.  Nothing in this Section 5.02 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

SECTION 5.03   Assignment of Security Interest.

(a)         If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.

(b)           To the extent that any Grantor is a beneficiary under any written Letter of Credit relating to the Collateral, now or hereafter issued in favor of such Grantor, such Grantor, subject to the ABL Intercreditor Agreement, shall, within the later to occur of (i) thirty (30) calendar days following the date of issuance or (ii) the earlier of (x) the date on which the next Compliance Certificate is required to be delivered pursuant to Section 6.02(a) of the Credit Agreement following such event and (y) the date which is forty-five (45) calendar days after the end of the most recently ended fiscal quarter of Parent (or such later date as may be acceptable to the Administrative Agent in its discretion), deliver such Letter of Credit to the Collateral Agent.  The Collateral Agent shall from time to time, at the request and expense of such Grantor, make such arrangements with such Grantor as are in the Collateral Agent’s reasonable judgment necessary and appropriate so that such Grantor may make any drawing to which such Grantor is entitled under such Letter of Credit, without impairment of the Collateral Agent’s perfected security interest in such Grantor’s rights to proceeds of such Letter of Credit or in the actual proceeds of such drawing.  At the Collateral Agent’s request, such Grantor shall, for any Letter of Credit, whether or not written, now or hereafter issued in favor of such Grantor as beneficiary, execute and deliver to the issuer and any confirmer of such Letter of Credit an assignment of proceeds form, in favor of the Collateral Agent and satisfactory to the Collateral Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such Letter of Credit to be paid directly to the Collateral Agent.

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SECTION 5.04   Continuing Obligations of the Grantors.  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance in accordance with the terms of Section 10.05 of the Credit Agreement.

SECTION 5.05   Limitation on Modification of Accounts.  None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

           SECTION 5.06   Insurance.

(a)         Each Grantor shall (i) maintain or shall cause to be maintained such insurance as is required pursuant to Section 6.07 of the Credit Agreement; (ii) maintain such other insurance, as may be required by law; and (iii) furnish to the Collateral Agent, upon written request, full information as is required pursuant to Section 6.02 of the Credit Agreement.

(b)           Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable.  All sums disbursed by the Collateral Agent in connection with this Section 5.06, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent to the extent required under Section 10.04 of the Credit Agreement and shall be additional Secured Obligations secured hereby.

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             SECTION 5.07   Commercial Tort Claims.  As of the date hereof, none of the Collateral consists of a Commercial Tort Claim.  If any Grantor shall at any time acquire a Commercial Tort Claim equals or is in excess of $5,000,000, such Grantor shall promptly notify the Collateral Agent in writing of the details thereof  via an update of Schedule 8 to the Perfection Certificate, and the Grantors shall take such actions as the Collateral Agent shall reasonably request in order to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a perfected and first priority (subject to Permitted Encumbrances) security interest therein and in the Proceeds thereof.

SECTION 5.08   Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense and subject to the ABL Intercreditor Agreement, to take the following actions with respect to the following Article 9 Collateral:

(a)         Instruments and Tangible Chattel Paper.  If any Grantor shall at any time hold or acquire any Instruments or Tangible Chattel Paper constituting Collateral and the face amount of any such Instrument or Tangible Chattel Paper equals or exceeds $5,000,000 individually, such Grantor shall , within the later to occur of (i) thirty (30) calendar days following the date on which such assets are held or acquired or (ii) the earlier of (x) the date on which the next Compliance Certificate is required to be delivered pursuant to Section 6.02(a) of the Credit Agreement following such event and (y) the date which is forty-five (45) calendar days after the end of the most recently ended fiscal quarter of Parent (or such later date as may be acceptable to the Administrative Agent in its discretion), deliver the same to the Collateral Agent for the benefit of the applicable Secured Parties, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

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(b)           Investment Property.  Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any additional Pledged Securities (other than Uncertificated Securities), such Grantor shall, within the later to occur of (i) thirty (30) calendar days following the date on which such assets are held or acquired or (ii) the earlier of (x) the date on which the next Compliance Certificate is required to be delivered pursuant to Section 6.02(a) of the Credit Agreement following such event and (y) the date which is forty-five (45) calendar days after the end of the most recently ended fiscal quarter of Parent (or such later date as may be acceptable to the Administrative Agent in its discretion), deliver the same to the Collateral Agent for the benefit of the applicable Secured Parties, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.  If any Pledged Securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Collateral Agent’s request following the occurrence and during the continuance of an Event of Default such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such Pledged Securities, without further consent of any Grantor or such nominee or (ii) arrange for the Collateral Agent to become the registered owner of the Pledged Securities.  If any Pledged Securities, whether certificated or uncertificated, or other Pledged Collateral are held by any Grantor or its nominee through a Securities Intermediary, upon the Collateral Agent’s request following the occurrence and during the continuance of an Event of Default, such Grantor shall promptly notify the Collateral Agent thereof and at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, shall either (i) cause such Securities Intermediary to agree to comply with Entitlement Orders or other instructions from the Collateral Agent to such Securities Intermediary as to such Security Entitlements without further consent of any Grantor or such nominee or (ii) in the case of Financial Assets or other Investment Property constituting Collateral held through a Securities Intermediary, arrange for the Collateral Agent to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property.  Notwithstanding the foregoing, unless and until an Event of Default has occurred and is continuing, the Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, or Securities Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor.

           SECTION 5.09   Excluded Obligations.  With respect to any Grantor, the Secured Obligations secured by such Grantor shall not include any Excluded Swap Obligation.  Notwithstanding the foregoing, each Qualified ECP Grantor, jointly and severally, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Grantor hereunder to honor all of such Grantor’s obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Grantor shall only be liable under this Section 5.09 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.09, or otherwise under this Agreement, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Grantor under this Section 5.09 shall remain in full force and effect until all of the Secured Obligations and all other amounts payable under this Agreement shall have been paid in full in cash (excluding contingent obligations as to which no claim has been asserted, obligations under Secured Hedge Agreements and obligations under Secured Cash Management Agreements) and the Commitments shall have expired or been terminated.  Each Qualified ECP Grantor intends that this Section 5.09 constitute, and this Section 5.09 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Grantor  for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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ARTICLE 6

Power of Attorney

           SECTION 6.01    [Reserved].

           SECTION 6.02   Power of Attorney.  To the maximum extent permitted by applicable law, each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, subject to the ABL Intercreditor Agreement, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under Section 3.01 of this Agreement,(b) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Credit Agreement, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (iv) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (v) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or assignments or releases of mechanic’s liens securing the Accounts; (vi) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Collateral Agent reasonably determines to be the appropriate person to whom to so turn over such mail; (vii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (viii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (ix) to take all such action as may be reasonably necessary to obtain the payment of any letter of credit and/or banker’s acceptance, relating to the Collateral, of which any Grantor is a beneficiary; (x) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (xi) with respect to any IP Collateral, to assign, transfer, convey, license or sublicense any such IP Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall reasonably determine; provided, however, that such terms shall include all terms and restrictions that are customarily required to ensure the continuing validity and effectiveness of the IP Collateral at issue, such as, without limitation, notice, quality control and inurement provisions with regard to Trademarks, patent designation provisions with regard to patents, and copyright notices and restrictions on decompilation and reverse engineering of copyrighted software, and confidentiality protections for trade secrets; and (xii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things reasonably necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice.  It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable.

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             SECTION 6.03   No Obligation to Act.  The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 6.02, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Collateral Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act constitutes gross negligence, bad faith or willful misconduct.  The provisions of Section 6.02 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

ARTICLE 7

Special Provisions Concerning IP Collateral

           SECTION 7.01   Grant of License to Use Intellectual Property.

(a)         Without limiting the provisions of Section 3.01 hereof or any other rights of the Collateral Agent as the holder of a Security Interest in any IP Collateral, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the IP Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that any such license granted by the Collateral Agent to a third party shall include reasonable and customary terms necessary to preserve the existence, validity and value of the affected IP Collateral, including without limitation, provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, protecting and maintaining the quality standards of the Trademarks in the manner set forth below (it being understood and agreed that, without limiting any other rights and remedies of the Collateral Agent under this Agreement, any other Loan Document or applicable Law, nothing in the foregoing license grant shall be construed as granting the Collateral Agent rights in and to such IP Collateral above and beyond (x) the rights to such IP Collateral that each Grantor has reserved for itself and (y) in the case of IP Collateral that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such IP Collateral hereunder).

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(b)           The use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall immediately terminate at such time as the Collateral Agent is no longer lawfully entitled to exercise its rights and remedies under this Agreement.  Nothing in this Section 7.01 shall require a Grantor to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor.  In the event the license set forth in this Section 7.01 is exercised with regard to any Trademarks, then the following shall apply:  (i) all goodwill arising from any licensed or sublicensed use of any Trademark shall inure to the benefit of the Grantor; (ii) the licensed or sublicensed Trademarks shall only be used in association with goods or services of a quality and nature consistent with the quality and reputation with which such Trademarks were associated when used by Grantor prior to the exercise of the license rights set forth herein; and (iii) at the Grantor’s request and expense, licensees and sublicensees shall provide reasonable cooperation in any effort by the Grantor to maintain the registration or otherwise secure the ongoing validity and effectiveness of such licensed Trademarks, including, without limitation the actions and conduct described in Section 7.02.

SECTION 7.02   Protection of Collateral Agent’s Security.

(a)         Except to the extent permitted by Section 7.02(f) below, or to the extent that failure to act would not reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its IP Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office, the Canadian Intellectual Property Office and any other governmental authority located in the United States or Canada to (i) maintain the validity and enforceability of any registered IP Collateral and maintain such IP Collateral in full force and effect and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such IP Collateral of such Grantor.

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(b)           In the event that any Grantor becomes aware that any IP Collateral is being infringed or misappropriated by a third party, such Grantor shall take such actions, at its expense, as such Grantor reasonably deems appropriate under the circumstances to protect or enforce such IP Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation except to the extent that such infringement or misappropriation would not reasonably be expected to have a Material Adverse Effect.

(c)           Except to the extent permitted by subsection 7.02(f) below, or to the extent that failure to act would not reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its IP Collateral.

(d)           Each Grantor agrees that, should it obtain an ownership or other interest in any IP Collateral after the Closing Date (the “After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the IP Collateral subject to the terms and conditions of this Agreement with respect thereto.

(e)           Within the later to occur of (i) thirty (30) calendar days following the date on which such assets are acquired or (ii) the earlier of (x) the date on which the next Compliance Certificate is required to be delivered pursuant to Section 6.02(a) of the Credit Agreement following such event and (y) the date which is forty-five (45) calendar days after the end of the most recently ended fiscal quarter of Parent (or such later date as may be acceptable to the Administrative Agent in its discretion), each Grantor shall sign and deliver to the Collateral Agent an appropriate Security Agreement Supplement and related Grant of Security Interest with respect to applications for registration or registrations of IP Collateral owned or exclusively licensed by it as of the last day of such fiscal quarter, to the extent that such IP Collateral is not covered by any previous Security Agreement Supplement (and Grant of Security Interests) so signed and delivered by it.  In each case, it will promptly cooperate as reasonably necessary to enable the Collateral Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office, the U.S. Patent and Trademark Office and/or the Canadian Intellectual Property Office, as appropriate.

(f)           Notwithstanding the foregoing provisions of this Section 7.02 or elsewhere in this Agreement, nothing in this Agreement shall prevent any Grantor from abandoning or discontinuing the use or maintenance of any or its IP Collateral (other than Material IP), or from failing to take action to enforce license agreements or pursue actions against infringers, if such Grantor determines in its reasonable business judgment that such abandonment, discontinuance, or failure to take action is desirable in the conduct of its business.

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ARTICLE 8

Remedies

           SECTION 8.01   Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other Applicable Law.  The rights and remedies of the Collateral Agent shall include subject to the ABL Intercreditor Agreement without limitation, the right to take any or all of the following actions at the same or different times:

(a)           With respect to any Collateral consisting of Accounts (and all Documents in connection therewith), the Collateral Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b)           With respect to any Collateral consisting of Accounts (and all Documents in connection therewith), the Collateral Agent may: (i) demand, collect and receive any amounts relating thereto, as the Collateral Agent may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (iv) without limiting the Collateral Agent’s rights set forth in Section 6.02 hereof, receive, open and dispose of mail addressed to any Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of such Grantor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes.

(c)           With respect to any Collateral consisting of Inventory (and all Documents in connection therewith), the Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor.  The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein.  Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

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(d)           Withdraw any and all cash or other Collateral from any Collateral Account and apply such cash and other Collateral to the payment of any and all Secured Obligations in the manner provided in Section 8.03 of this Agreement.

(e)           [Reserved].

(f)           With or without legal process and with or without prior notice or demand for performance, the Collateral Agent may (subject to the terms and conditions under any applicable lease) enter upon, occupy, and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent to the extent the Collateral Agent deems such exclusion reasonably necessary to preserve and protect the Collateral Agent.  The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors.  In no event shall the Collateral Agent be liable to any Grantor for use or occupancy by the Collateral Agent of any premises pursuant to this Section 8.01, nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies (as defined herein) hereunder.

(g)           The Collateral Agent may require any Grantor to assemble the Collateral and make it available to the Collateral Agent at the Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and such Grantor.

(h)           Each Grantor agrees that the Collateral Agent shall have the right, subject to applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.  Each Grantor acknowledges and recognizes that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act or the securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof, (b) private sales so made may be at prices and upon other terms less favorable to the seller than if such securities were sold at public sales, (c) neither the Collateral Agent nor any other Secured Party has any obligation to delay sale of any of the Collateral for the period of time necessary to permit such securities to be registered for public sale under the Securities Act or the Blue Sky Laws and (d) private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.  To the maximum extent permitted by applicable Law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  Upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

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(i)           Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Grantors such notice as may be practicable under the circumstances), the Collateral Agent shall give the Grantors at least ten (10) days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made.  Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the UCC or other applicable Law with respect to the exercise of the Collateral Agent’s Rights and Remedies upon default.  The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(j)           Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.  At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Collateral Agent.

(k)           At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Section 8.01, the Collateral Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Secured Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Collateral Agent or such other Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

(l)           For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof.  The Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

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(m)           As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(n)           To the extent permitted by applicable Law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

SECTION 8.02   Grant of Non-Exclusive License.  For the purpose of enabling the Collateral Agent to exercise the Collateral Agent’s Rights and Remedies under Section 8.01 of this Agreement (including, without limitation, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral), the Grantors hereby (i) grant to the Collateral Agent, a royalty free, non-exclusive, irrevocable license, such license being with respect to the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies under Section 8.01 of this Agreement, which license shall be exercisable only upon the existence and during the continuance of an Event of Default, including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory, (a) to use, apply, and affix any trademark, trade name, logo, or the like in which the Grantors now or hereafter have rights, (b) to use any and all Equipment, Fixtures, furniture, and other property contained in any premises owned or occupied by the Grantors, or any General Intangibles now owned, held or hereafter acquired by the Grantors, in connection with the exercise of the Collateral Agent’s Rights and Remedies under Section 8.01 of this Agreement, and (ii) without limiting the provisions of Section 8.01(c) above, agrees to provide the Collateral Agent and/or its agents with access to, and the right to use, any such premises owned or occupied by the Grantors.

SECTION 8.03   Application of Proceeds.  Subject to the ABL Intercreditor Agreement, after the occurrence and during the continuance of any Event of Default and acceleration of the Secured Obligations pursuant to Section 8.02 of the Credit Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Collateral Documents, in accordance with Section 8.03 of the Credit Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with the Credit Agreement.  Upon any sale or other disposition of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

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ARTICLE 9

Perfection of Security Interest

SECTION 9.01   Perfection by Filing.  This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Collateral Agent, pursuant to the provisions of Section 3.01 and Section 6.02, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Collateral Agent shall reasonably deem appropriate, and the Grantors shall pay the Collateral Agent’s reasonable costs and expenses incurred in connection therewith.  Each Grantor hereby further agrees that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a Financing Statement and may be filed as a Financing Statement in any and all jurisdictions.

SECTION 9.02   Other Perfection, Etc.  The Grantors shall, and shall use commercially reasonable efforts to cause third parties to, at any time and from time to time take such steps as the Collateral Agent may reasonably request for the Collateral Agent to insure the continued perfection of the Collateral Agent’s security interest in any of the Collateral with the priority described in the Credit Agreement and of the preservation of its rights therein.

SECTION 9.03   Savings Clause.  Nothing contained in this Article 9 shall be construed to narrow the scope of the Collateral Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Collateral Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC.

ARTICLE 10

Miscellaneous

             SECTION 10.01   Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

SECTION 10.02   Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any Secured Hedge Agreement, any Secured Cash Management Agreement, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any Secured Hedge Agreement, any Secured Cash Management Agreement or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Guarantee or any other guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

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SECTION 10.03   Survival of Agreement.  All covenants, agreements, representations and warranties made by the Grantors herein and in any other Loan Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect unless terminated in accordance with Section 10.12 hereof.

SECTION 10.04   Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and permitted assigns.  This Agreement shall be binding upon each Grantor and the Collateral Agent and their respective successors and permitted assigns, and shall inure to the benefit of each Grantor, the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

             SECTION 10.05   Collateral Agent’s Fees and Expenses.  The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.

SECTION 10.06   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

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             SECTION 10.07   Waivers; Amendment.

(a)         The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Collateral Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement.  No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other or further exercise of the Collateral Agent’s Rights and Remedies.  No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Collateral Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)           Subject to the ABL Intercreditor Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

             SECTION 10.08   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.09   Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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SECTION 10.10   Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.11   Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

           SECTION 10.12   Termination; Release of Collateral.

(a)           The Security Interest in any Collateral shall be automatically released in the circumstances set forth in Sections 9.11(a)(ii), (iii), (iv) and (v) of the Credit Agreement or upon any release of the Lien on such Collateral in accordance with Section 9.11(b) of the Credit Agreement.  Upon at least five (5) Business Days’ prior written request by the Grantors, the Collateral Agent shall execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in this Section 10.12(a); provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable Law, expose the Collateral Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty (other than its authority to execute and deliver such release), and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of any Grantor in respect of) all interests retained by any Grantor, including, without limitation, the proceeds of any sale of Collateral, all of which shall continue to constitute part of the Collateral.

(b)           Except for those provisions which expressly survive the termination thereof, this Agreement and the Security Interest granted herein shall terminate in the circumstances set forth in Section 9.11(a)(i) of the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements and similar documents that the Grantors shall reasonably request to evidence such termination; provided, however, that the Credit Agreement, this Agreement, and the Security Interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Grantor or any other Loan Party.  Any execution and delivery of termination statements or other documents pursuant to this Section 10.12 shall be without recourse to, or warranty by, the Collateral Agent or any other Secured Party.

(c)           At any time that the respective Grantor desires that the Collateral Agent take any of the actions described in the immediately preceding clause (a) or (b), it shall, upon request of the Collateral Agent, deliver to the Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to clause (a) or (b).  The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this Section 10.12.

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SECTION 10.13   Indemnity, Subrogation and Subordination.  Upon payment by any Grantor of any Secured Obligations, all rights of such Grantor against the Borrower or any other Grantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior  payment in full in cash of all the Secured Obligations (other than (i) contingent indemnity obligations for then unasserted claims; (ii) obligations and liabilities under Secured Hedge Agreements; or (iii) obligations and liabilities under Secured Cash Management Agreements) and the termination of all Commitments to any Loan Party under any Loan Document (“Payment in Full”).  If any amount shall erroneously be paid to the Borrower or any other Grantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower or any other Grantor, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan Documents.  Subject to the foregoing, to the extent that any Grantor (other than the Borrower) shall, under this Agreement or the Credit Agreement as a joint and several obligor, repay any of the Secured Obligations (an “Accommodation Payment”), then the Grantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Grantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Grantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Grantors.  As of any date of determination, the “Allocable Amount” of each Grantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Grantor hereunder and under the Credit Agreement without (a) rendering such Grantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Grantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Grantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

SECTION 10.14   Additional Restricted Subsidiaries  Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Grantors upon becoming Restricted Subsidiaries that are not Excluded Subsidiaries.  Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement

SECTION 10.15   Mortgages. In the event that any of the Collateral  hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of fixtures and real property leases, letting and licenses of, and contracts, and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral.

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             SECTION 10.16   ABL Intercreditor Agreement.

(a)           Notwithstanding anything herein to the contrary, the Liens granted to the Collateral Agent under this Agreement and the exercise of the rights and remedies of the Collateral Agent hereunder and under any other Collateral Document are subject to the provisions of the ABL Intercreditor Agreement.  In the event of any conflict between the terms of the ABL Intercreditor Agreement and this Agreement or any other Collateral Document, the terms of the ABL Intercreditor Agreement shall govern and control.  Notwithstanding anything to the contrary herein, the Collateral Agent acknowledges and agrees that no Grantor shall be required to take or refrain from taking any action at the request of the Collateral Agent with respect to the Collateral if such action or inaction would be inconsistent with the terms of the ABL Intercreditor Agreement.

(b)           Subject to the foregoing, (i) to the extent the provisions of this Agreement (or any other Collateral Documents) require the delivery of, or control over, ABL Priority Collateral to be granted to the Collateral Agent at any time prior to the Discharge of ABL Obligations, then delivery of such ABL Priority Collateral (or control with respect thereto, (and any related approval or consent rights)) shall instead be delivered to the ABL Administrative Agent, to be held in accordance with the ABL Facility Documentation and subject to the ABL Intercreditor Agreement and (ii) any provision of this Agreement (or any other Collateral Documents) requiring Grantors to name the Collateral Agent as an additional insured or a loss payee under any insurance policy or a beneficiary of any letter of credit, such requirement shall have been complied with if any such insurance policy or letter of credit also names the ABL Administrative Agent as an additional insured, loss payee or beneficiary, as the case may be, in each case pursuant and subject to the terms of the ABL Intercreditor Agreement.

(c)           Furthermore, at all times prior to the Discharge of ABL Obligations, the Collateral Agent is authorized by the parties hereto to effect transfers of ABL Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to ABL Priority Collateral) to the ABL Administrative Agent.

(d)           Notwithstanding anything to the contrary herein but subject to the ABL Intercreditor Agreement, in the event the ABL Facility Documentation provides for the grant of a security interest or pledge over the assets of any Grantor and such assets do not otherwise constitute Collateral under this Agreement or any other Loan Document, such Grantor shall (i) promptly grant a security interest in or pledge such assets to secure the Secured Obligations, (ii) promptly take any actions necessary to perfect such security interest or pledge to the extent set forth in the ABL Facility Documentation and (iii) take all other steps reasonably requested by the Collateral Agent in connection with the foregoing.

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(e)           Nothing contained in the ABL Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement, which, as among the Grantors and the Collateral Agent shall remain in full force and effect in accordance with its terms.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written

GUARANTORS:

PIER 1 IMPORTS (U.S.), INC.

By:____________________________________
Name: Charles H. Turner
Title: Executive Vice President, CFO

PIER 1 IMPORTS, INC.

By:____________________________________
Name: Charles H. Turner
Title: Executive Vice President, CFO and Treasurer

PIER 1 ASSETS, INC.

By:____________________________________
Name: Charles H. Turner
Title: Executive Vice President, CFO and Treasurer

PIER 1 LICENSING, INC.

By:____________________________________
Name: Charles H. Turner
Title: Executive Vice President, and CFO

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PIER 1 HOLDINGS, INC.

By:____________________________________
Name: Charles H. Turner
Title: Executive Vice President and CFO

PIER 1 SERVICES COMPANY, a Delaware statutory trust

By: Pier 1 Holdings, Inc., Managing Trustee

By:_________________________________
Name: Charles H. Turner
Title: Executive Vice President and CFO

PIER 1 VALUE SERVICES, LLC

By: Pier 1 Imports (U.S.), Inc., its sole member and manager

By:____________________________________
Name: Charles H. Turner
Title: Executive Vice President and CFO

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COLLATERAL AGENT:	BANK OF AMERICA, N.A.

By:
Name:
Title:

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SCHEDULE I
Grantors

Pier 1 Imports, Inc.
Pier 1 Assets, Inc.
Pier 1 Licensing, Inc.
Pier 1 Holdings, Inc.
Pier 1 Services Company
Pier 1 Value Services, LLC
Pier 1 Imports (U.S.), Inc.

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EXHIBIT I TO SECURITY AGREEMENT

FORM OF SECURITY AGREEMENT SUPPLEMENT

SUPPLEMENT NO. __ dated as of ______________ ___, 20___ (this “Supplement”), to the Term Loan Security Agreement dated as of April 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among PIER 1 IMPORTS (U.S.), INC., a Delaware corporation (the “Borrower”), PIER 1 IMPORTS, Inc., a Delaware corporation (“Parent”), the Subsidiary Guarantors thereto and BANK OF AMERICA, N.A., as Collateral Agent for the Secured Parties.

A.           Reference is made to (i) the Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Parent, the Lenders party thereto from time to time, and Bank of America, N.A., as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties and (ii) the Term Loan Guarantee (as defined in the Credit Agreement).

B.           Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement, as applicable.

C.           The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans.  Section 10.14 of the Security Agreement provides that additional Restricted Subsidiaries of the Grantors may become Grantors under the Security Agreement by execution and delivery of an instrument substantially in the form of this Supplement.  The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

Section 1.  In accordance with Section 10.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all respects as of such earlier date.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary as if originally named therein as a Grantor.  The Security Agreement is hereby incorporated herein by reference.

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Section 2.  The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by facsimile or electronic (including .pdf file) transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4.  The New Subsidiary hereby represents and warrants that the Perfection Certificate (which shall not be required to include Term Loan Agreement Schedules 7.01(b), 7.02(f), 7.03(b) and 7.08 of the Perfection Certificate) attached hereto as Schedule I has been duly executed and delivered to the Collateral Agent and the information set forth therein, including the exact legal name of the New Subsidiary and its jurisdiction of organization, is correct and complete in all material respects as of the date hereof.

Section 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

Section 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.  All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Security Agreement.

Section 9.  The New Subsidiary agrees to reimburse the Collateral Agent for its expenses in connection with this Supplement, to the extent provided in Section 10.05 of the Security Agreement.

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IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

SCHEDULE I TO SECURITY AGREEMENT SUPPLEMENT

[ATTACH COMPLETED PERFECTION CERTIFICATE FOR NEW SUBSIDIARY]

EXHIBIT II TO SECURITY AGREEMENT

[FORM OF] CONFIRMATORY GRANT OF SECURITY INTEREST IN U.S. TRADEMARKS

This CONFIRMATORY GRANT OF SECURITY INTEREST IN U.S. TRADEMARKS (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Confirmatory Grant”) dated __________, 20__, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Bank of America, N.A., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

Reference is made to (i) the Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Pier 1 Imports (U.S.), Inc., Pier 1 Imports, Inc., the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent and Collateral Agent, (ii) each Secured Hedge Agreement and (iii) each Secured Cash Management Agreement.  The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements and the Cash Management Banks have agreed to enter into and/or maintain Secured Cash Management Agreements, on the terms and conditions set forth in the Credit Agreement, in such Secured Hedge Agreements or Secured Cash Management Agreements, as applicable.

Whereas, as a condition precedent to the Lenders extension of such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligation of the Cash Management Banks to enter into and/or maintain such Secured Cash Management Agreements, each Grantor has executed and delivered that certain Term Loan Security Agreement dated April 30, 2014, made by the Grantors to the Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

Whereas, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain Intellectual Property of the Grantors, and have agreed as a condition thereof to execute this Confirmatory Grant for recording with the U.S. Patent and Trademark Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1.  Terms.  Terms defined in the Credit Agreement and/or Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or Security Agreement, as applicable.

SECTION 2.  Grant of Security.  Each Grantor hereby ratifies and affirms the Security Interest granted to the Collateral Agent in the Security Agreement and hereby further grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties a continuing security interest in all of the Grantor’s right, title and interest in, to and under the Trademarks, including the Trademarks set forth on Schedule A attached hereto.

SECTION 3.  Security for Secured Obligations.  The grant of a security interest in the Trademarks by each Grantor under this Confirmatory Grant is made to secure the payment or performance, as the case may be, in full of the Secured Obligations.

SECTION 4.  Recordation.  Each Grantor authorizes and requests that the Commissioner for Trademarks and any other applicable government officer record this Confirmatory Grant.

SECTION 5.  Execution in Counterparts.  This Confirmatory Grant may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6.  Security Agreement.  This Confirmatory Grant has been entered into in conjunction with the provisions of the Security Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 7.  Governing Law. THIS CONFIRMATORY GRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Confirmatory Grant of Security Interest in U.S. Trademarks as of the date first above written.

[NAME OF GRANTOR], Grantor
By:
Name:
Title:

BANK OF AMERICA, N.A. as Collateral Agent and Grantee

By:
Name:
Title:

SCHEDULE A

MARK	SERIAL/REG. NO.	APP./REG. DATE

EXHIBIT III TO SECURITY AGREEMENT

[FORM OF] CONFIRMATORY GRANT OF SECURITY  INTEREST IN U.S. PATENTS

This CONFIRMATORY GRANT OF SECURITY  INTEREST IN U.S. PATENTS  (as amended, restated amended and restated, supplemented or otherwise modified from time to time, the “Confirmatory Grant”) dated __________, 20__, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Bank of America, N.A., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

Reference is made to (i) the Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Pier 1 Imports (U.S.), Inc., Pier 1 Imports, Inc., the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent and Collateral Agent, (ii) each Secured Hedge Agreement and (iii) each Secured Cash Management Agreement.  The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements and the Cash Management Banks have agreed to enter into and/or maintain Secured Cash Management Agreements, on the terms and conditions set forth in the Credit Agreement, in such Secured Hedge Agreements or Secured Cash Management Agreements, as applicable.

Whereas, as a condition precedent to the Lenders extension of such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligation of the Cash Management Banks to enter into and/or maintain such Secured Cash Management Agreements, each Grantor has executed and delivered that certain Term Loan Security Agreement dated April 30, 2014, made by the Grantors to the Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

Whereas, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain Intellectual Property of the Grantors, and have agreed as a condition thereof to execute this Confirmatory Grant for recording with the U.S. Patent and Trademark Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1.  Terms.  Terms defined in the Credit Agreement and/or Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or Security Agreement, as applicable.

SECTION 2.  Grant of Security.  Each Grantor hereby ratifies and affirms the Security Interest granted to the Collateral Agent in the Security Agreement and hereby further grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties a continuing security interest in all of the Grantor’s right, title and interest in, to and under the Patents, including the Patents set forth on Schedule A attached hereto.

SECTION 3.  Security for Secured Obligations.  The grant of a security interest in the Patent by each Grantor under this Confirmatory Grant is made to secure the payment or performance, as the case may be, in full of the Secured Obligations.

SECTION 4.  Recordation.  Each Grantor authorizes and requests that the Commissioner for Patents and any other applicable government officer record this Confirmatory Grant.

SECTION 5.  Execution in Counterparts.  This Confirmatory Grant may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6.  Security Agreement.  This Confirmatory Grant has been entered into in conjunction with the provisions of the Security Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 7.  Governing Law. THIS CONFIRMATORY GRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Confirmatory Grant of Security Interest in U.S. Patents as of the date first above written.

[NAME OF GRANTOR], Grantor
By:
Name:
Title:

BANK OF AMERICA, N.A. as Collateral Agent and Grantee

By:
Name:
Title:

SCHEDULE A

PATENT	PATENT NO.	FILING/ISSUE DATE

EXHIBIT IV TO SECURITY AGREEMENT

[FORM OF] CONFIRMATORY GRANT OF SECURITY  INTEREST IN U.S. COPYRIGHTS

This CONFIRMATORY GRANT OF SECURITY  INTEREST IN U.S. COPYRIGHTS (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Confirmatory Grant”) dated __________, 20__, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Bank of America, N.A., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

Reference is made to (i) the Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Pier 1 Imports (U.S.), Inc., Pier 1 Imports, Inc., the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent and Collateral Agent, (ii) each Secured Hedge Agreement and (iii) each Secured Cash Management Agreement.  The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements and the Cash Management Banks have agreed to enter into and/or maintain Secured Cash Management Agreements, on the terms and conditions set forth in the Credit Agreement, in such Secured Hedge Agreements or Secured Cash Management Agreements, as applicable.

Whereas, as a condition precedent to the Lenders extension of such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligation of the Cash Management Banks to enter into and/or maintain such Secured Cash Management Agreements, each Grantor has executed and delivered that certain Term Loan Security Agreement dated April 30, 2014, made by the Grantors to the Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

Whereas, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain Intellectual Property of the Grantors, and have agreed as a condition thereof to execute this Confirmatory Grant for recording with the U.S. Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1.  Terms.  Terms defined in the Credit Agreement and/or Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or Security Agreement, as applicable.

SECTION 2.  Grant of Security.  Each Grantor hereby ratifies and affirms the Security Interest granted to the Collateral Agent in the Security Agreement and hereby further grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties a continuing security interest in all of the Grantor’s right, title and interest in, to and under the Copyrights, including the Copyrights set forth on Schedule A attached hereto.

SECTION 3.  Security for Secured Obligations.  The grant of a security interest in the Copyrights by each Grantor under this Confirmatory Grant is made to secure the payment or performance, as the case may be, in full of the Secured Obligations.

SECTION 4.  Recordation.  Each Grantor authorizes and requests that the Commissioner for Copyrights and any other applicable government officer record this Confirmatory Grant.

SECTION 5.  Execution in Counterparts.  This Copyright Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6.  Security Agreement.  This Confirmatory Grant has been entered into in conjunction with the provisions of the Security Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 7.  Governing Law. THIS CONFIRMATORY GRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Confirmatory Grant of Security Interest in U.S. Copyrights as of the date first above written.

[NAME OF GRANTOR], Grantor
By:
Name:
Title:

BANK OF AMERICA, N.A. as Collateral Agent and Grantee
By:
Name:
Title:

SCHEDULE A

COPYRIGHTS

COPYRIGHT	COPYRIGHT NO.	APP./REG. DATE

EXHIBIT G

[RESERVED]

Form of Legal Opinion of Winston & Strawn LLP

G-1

EXHIBIT H

[FORM OF] ABL INTERCREDITOR AGREEMENT

[See attached]

Form of Term Intercreditor Agreement

H-1

INTERCREDITOR AGREEMENT

by and between

BANK OF AMERICA, N.A.,
as ABL Agent,

and

BANK OF AMERICA, N.A.,
as Term Agent

Dated as of April 30, 2014

i

ii

iii

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of April 30, 2014 between BANK OF AMERICA, N.A., in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacity, the “ABL Agent”) for (i) the financial institutions, lenders and investors party from time to time to the ABL Credit Agreement referred to below (such financial institutions, lenders and investors, together with their respective successors, assigns and transferees, including any letter of credit issuers under the ABL Credit Agreement, the “ABL Lenders”) and (ii) any ABL Bank Product Affiliates and ABL Cash Management Affiliates (each as defined below) (such ABL Bank Product Affiliates and ABL Cash Management Affiliates, together with the ABL Agent, the ABL Lenders and any other secured parties under the ABL Credit Agreement, the “ABL Secured Parties”) and BANK OF AMERICA, N.A., in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacity, the “Term Agent”) for (i) the financial institutions, lenders and investors party from time to time to the Term Loan Agreement referred to below (such financial institutions, together with their respective successors, assigns and transferees, the “Term Lenders”) and (ii) any Term Bank Products Affiliates and Term Cash Management Affiliates (each as defined below) (such Term Bank Products Affiliates and Term Cash Management Affiliates, together with the Term Agent and the Term Lenders, the “Term Secured Parties”).

RECITALS

A.           Pursuant to that certain Amended and Restated Credit Agreement dated as of April 4, 2011, as amended on June 18, 2013 and April 30, 2014 by and among Pier 1 Imports (U.S.), Inc., a Delaware corporation, as Borrower (“ABL Borrower”), the ABL Lenders and the ABL Agent (as such agreement has been or may be Refinanced (as defined below) from time to time in accordance with the terms hereof and thereof, the “ABL Credit Agreement”), the ABL Lenders have made and have agreed to make certain loans and provide other financial accommodations to or for the benefit of the ABL Borrower.

B.           Pursuant to a certain Guarantee dated as of November 22, 2005 by the ABL Guarantors (as hereinafter defined) (as the same has been or may be Refinanced, the “ABL Guaranty”) the ABL Guarantors have guaranteed the payment and performance of the ABL Borrower’s ABL Obligations (as hereinafter defined) under the ABL Documents (as hereinafter defined),

C.           Pursuant to a certain Security Agreement dated as of November 22, 2005 and amended and restated as of April 30, 2014, a General Security Agreement dated as of February 1, 2006 (which will be amended and restated within 30 days after the date of this Agreement or such later date as the ABL Agent may agree), and a Deed of Hypothec on the Universality of Moveable Property dated as of November 22, 2005 and a Deed of Hypothec on the Universality of Moveable Property which will be executed and delivered within 30 days after the date of this Agreement, or such later date as the ABL Agent may agree (as the same have been or may be Refinanced, the “ABL Security Documents”), the ABL Borrower and the ABL Guarantors (collectively, the “ABL Loan Parties”) have granted a security interest, hypothec and lien in certain of their assets to secure the respective obligations of each of the ABL Loan Parties under the ABL Documents.

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D.           Pursuant to that certain Term Loan Credit Agreement dated as of April 30, 2014 by and among Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Term Borrower”), the Term Lenders and the Term Agent (as such agreement may be Refinanced from time to time in accordance with the terms hereof and thereof, the “Term Loan Agreement”), the Term Lenders have agreed to make certain term loans to the Term Borrower.

E.           Pursuant to a certain Term Guarantee dated as of the date hereof by the Term Guarantors (as hereinafter defined) (as the same has been or may be Refinanced, the “Term Guaranty”), the Term Guarantors have guaranteed the payment and performance of the Term Obligations (as hereinafter defined) under the Term Documents (as hereinafter defined).

F.           Pursuant to a certain Security Agreement dated as of April 30, 2014, a General Security Agreement which will be executed and delivered within 30 days after the date of this Agreement, or such later date as the Term Agent may agree, and a Deed of Hypothec on the Universality of Moveable Property which will be executed and delivered within 30 days after the date of this Agreement, or such later date as the Term Agent may agree (as the each may be Refinanced, the “Term Security Documents”), the Term Borrower and the Term Guarantors (collectively, the “Term Loan Parties”) have granted a security interest and lien in certain of their assets to secure the respective obligations of each of the Term Loan Parties under the Term Documents.

G.           The Term Borrower may from time to time following the date hereof incur Additional Debt (as defined below) to the extent permitted by the Term Loan Agreement and the ABL Credit Agreement.

H.           Each of the ABL Agent (on behalf of the ABL Secured Parties) and the Term Agent (on behalf of the Term Secured Parties), and by their acknowledgement hereof, the Loan Parties, desire to agree to the relative priority of Liens on the Collateral (as defined below) and certain other rights, priorities and interests as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1                      UCC Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning herein as in the Uniform Commercial Code, the PPSA, the STA or the CCQ, as applicable.

Section 1.2                      Other Definitions. Subject to Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:

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“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successors thereto as well as any Person designated as the “Agent” (other than syndication agents, documentation agents, co-agents and other similar nominal titles), “Administrative Agent”, “Collateral Agent” or any similar term under any ABL Credit Agreement.

“ABL Bank Products” means “Bank Products” as defined in the ABL Credit Agreement as in effect on the date hereof.

“ABL Bank Products Affiliate” shall mean (i) the ABL Agent or any of its Affiliates, and (ii) any Person that is an ABL Lender or any Affiliate of any ABL Lender at the time that such Person enters into an ABL Bank Product with an ABL Loan Party to the extent that the obligations of such ABL Loan Party thereunder are secured under one or more ABL Collateral Documents, together with their respective successors, assigns and transferees.

“ABL Borrower” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Cash Management Affiliate” shall mean (i) the ABL Agent or any of its Affiliates and (ii) any Person that is an ABL Lender or any Affiliate of any ABL Lender at the time that such Person provides ABL Cash Management Services to any of the ABL Loan Parties to the extent that the obligations of such ABL Loan Party thereunder are secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees.

“ABL Cash Management Services” means “Cash Management Services” as defined in the ABL Credit Agreement as in effect on the date hereof.

“ABL Collateral Documents” shall mean the ABL Security Documents, together with all other security agreements, charges, mortgages, deeds of trust, account control agreements, freight forwarder and/or customs broker’s agreements, collateral access agreements, license agreements and other collateral documents executed and delivered in connection with the ABL Credit Agreement, in each case as the same may be Refinanced from time to time.

“ABL Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include any other agreement, indenture or facility Refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, trustee, lender or group of lenders, creditor or group of creditors and whether or not increasing the amount of any Indebtedness that may be incurred thereunder, subject to compliance with Section 5.2(c). For clarity, the term “ABL Credit Agreement” shall include, without limitation, an agreement pursuant to which the ABL Agent or any ABL Secured Party provides DIP Financing to any of the Loan Parties.

“ABL Deposit and Securities Accounts” means all Deposit Accounts, Securities Accounts, collection accounts and lockbox accounts (and all related lockboxes) of the Loan Parties (other than the Term Loan Priority Accounts).

“ABL DIP Financing” shall have the meaning set forth in Section 6.1(a).

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“ABL Documents” shall mean the ABL Credit Agreement, the ABL Guaranty, the ABL Collateral Documents, all agreements regarding ABL Bank Products between any ABL Loan Party and any ABL Bank Products Affiliate, all ABL Cash Management Services agreements between any ABL Loan Party and any ABL Cash Management Affiliate, those other ancillary agreements to which any ABL Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Loan Party and delivered to the ABL Agent or any other ABL Secured Party, in connection with any of the foregoing or with the ABL Credit Agreement, the ABL Guaranty or the ABL Security Documents, in each case, as the same may be Refinanced from time to time in accordance with the terms hereof and thereof.

“ABL Guarantors” shall mean the Parent and those Subsidiaries of the ABL Borrower which have executed the ABL Guaranty and shall also include any other Person who becomes a Facility Guarantor under, and as defined in, the ABL Documents.

“ABL Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other agreement amending or replacing such ABL Guaranty, whether by the same or any other agent, lender or group of lenders.

“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” or similar term under the ABL Credit Agreement.

“ABL Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

 “ABL Obligations” shall mean all obligations of every nature of each ABL Loan Party from time to time owed to the ABL Secured Parties, or any of them, under, in connection with, or evidenced or secured by any ABL Document, including, without limitation, all “Obligations” or similar term as defined in the ABL Credit Agreement, whether for principal, interest, reimbursement of amounts drawn under letters of credit, payments for early termination of swap contracts, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any of the ABL Documents (including interest, fees, indemnification payments, expense reimbursements and other amounts which, but for the filing of an Insolvency Proceeding with respect to such ABL Loan Party, would have become due or accrued on or been payable with respect to any ABL Obligation, whether or not a claim is allowed against such ABL Loan Party for such interest, fees, indemnification payments, expense reimbursements and other amounts in the related Insolvency Proceeding), as Refinanced from time to time (including any Refinancing that results in the aggregate amount of the ABL Obligations being increased) to the extent not prohibited hereunder. For clarity, the term “ABL Obligations” shall include, without limitation, all obligations on account of any DIP Financing provided by the ABL Agent or any ABL Secured Party to any of the Loan Parties.

“ABL Priority Collateral” shall mean all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws), would be ABL Priority Collateral):

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(1)           all Accounts (other than Accounts which constitute identifiable Proceeds of Term Priority Collateral);

(2)           all Credit Card Receivables;

(3)           cash, money and cash equivalents, other than identifiable cash, money and cash equivalents constituting Proceeds of Term Priority Collateral;

(4)           all (x) Deposit Accounts (other than Term Loan Priority Accounts), and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein, including funds on account of intercompany indebtedness between or among the Loan Parties or their Affiliates, to the extent owing in respect of ABL Priority Collateral, (y) Securities Accounts (other than Term Loan Priority Accounts), Security Entitlements and Securities credited to such a Securities Account (other than Equity Interests held by any Loan Party), (z) all Commodity Accounts (other than Term Loan Priority Accounts) and commodity contracts and, in each case, all cash, money, cash equivalents, checks and other property held therein or credited thereto (other than Equity Interests); provided, however, that to the extent that identifiable Proceeds of Term Priority Collateral are deposited in any such Deposit Accounts, Securities Accounts or Commodity Account, after the delivery of a Term Cash Proceeds Notice, such identifiable Proceeds shall be treated as Term Priority Collateral;

(5)           all Inventory;

(6)           to the extent relating to or arising from, evidencing or governing any of the items referred to in the preceding clauses (1) through (5) constituting ABL Priority Collateral and not otherwise specifically referenced therein, all Documents, General Intangibles (including all rights under contracts but excluding any Intellectual Property and any Equity Interests), Instruments (including Promissory Notes), Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), and Commercial Tort Claims;

(7)           all federal, state, provincial, municipal and other tax refunds or rebates, other than any such refunds or rebates relating to real estate or personal property taxes with respect to items constituting Term Priority Collateral;

(8)           to the extent relating to any of the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral, all Supporting Obligations and Letter-of-Credit Rights; provided that to the extent any of the foregoing also relates to Term Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (7) shall be included in the ABL Priority Collateral;

(9)           all books and Records relating to the items referred to in the preceding clauses (1) through (8) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (8) constituting ABL Priority Collateral but, in each case, excluding any Intellectual Property);

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(10)           subject to Sections 3.6 and 3.7, all cash, money, cash equivalents, insurance proceeds, Instruments, Securities and Financial Assets received as proceeds of any of the foregoing; and all Proceeds of any of the items referred to in the preceding clauses (1) through (9) (such proceeds, the “ABL Priority Proceeds”).

“ABL Recovery” shall have the meaning set forth in Section 5.3(a).

“ABL Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

“ABL Security Documents” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other agreement amending or replacing such agreements, whether by the same or any other agent, lender or group of lenders.

“Additional Debt” shall have the meaning set forth in Section 7.4.

“Additional Junior Obligations” shall have the meaning set forth in Section 7.4.

 “Affiliate” shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent(s)” shall mean individually the ABL Agent or the Term Agent and collectively means both the ABL Agent and the Term Agent.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Asset Sale Proceeds Pledged Account” shall mean an account held at, and subject to the sole dominion and control of, the Term Agent in which the proceeds from any disposition of Term Priority Collateral is held pending reinvestment pursuant to the Term Credit Agreement.

 “Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“Borrower” shall mean the ABL Borrower and the Term Borrower.

“Business Day” shall mean any day other than (a) Saturday or Sunday; or (b) any day on which banks in Boston, Massachusetts or New York City, New York, are authorized or required by law to remain closed (or are in fact closed).

 “CCQ” shall mean the Civil Code (Quebec).

 “Collateral” shall mean all Property now owned or hereafter acquired by any Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to the ABL Agent or the Term Agent under any of the ABL Collateral Documents or the Term Collateral Documents, together with all rents, issues, profits, substitutions, additions, products and Proceeds thereof.

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“Control Collateral” shall mean any Collateral consisting of Certificated Securities (as defined in Section 8-102 of the Uniform Commercial Code, the STA or otherwise), Investment Property, Deposit Accounts, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Loan Party or that such Loan Party otherwise has the right to license, or granting any right to any Loan Party under any Copyright now or hereafter owned by any third party, and all rights of such Loan Party under any such agreement, including, without limitation, any rights to print, publish, copy, distribute, create derivative works, or otherwise exploit and sell copyrighted materials, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such Copyrights, together with any and all (a) amendments, modifications, renewals, extensions, and supplements thereof, (b) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future breaches or other violations with respect thereto and (c) rights to sue for past, present and future breaches or violations thereof.

“Copyrights” shall mean all of the following now owned or hereafter acquired by or assigned to any Loan Party:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country or any political division thereof, whether as author, assignee, transferee or otherwise, whether registered or unregistered and whether published or unpublished, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office and all:  (i) rights and privileges arising under applicable Law with respect to such Loan Party’s use of such copyrights, (ii) reissues, renewals, and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements, misappropriations or other violations thereof, (iv) rights to sue or otherwise recover for past, present or future infringements thereof and (v) rights corresponding thereto throughout the world.

“Credit Card Issuer” shall mean any person who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc. and other issuers approved by the ABL Agent.

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any ABL Loan Party’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

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“Credit Card Receivables” means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to an ABL Loan Party resulting from charges by a customer of an ABL Loan Party on credit or debit cards issued by such Credit Card Issuer in connection with the sale of goods by an ABL Loan Party, or services performed by an ABL Loan Party, in each case in the ordinary course of its business.

“Credit Documents” shall mean the ABL Documents and the Term Documents.

“Debtor Relief Laws” shall mean the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding Up and Restructuring Act (Canada), each as now or hereafter in effect or any successor thereto, as well as all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States federal or state law, Canadian federal or provincial law, or of any applicable foreign law from time to time in effect affecting the rights of creditors generally.

“DIP Financing” shall mean an ABL DIP Financing or a Term DIP Financing, as applicable.

 “Discharge of ABL Obligations” shall mean (a) the payment in full in cash of all outstanding ABL Obligations including, with respect to (i) amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), the cancellation of such letters of credit or the delivery or provision of cash collateral or backstop letters of credit in respect thereof from an issuer and on terms reasonably acceptable to the ABL Agent and in compliance with the terms of the ABL Credit Agreement (which shall not exceed an amount equal to 103% of the aggregate undrawn amount of such letters of credit) and (ii) outstanding ABL Obligations with respect to ABL Bank Products and ABL Cash Management Services (or indemnities or other undertakings issued pursuant thereto in respect of outstanding ABL Bank Products and ABL Cash Management Services) or the termination thereof and payment in full in cash of all ABL Obligations with respect thereto or the delivery or provision of cash collateral or backstop letters of credit in respect thereof from an issuer and on terms reasonably acceptable to the ABL Agent and in compliance with the terms of the ABL Documents, other than (x) unasserted contingent indemnification ABL Obligations, (y) any ABL Obligations relating to ABL Bank Products that, at such time, are allowed by the applicable ABL Bank Product provider to remain outstanding without being required to be repaid or collateralized, and (z) any ABL Obligations relating to ABL Cash Management Services that, at such time, are allowed by the applicable provider of such ABL Cash Management Services to remain outstanding without being required to be repaid or collateralized and (b) the termination of all commitments to extend credit under the ABL Documents.  If at any time concurrently with or after the Discharge of ABL Obligations, the ABL Borrower or any ABL Guarantors shall Refinance any ABL Obligations in a manner permitted under the ABL Documents and Section 5.2(c), then such Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement.

“Discharge of Term Obligations” shall mean the payment in full in cash of all outstanding Term Obligations, including, with respect to outstanding Term Obligations with respect to Term Bank Products and Term Cash Management Services, the termination thereof and payment in full in cash of all Term Obligations with respect thereto or the delivery or provision of cash collateral or backstop letters of credit in respect to Term Bank Products and Term Cash Management Services from an issuer and on terms reasonably acceptable to the Term Agent (or indemnities or other undertakings issued pursuant thereto in respect of outstanding Term Bank Products and Term Cash Management Services) in compliance with the terms of any Term Documents, other than (x) unasserted contingent indemnification Term Obligations, (y) any Term Obligations relating to Term Bank Products that, at such time, are allowed by the applicable Term Bank Product provider to remain outstanding without being required to be repaid or collateralized, and (z) any Term Obligations relating to Term Cash Management Services that, at such time, are allowed by the applicable provider of such Term Cash Management Services to remain outstanding without being required to be repaid or collateralized. If at any time concurrently with or after the Discharge of Term Obligations, the Term Borrower or any Term Guarantors shall Refinance any Term Obligations in a manner permitted under the Term Documents and Section 5.2(c), then such Discharge of Term Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement.

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“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Loan Party now or hereafter has any right, title or interest.

 “Enforcement Notice” shall mean a written notice delivered by either the ABL Agent or the Term Agent to the other applicable party, after the occurrence and during the continuance of an Event of Default, announcing that an Enforcement Period has commenced.

“Enforcement Period” shall mean the period of time following the receipt by either the ABL Agent or the Term Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in the case of an Enforcement Period commenced by the Term Agent, the Discharge of Term Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, or (c) the ABL Agent or the Term Agent (as applicable) terminates, or agrees in writing to terminate, the Enforcement Period.

“Equity Interest” shall mean, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Event of Default” shall mean an Event of Default or similar term under and as defined in the ABL Credit Agreement, the Term Loan Agreement, or any agreement evidencing any Additional Debt, as applicable.

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“Exercise of Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a)           the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;

(b)           the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c)           the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

(d)           the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e)           the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale conducted by, or without the consent, a Secured Party or any other means at the direction of a Secured Party permissible under applicable law;

(f)           the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law; and

(g)           the exercise by any Secured Party of any voting rights relating to any Equity Interest included in the Collateral..

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency Proceeding or seeking adequate protection (subject to Section 6.3 below), (ii) the exercise of rights by the ABL Agent with respect to ABL Priority Collateral that arise upon, and are continuing, during the continuance of a Cash Dominion Event (as defined in the ABL Credit Agreement), including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Agent, (iii) the consent by the ABL Agent to a store closing sale, going out of business sale or other disposition by any Loan Party of any of the ABL Priority Collateral, (iv) the reduction of advance rates or sub-limits by the ABL Agent, or (v) the imposition of Availability Reserves or Inventory Reserves (in each case as defined in the ABL Credit Agreement) by the ABL Agent.

“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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“Guarantor(s)” shall mean any of the ABL Guarantors or Term Guarantors.

“Indebtedness”  shall mean (i) all obligations of a Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) the maximum amount of all letters of credit, bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person; (iii) obligations of such Person under any swap contract; (iv) indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (v) obligations of such Person to pay the deferred purchase price of property or services, (vi) capital lease obligations, and (vii) any guarantees of the foregoing.

“Insolvency Proceeding” shall mean (a) any case, action, proposal, or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.

“Intellectual Property” shall mean all intellectual and similar property of every kind and nature now owned, licensed or hereafter acquired by any Loan Party, including: inventions, designs, Patents, Copyrights, Licenses, Trademarks, Domain Names, Trade Secrets, confidential or proprietary technical and business information, know how, show how or other data or information, software,  databases, all other proprietary information and all embodiments or fixations thereof and related documentation, registrations and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing, in each case, to the extent constituting Collateral.

“Joinder” shall mean an agreement substantially in the form of Exhibit A hereto.

“Lender(s)” shall mean individually, the ABL Lenders or the Term Lenders and collectively means all of the ABL Lenders and the Term Lenders.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement granting rights under Intellectual Property to which any Loan Party is a party.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset.

“Lien Priority” shall mean with respect to any Lien of the ABL Secured Parties or the Term Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Loan Parties” shall mean the ABL Loan Parties and the Term Loan Parties.

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“Parent” shall mean Pier 1 Imports, Inc., a Delaware corporation.

“Party” shall mean the ABL Agent or the Term Agent, and “Parties” shall mean both the ABL Agent and the Term Agent.

“Patent License” shall mean any written agreement, now or hereafter in effect, pursuant to which a Loan Party grants or obtains any right (other than an ownership right) to any Patent, including, without limitation, any rights to develop, manufacture, commercialize, import, export, make, have made, distribute, offer for sale, use or sell any invention on which a Patent, now or hereafter owned by any Loan Party or that any Loan Party otherwise has the right to license, is in existence, or granting to any Loan Party any such right with respect to any invention on which a Patent, now or hereafter owned by any third party, is in existence, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereinafter covered by such Patents, together with any and all (a) amendments, modifications, renewals, extensions, and supplements thereof, (b) income, fees, royalties, damages, and payments now and hereafter due and/or payable under or and with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future breaches and other violations thereof and (c) rights and remedies to sue for past, present and future breaches and other violations of any of the foregoing, and any other rights of any Loan Party under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Loan Party:  (a) all letters patent of the United States or the equivalent thereof in any other country or any political subdivision thereof, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country and (b) all (i) rights and privileges arising under applicable Law with respect to such Loan Party’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and modifications, supplements and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect to any of the foregoing including damages and payments for past, present or future infringements, breaches and other violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights and remedies to sue for past, present or future infringements, breaches and other violations thereof.

“Permitted Pari Passu Debt” shall mean any “Permitted Pari Passu Debt” as defined in the Term Loan Agreement that has been designated as Additional Debt hereunder pursuant to a supplemental agreement and/or joinder in accordance with Section 7.4.

“Person” shall mean an individual, partnership, corporation, limited liability company, unlimited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“PPSA” shall mean the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other Canadian jurisdiction, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests.

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 “Priority Collateral” shall mean the ABL Priority Collateral or the Term Priority Collateral, as applicable.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Property” shall mean any interest in any kind of property or asset, whether real, personal, moveable, immoveable, or mixed, or tangible or intangible.

“Refinancing” has the meaning set forth in Section 5.2(c). “Refinance” and “Refinanced” have correlative meanings.

“Secured Parties” shall mean the ABL Secured Parties and the Term Secured Parties.

“STA” shall mean the Securities Transfer Act (Ontario) or similar or analogous provincial legislation, as applicable.

 “Subsidiary” shall mean with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, trust, or other entity (a) of which equity interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Term Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto under the Term Documents.

“Term Bank Product” shall have the meaning provided for “Secured Hedge Agreement” in the Term Loan Agreement.

“Term Bank Products Affiliate” shall mean any Person which is the Term Agent, a Term Lender or any Affiliate of the Term Agent or any Term Lender on the Closing Date (as defined in the Term Loan Agreement as in effect on the date hereof) or at the time such Person enters into a Term Bank Product with a Term Loan Party to the extent that the obligations of such Term Loan Party thereunder are secured under one or more Term Collateral Documents, together with their respective successors, assigns and transferees.

“Term Borrower” shall have the meaning assigned to that term in the introduction to this Agreement.

“Term Cash Management Affiliate” shall mean any Person which is the Term Agent, a Term Lender or any Affiliate of the Term Agent or a Term Lender on the Closing Date (as defined in the Term Loan Agreement as in effect on the date hereof) or at the time such Person provides Cash Management Services to any of the Term Loan Parties to the extent that the obligations of such Term Loan Party thereunder are secured by one or more Term Collateral Documents, together with their respective successors, assigns and transferees.

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“Term Cash Management Services” shall have the meaning assigned to the term “Cash Management Services” in the Term Loan Agreement.

“Term Cash Proceeds Notice” shall mean a written notice delivered by the Term Agent to the ABL Agent (a) stating that an Event of Default has occurred and is continuing under any Term Document and specifying the relevant Event of Default and (b) stating that certain identifiable cash proceeds which may be deposited in an ABL Deposit and Securities Account constitute Term Priority Collateral, and reasonably identifying the amount of such proceeds and specifying the origin thereof.

“Term Collateral Documents” shall mean the Term Security Documents, together with all other security agreements, charges, mortgages, deeds of trust and other collateral documents executed and delivered in connection with the Term Loan Agreement or any similar term with respect to any Permitted Pari Passu Debt, in each case as the same may be Refinanced from time to time.

“Term DIP Financing” shall have the meaning set forth in Section 6.1(b).

“Term Documents” shall mean the Term Loan Agreement, the Term Guaranty, the Term Collateral Documents, all agreements regarding Term Bank Products between any Term Loan Party and any Term Bank Products Affiliate, all Term Cash Management Services agreements between any Term Loan Party and any Term Cash Management Affiliate, all agreements regarding any Permitted Pari Passu Debt, and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Loan Party or any of its respective Affiliates, and delivered to the Term Agent, in connection with any of the foregoing or any Term Loan Agreement, Term Guaranty or the Term Collateral Documents, in each case as the same may be Refinanced from time to time in accordance with the terms hereof and thereof.

 “Term Guarantors” shall mean Parent and those Subsidiaries of the Parent which have executed the Term Guaranty and shall also include any other Person who becomes a guarantor under the Term Documents and/or any guarantors under any Permitted Pari Passu Debt, as applicable.

“Term Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other agreement amending or replacing such Term Guaranty, whether by the same or any other agent, lender or group of lenders.

“Term Lenders” shall have the meaning assigned to that term in the introduction to this Agreement.

“Term Loan Agreement” shall have the meaning assigned to that term in the recitals to this Agreement and shall include any other agreement, indenture or facility Refinancing all or any portion of the Term Obligations, whether by the same or any other agent, trustee, lender or group of lenders, creditor or group of creditors and whether or not increasing the amount of any Indebtedness that may be incurred thereunder, subject to compliance with Section 5.2(c). For clarity, the term “Term Loan Agreement” shall include, without limitation, an agreement pursuant to which the Term Agent or any Term Secured Party provides DIP Financing to any of the Loan Parties.

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“Term Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Term Loan Priority Accounts” shall mean the Asset Sale Proceeds Pledged Account and any Deposit Accounts, Securities Accounts or Commodity Accounts, in each case that are intended to solely contain Term Priority Collateral or identifiable proceeds of the Term Priority Collateral (it being understood that any property in such Deposit Accounts, Securities Accounts or Commodities Accounts which is not Term Priority Collateral or identifiable proceeds of Term Priority Collateral shall not be Term Priority Collateral solely by virtue of being on deposit in any such Deposit Account, Securities Account or Commodity Account).

“Term Obligations” shall mean all obligations of every nature of each Term Loan Party from time to time owed to the Term Secured Parties or any of them, and/or any obligations with respect to any Permitted Pari Passu Debt, under, in connection with, evidenced or secured by any Term Document, including, without limitation, all “Secured Obligations” or similar term as defined in any Term Loan Agreement, whether for principal, interest, payments for early termination of swap contracts, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Term Documents, (including interest, fees, indemnification payments, expense reimbursements and other amounts which, but for the filing of an Insolvency Proceeding with respect to such Term Loan Party, would have accrued on or been payable with respect to any Term Obligation, whether or not a claim is allowed against such Term Loan Party for such interest, fees, indemnification payments, expense reimbursements and other amounts in the related Insolvency Proceeding), as Refinanced in whole or in part from time to time (including any Refinancing that results in the aggregate amount of the Term Obligations being increased) to the extent not prohibited hereunder. For clarity, the term “Term Obligations” shall include, without limitation, all obligations on account of any DIP Financing provided by the Term Agent or any Term Secured Party to any of the Loan Parties.

“Term Priority Collateral” shall mean all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Term Priority Collateral):

(1)	Equipment, Fixtures and Investment Property (other than any Investment Property described in clauses 4(y) and 10 of the definition of “ABL Priority Collateral”);

(2)	Intellectual Property,

(3)	real property owned or leased by any Term Loan Party,

(4)	Equity Interests owned by any Term Loan Party,

(5)	intercompany notes and intercompany indebtedness (other than those relating to or arising from the sale of Inventory),

(6)
any Term Loan Priority Accounts, provided, however, that to the extent that identifiable proceeds of ABL Priority Collateral are deposited in any such Term Loan Priority Accounts, such identifiable proceeds shall be treated as ABL Priority Collateral;

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(7)	except to the extent constituting ABL Priority Collateral, all Instruments, Commercial Tort Claims, Documents and General Intangibles;

(8)
other Collateral (including for the avoidance of doubt, any such assets described in (1) through (7) that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Term Priority Collateral) other than ABL Priority Collateral; and

(9)
subject to Sections 3.6 and 3.7, all cash, money, cash equivalents, insurance proceeds, Instruments, Securities and Financial Assets received as proceeds of the foregoing, and all Proceeds of any of the items referred to in the preceding clauses (1) through (8) (such proceeds, “Term Priority Proceeds”).

“Term Recovery” shall have the meaning set forth in Section 5.3(b).

“Term Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

“Term Security Documents” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other agreement amending or replacing such agreements, whether by the same or any other agent, lender or group of lenders.

“Trade Secrets” shall mean (a) all trade secrets, confidential information, know-how and proprietary processes, de-signs, inventions, technology, and proprietary methodologies, algorithms, and information, (b) income, fees, royal-ties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future infringements, misappropriations or other violations with respect thereto and (c) rights to sue for past, present and future infringements, misappropriations or violations thereof.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Loan Party or that any Loan Party otherwise has the right to license, or granting to any Loan Party any right to use any Trademark now or hereafter owned by any third party, together with all (a) amendments, modifications, renewals, extensions, and supplements thereof, (b) income, fees, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future breaches or other violations thereof and (c) rights, priorities, and privileges and remedies to sue for past, present and future breaches and other violations of any of the foregoing, and any other rights of any Loan Party under any such agreement (not including vendor or distribution agreements that allow incidental use of intellectual property rights in connection with the sale or distribution of such products or services).

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Loan Party:  (a) all trademarks, service marks, certification marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, slogans, logos, internet domain names, other source or business identifiers, designs and general intangibles of like nature, together with all (i) goodwill of the business symbolized thereby or associated therewith, (ii) all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (iii) all rights and privileges arising under applicable Law with respect to such Loan Party’s use of any of the foregoing, (iv) all extensions and renewals thereof and amendments thereto, (v) all income, fees, royalties, damages and payments now and hereafter due and/or payable with respect to any of the foregoing, including damages, claims and payments for past, present or future infringements, misappropriations or other violations thereof, (vi) all rights and remedies to sue for past, present and future infringements, misappropriation, dilutions, and other violations of any of the foregoing  and (vii) all rights, priorities and privileges corresponding to any of the foregoing throughout the world.

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“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided further that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Use Period” shall mean the period commencing on the date that the ABL Agent or an agent acting on its behalf (or an ABL Loan Party acting with the consent of the ABL Agent) commences the liquidation and sale of the ABL Priority Collateral and ending 180 days thereafter. If any stay or other order that prohibits any of the ABL Agent, the other ABL Secured Parties or any ABL Loan Party (with the consent of the ABL Agent) from commencing and continuing to Exercise Any Secured Creditor Remedies or to liquidate and sell the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.

SECTION 1.3                                Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.  Any reference herein to a time of day means Eastern time.

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ARTICLE 2
LIEN PRIORITY

Section 2.1	Priority of Liens.

(a)         Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the Term Secured Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent for the benefit of the ABL Secured Parties or the Term Agent for the benefit of the Term Secured Parties in any Collateral, (iii) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the ABL Documents or the Term Documents, (iv) whether the ABL Agent or the Term Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the ABL Obligations or the Term Obligations are advanced or made available to the Loan Parties, or (vi) (A) any failure of the ABL Agent or the Term Agent to perfect its Lien in the Collateral, (B) the subordination of any Lien on the Collateral securing any ABL Obligations or Term Obligations, as applicable, to any Lien securing any other obligation of any Loan Party, or (C) the avoidance, invalidation or lapse of any Lien on the Collateral securing any ABL Obligations or Term Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, and the Term Agent, on behalf of itself and the Term Secured Parties, hereby agree that the following priorities apply to the ABL Priority Collateral and the Term Priority Collateral:

(i)           any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent and the ABL Secured Parties in such ABL Priority Collateral to secure all or any portion of the ABL Obligations;

(ii)           any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to the Term Agent or any Term Secured Party in such ABL Priority Collateral to secure all or any portion of the Term Obligations;

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(iii)           any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to the Term Agent and the Term Secured Parties in such Term Priority Collateral to secure all or any portion of the Term Obligations; and

(iv)           any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations shall in all respects be senior and prior to all Liens granted to the ABL Agent or any ABL Secured Party in such Term Priority Collateral to secure all or any portion of the ABL Obligations.

(b)         The Term Agent, for and on behalf of itself and the Term Secured Parties, acknowledges and agrees that, concurrently herewith, the ABL Agent, for the benefit of itself and the ABL Secured Parties, has been, or may be, granted Liens upon all of the Term Priority Collateral and the Term Agent hereby consents thereto.  The ABL Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that, concurrently herewith, the Term Agent, for the benefit of itself and the Term Secured Parties, has been, or may be, granted Liens upon all of the ABL Priority Collateral and the ABL Agent hereby consents thereto.  The subordination of Liens by the Term Agent and the ABL Agent in favor of one another as set forth herein shall not be deemed to subordinate the Term Agent’s Liens or the ABL Agent’ Liens to the Liens of any other Person.

Section 2.2	Waiver of Right to Contest Liens.

(a)         The Term Agent, for and on behalf of itself and the Term Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the ABL Obligations or the Liens of the ABL Agent and the ABL Secured Parties in respect of the Collateral or the provisions of this Agreement.  The Term Agent, for itself and on behalf of the Term Secured Parties, agrees that none of the Term Agent or the Term Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Secured Party under the ABL Documents with respect to the ABL Priority Collateral.  The Term Agent, for itself and on behalf of the Term Secured Parties, hereby waives any and all rights it or the Term Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Lender seeks to enforce its Liens in any ABL Priority Collateral.  The foregoing shall not be construed to prohibit the Term Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.

(b)         The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Term Obligations or the Liens of the Term Agent or the Term Secured Parties in respect of the Collateral or the provisions of this Agreement.  Except to the extent expressly set forth in this Agreement (including Section 3.5), the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that none of the ABL Agent or the ABL Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Term Agent or any Term Secured Party under the Term Documents with respect to the Term Priority Collateral.  The ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Term Agent or any Term Secured Party seeks to enforce its Liens in any Term Priority Collateral.  The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.

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Section 2.3	Remedies Standstill.

(a)         The Term Agent, on behalf of itself and the Term Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of ABL Obligations shall have occurred, neither the Term Agent nor any Term Secured Party will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Agent, and will not take, receive or accept any Proceeds of ABL Priority Collateral in connection with the Exercise Any Secured Creditor Remedies, it being understood and agreed that the temporary deposit of Proceeds of ABL Priority Collateral in a Deposit Account controlled by such Term Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly (but in no event later than five Business Days after receipt) remitted to the ABL Agent.  From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon obtaining the written consent of the ABL Agent), the Term Agent or any Term Secured Party may Exercise Any Secured Creditor Remedies under the Term Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Term Agent or the Term Secured Parties is at all times subject to the provisions of this Agreement.

(b)         The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of Term Obligations shall have occurred, neither the ABL Agent nor any ABL Secured Party will Exercise Any Secured Creditor Remedies with respect to the Term Priority Collateral without the written consent of the Term Agent, and  will not take, receive or accept any Proceeds of the Term Priority Collateral in connection with the Exercise of Any Secured Creditor Remedies, it being understood and agreed that the temporary deposit of Proceeds of Term Priority Collateral in a Deposit Account controlled by the ABL Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly (but in no event later than five Business Days after receipt) remitted to the Term Agent.  From and after the date upon which the Discharge of Term Obligations shall have occurred (or prior thereto upon obtaining the written consent of the Term Agent), the ABL Agent or any ABL Secured Party may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Term Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent or the ABL Secured Parties is at all times subject to the provisions of this Agreement.

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(c)         Notwithstanding the provisions of Sections 2.3(a), 2.3(b) or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Agent or any Secured Party from (i) filing a proof of claim or statement of interest with respect to the ABL Obligations or Term Obligations (as applicable) owed to it in any Insolvency Proceeding commenced by or against any Loan Party, (ii) taking any action (not adverse to the Lien Priority of the Liens of the other Agent or other Secured Parties on the Collateral in which such other Agent or other Secured Party has a priority Lien or the rights of the other Agent or any of the other Secured Parties to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce its Lien) on any Collateral, (iii) filing any necessary or appropriate responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Agent or Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Loan Parties arising under any Insolvency Proceeding or applicable non-bankruptcy law, (v) voting on any plan of reorganization or filing any proof of claim in any Insolvency Proceeding of any Loan Party, (vi) objecting to the proposed retention of Collateral by the other Agent or any other Secured Party in full or partial satisfaction of any ABL Obligations or Term Obligations due to such other Agent or Secured Party, or (vii) accelerating the time for payment of the ABL Obligations or the Term Obligations, as applicable, in each case (i) through (vii) above to the extent not inconsistent with the terms of this Agreement.
(d)           In the event that the Term Agent or any Term Secured Party becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Term Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) in the same manner as the other Liens in respect of the ABL Priority Collateral securing the Term Obligations are subject to this Agreement.

(e)           In the event that the ABL Agent or any ABL Secured Party becomes a judgment Lien creditor in respect of Term Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Obligations) in the same manner as the other Liens in respect of the Term Priority Collateral securing the ABL Obligations are subject to this Agreement.

Section 2.4	Exercise of Rights.

(a)         No Other Restrictions.  Except as expressly set forth in this Agreement, each Term Secured Party and each ABL Secured Party shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Any Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of this Agreement.  The ABL Agent may enforce the provisions of the ABL Documents, the Term Agent may enforce the provisions of the Term Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement, the ABL Documents or the Term Documents, as applicable, and mandatory provisions of applicable law; provided, however, that each of the ABL Agent and the Term Agent agrees to provide to the other (x) an Enforcement Notice prior to the commencement of an Exercise Any Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to any Loan Party; provided further, however, that the ABL Agent’s failure to provide the Enforcement Notice (other than in connection with Section 3.5) to the Term Agent shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Documents and the Term Agent’s failure to provide the Enforcement Notice or any such copies to the ABL Agent shall not impair any of the Term Agent’s rights hereunder or under any of the Term Documents.  Each of the Term Agent (on behalf of itself and the Term Secured Parties) and the ABL Agent (on behalf of itself and the ABL Secured Parties) agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Term Agent and each Term Secured Party, against either the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against either the Term Agent or any other Term Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken.

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(b)         Release of Liens.

(i)           In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral by, or with the consent of, the ABL Agent in connection with any Exercise of Secured Creditor Remedies, or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral (other than in connection with a Refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the ABL Documents and the Term Documents or consented to by the requisite ABL Lenders and the requisite Term Lenders, the Term Agent agrees, on behalf of itself and the Term Secured Parties that such sale, transfer or other disposition will be free and clear of the Liens on such ABL Priority Collateral securing the Term Obligations, and the Term Agent’s and the Term Secured Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, or disposed shall be automatically released without further action concurrently with, and to the same extent as, the release of the ABL Secured Parties’ Liens on such ABL Priority Collateral; provided, that the Liens of the Parties shall attach to the proceeds of any such disposition of the ABL Priority Collateral with the same relative priority as the Liens which attached to the ABL Priority Collateral so released.  In furtherance of, and subject to, the foregoing, the Term Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith.  The Term Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Term Agent and in the name of the Term Agent or in the ABL Agent’ own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

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(ii)           In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral by or with the consent of, the Term Agent in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Term Agent, or (B) any sale, transfer or other disposition of all or any portion of the Term Priority Collateral (other than in connection with a Refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the Term Documents and the ABL Documents or consented to by the requisite Term Lenders and the requisite ABL Lenders, as applicable, the ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that such sale, transfer or disposition will be free and clear of the Liens on such Term Priority Collateral securing the ABL Obligations and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Term Priority Collateral so sold, transferred, or disposed shall be automatically released without further action concurrently with, and to the same extent as, the release of the Term Secured Parties’ Liens on such Term Priority Collateral; provided, that the Liens of the Parties shall attach to the proceeds of any such disposition of the Term Priority Collateral with the same relative priority as the Liens which attached to the Term Priority Collateral so released.  In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the Term Agent in connection therewith.  The ABL Agent hereby appoints the Term Agent and any officer or duly authorized person of the Term Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Term Agent’s own name, from time to time, in the Term Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

Section 2.5   No New Liens. (a)           Subject to Article 6, until the date upon which the Discharge of ABL Obligations shall have occurred, and for so long as the Term Obligations are secured by any ABL Priority Collateral, the parties hereto agree that no Term Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents.  If any Term Secured Party shall nonetheless acquire or hold any Lien on any assets of any Loan Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, then the Term Agent (or the relevant Term Secured Party) shall, without the need for any further consent of any other Term Secured Party, the Term Borrower or any Term Guarantor and notwithstanding anything to the contrary in any other Term Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien.

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(b)           Subject to Article 6, until the date upon which the Discharge of Term Obligations, and for so long as the ABL Obligations are secured by any Term Priority Collateral, the parties hereto agree that no Loan Party shall grant any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents.  If any ABL Secured Party shall nonetheless acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party, any ABL Borrower or any ABL Guarantor and notwithstanding anything to the contrary in any other ABL Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the Term Agent as security for the Term Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Agent in writing of the existence of such Lien.

Section 2.6	Waiver of Marshalling.

(a)         Until the Discharge of ABL Obligations, the Term Agent, on behalf of itself and the Term Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(b)           Until the Discharge of Term Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3
ACTIONS OF THE PARTIES

Section 3.1   Certain Actions Permitted. The Term Agent and the ABL Agent may make such demands or file such claims or proofs of claim in respect of the Term Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time, in each case in a manner consistent with this Agreement.

Section 3.2   Agent for Perfection. The ABL Agent, for and on behalf of itself and each ABL Secured Party, and the Term Agent, for and on behalf of itself and each Term Secured Party, as applicable, each agrees to hold all Collateral in their respective possession, custody, or control (including as defined in Sections 9-104, 9-105, 9-106, 9-107 and 8-106 of the UCC or as defined in the STA, as applicable) (or in the possession, custody, or control of agents or bailees for either) as gratuitous bailee for the other solely for the purpose of perfecting the security interest granted to each in such Collateral, subject to the terms and conditions of this Section 3.2.  None of the ABL Agent, the ABL Secured Parties, the Term Agent, or the Term Secured Parties, as applicable, shall have any obligation whatsoever to the others to assure that the Collateral is genuine or owned by any Borrower, any Guarantor, or any other Person or to preserve rights or benefits of any Person.  The duties or responsibilities of the ABL Agent and the Term Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as gratuitous bailee for the other Party for purposes of perfecting the Lien held by the Term Agent or the ABL Agent, as applicable.  The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Term Secured Parties or any other Person.  Without limiting the generality of the foregoing, except as expressly provided herein, the ABL Secured Parties shall not be obligated to see to the application of any Proceeds of the Term Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof.  The Term Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Secured Parties, or any other Person. Without limiting the generality of the foregoing, except as expressly provided herein, the Term Secured Parties shall not be obligated to see to the application of any Proceeds of the ABL Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof.

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Section 3.3   Insurance.  Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds.  The ABL Agent and the Term Agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral.  Until Discharge of the ABL Obligations, the ABL Agent shall have the sole and exclusive right, as against the Term Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral and take other such actions with respect to insurance covering the ABL Priority Collateral as set forth in the ABL Credit Agreement.  Until Discharge of the Term Obligations, the Term Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Priority Collateral and take other such actions with respect to insurance covering the Term Priority Collateral as set forth in the Term Loan Agreement.  If any insurance claim includes both ABL Priority Collateral and Term Priority Collateral, the insurer will not settle, adjust or allocate such claim separately with respect to ABL Priority Collateral and Term Priority Collateral, and if the Parties are unable after negotiating in good faith to agree on the settlement, adjustment or allocation of such claim as between losses pertaining to ABL Priority Collateral and Term Priority Collateral, either Party may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the Parties. All proceeds of such insurance shall be remitted to the ABL Agent or the Term Agent, as the case may be, and each of the Term Agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof.

Section 3.4   No Additional Rights For the Loan Parties Hereunder.  If any ABL Secured Party or Term Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Loan Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Secured Party.

Section 3.5   Inspection and Access Rights.

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(a)         Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement (including under any ABL Document), in the event of any liquidation of the ABL Priority Collateral (or any other Exercise of Any Secured Creditor Remedies by the ABL Agent) and whether or not the Term Agent or any other Term Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies of the Term Agent with respect to the Term Priority Collateral, the ABL Agent or any other Person (including any ABL Loan Party) acting with the consent, or on behalf, of the ABL Agent, shall have the right (a) during the Use Period, during normal business hours on any Business Day, to access ABL Priority Collateral that (i) is stored or located in or on, or (ii) has become a fixture or has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (iii) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), Term Priority Collateral, and (b) during the Use Period, shall have the right to use the Term Priority Collateral, each of the foregoing in order to assemble, inspect, copy or download information stored on, take action to perfect its Liens on, complete a production run of inventory, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in the any ABL Loan Party’s business), store or otherwise deal with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by any Term Secured Party or liability to any Term Secured Party; provided, however, that the expiration of the Use Period shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with this Agreement, the ABL Documents and applicable law.  In the event that any ABL Secured Party has commenced and is continuing the Exercise of Any Secured Creditor Remedies with respect to any ABL Priority Collateral or any other sale or liquidation of the ABL Priority Collateral has been commenced by an ABL Loan Party (with the consent of the ABL Agent), the Term Agent may not sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.5.

(b)         During the period of actual occupation, use and/or control by the ABL Secured Parties and/or the ABL Agent (or their respective employees, agents, advisers and representatives) of any Term Priority Collateral, the ABL Secured Parties and the ABL Agent shall be obligated to repair at their expense any physical damage (but not any other diminution in value) to such Term Priority Collateral resulting from such occupancy, use or control, and to leave such Term Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted.  Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Agent have any liability to the Term Secured Parties and/or to the Term Agent pursuant to this Section 3.5 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties (or the ABL Agent, as the case may be) of their rights under Section 3.5 and the ABL Secured Parties shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Agent or the ABL Secured Parties, or for any diminution in the value of the Term Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 3.5.  Without limiting the rights granted in this Section 3.5, the ABL Secured Parties and the ABL Agent shall cooperate with the Term Secured Parties and/or the Term Agent in connection with any efforts made by the Term Secured Parties and/or the Term Agent to sell the Term Priority Collateral.

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(c)         Except as specifically provided in clauses (b) and (d) of this Section 3.5, the ABL Agent and the ABL Secured Parties shall not be obligated to pay any amounts to the Term Agent or the Term Secured Parties (or any person claiming by, through or under the Term Secured Parties, including any purchaser of the Term Priority Collateral) or to the ABL Loan Parties, for or in respect of the use by the ABL Agent and the ABL Secured Parties of the Term Priority Collateral.

(d)         The ABL Secured Parties shall (i) use the Term Priority Collateral in accordance with applicable law; (ii) insure for damage to property and liability to persons, including property and liability insurance for the benefit of the Term Secured Parties; and (iii) reimburse the Term Secured Parties for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under their control arising from the gross negligence or willful misconduct of any such Person; provided, however, that the ABL Secured Parties will not be liable for any diminution in the value of the Term Priority Collateral caused by the absence of the ABL Priority Collateral therefrom.

(e)         The Term Agent and the other Term Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the rights described in Section 3.5(a) hereof.

(f)         Subject to the terms hereof, the Term Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral without notice (except as required by applicable law or this Agreement) to any ABL Secured Party, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party as long as, in the case of an actual sale, the respective purchaser assumes and agrees in writing to the obligations of the Term Agent and the Term Secured Parties under this Section 3.5.

(g)           In furtherance of the foregoing in this Section 3.5, the Term Agent and the Term Secured Parties, in their capacity as a secured party (or as a purchaser, assignee or transferee, as applicable), and to the extent of its interest therein, hereby grants to the ABL Agent and the ABL Secured Parties a non-exclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense any and all Intellectual Property now owned or hereafter acquired (except to the extent such grant is prohibited by any rule of law, statute or regulation) included as part of the Term Priority Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary or advisable in the ABL Agent’s reasonable judgment for the ABL Agent to process, ship, produce, store, supply, lease, complete, sell, liquidate or otherwise deal with the ABL Priority Collateral, or to collect or otherwise realize upon any Accounts (as defined in the ABL Credit Agreement) comprising ABL Priority Collateral, in each case solely in connection with any Exercise of Secured Creditor Remedies; provided that (i) any such license shall terminate upon the sale of the applicable ABL Priority Collateral and shall not extend or transfer to the purchaser of such ABL Priority Collateral, (ii) the ABL Agent’s use of such Intellectual Property shall be reasonable and lawful, and (iii) any such license is granted on an “AS IS” basis, without any representation or warranty whatsoever.  The Term Agent (i) acknowledges and consents to the grant to the ABL Agent by the Loan Parties of the license referred to in the ABL Collateral Documents and (ii) agrees that its Liens in the Term Priority Collateral shall be subject in all respects to such license.  Furthermore, the Term Agent agrees that, in connection with any Exercise of Secured Creditor Remedies conducted by the Term Agent in respect of Term Priority Collateral, (x) any notice required to be given by the Term Agent in connection with such Exercise of Secured Creditor Remedies shall contain an acknowledgement of the existence of such license and (y) the Term Agent shall provide written notice to any purchaser, assignee or transferee pursuant to an Exercise of Secured Creditor Remedies that the applicable assets are subject to such license.

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Section 3.6	Tracing of and Priorities in Proceeds.

The ABL Agent, for itself and on behalf of the ABL Secured Parties, and the Term Agent, for itself and on behalf of the Term Secured Parties, further agree that prior to an issuance of any notice of Exercise of Any Secured Creditor Remedies by such Secured Party (unless a bankruptcy or insolvency Event of Default then exists), any proceeds of Collateral, whether or not deposited under control agreements, which are used by any Loan Party to acquire other property which is Collateral shall not (solely as between the Agents and the Lenders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. Notwithstanding anything to the contrary contained in this Agreement or any Term Document, unless and until the Discharge of the ABL Obligations occurs, an Insolvency Proceeding is commenced with respect to any of the Credit Parties, or an Enforcement Notice is delivered by the Designated Term Agent to the ABL Agent, the ABL Agent is hereby permitted to deem all collections and payments deposited in any ABL Deposit and Securities Account (for the avoidance of doubt other than Term Loan Priority Account) or the Bank of America Concentration Account (as defined in the ABL Credit Agreement) to be proceeds of ABL Priority Collateral and the Term Agent and the other Term Secured Parties each consents to the application of such funds to the ABL Obligations, and no such funds credited to such account shall be subject to disgorgement or be deemed to be held in trust by the ABL Agent for the benefit of the Term Agent and other Term Credit Parties (and all claims of the Term Agent or any other Term Secured Party to such amounts are hereby waived); provided that with respect to any such funds that are identifiable proceeds of Term Priority Collateral credited to any such account with respect to which the ABL Agent has received a Term Cash Proceeds Notice prior to the application of such funds by the ABL Agent to the ABL Obligations under the ABL Credit Agreement, the ABL Agent shall turn over any misdirected proceeds of the Term Priority Collateral to the Term Agent.

Section 3.7	Payments Over.

(a)         So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral or Proceeds thereof not constituting Term Priority Collateral received by the Term Agent or any Term Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The ABL Agent is hereby authorized to make any such endorsements as agent for the Term Agent or any such Term Secured Parties.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

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(b)         So long as the Discharge of Term Obligations has not occurred, any Term Priority Collateral or Proceeds thereof not constituting ABL Priority Collateral received by the ABL Agent or any other ABL Secured Party in connection with the exercise of any right or remedy (including set off) relating to the Term Priority Collateral in contravention of this Agreement (it being understood that the application of proceeds from any ABL Deposit and Securities Account prior to the delivery of a Term Cash Proceeds Notice shall not be deemed in contravention of this Agreement) shall be segregated and held in trust and forthwith paid over to the Term Agent for the benefit of the Term Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The Term Agent is hereby authorized to make any such endorsements as agent for the ABL Agent or any such other ABL Secured Parties.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(c)         Nothing in this Agreement shall prohibit the receipt by the ABL Agent or the Term Agent or any Secured Party of payments of interest, principal and other amounts owed in respect of the ABL Obligations or the Term Obligations so long as such receipt is not the direct or indirect result of the Exercise of Any Secured Creditor Remedies by the ABL Agent or the Term Agent or any Secured Party in contravention of this Agreement with respect to any Lien held by any of them.

ARTICLE 4
APPLICATION OF PROCEEDS

Section 4.1	Application of Proceeds.

(a)         Revolving Nature of ABL Obligations.  The Term Agent, for and on behalf of itself and the Term Secured Parties, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no such application of any ABL Priority Collateral (or, subject to the provisions of Section 3.6, Proceeds of any Collateral) or the release of any Lien by the ABL Agent upon any portion of the ABL Priority Collateral in connection with a permitted disposition by the ABL Loan Parties under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms (including the aggregate amount) of the ABL Obligations may be Refinanced from time to time, in each event, without notice to or consent by the Term Secured Parties and without affecting the provisions hereof (subject, however, to Section 5.2(c)); and (iii) all ABL Priority Collateral (or, subject to the provisions of Section 3.6, Proceeds of any Collateral) received by the ABL Agent may be applied, reversed, reapplied or credited, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Secured Party) or the Term Agent (or any Term Secured Party) commences the Exercise of Any Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender shall be applied as specified in Sections 4.1(b) and (c).  The Lien Priority shall not be altered or otherwise affected by any such Refinancing of either the ABL Obligations or the Term Obligations, or any portion thereof. Notwithstanding anything to the contrary contained in this Agreement, any Term Document or any ABL Document, each Loan Party and the Term Agent, for itself and on behalf of the Term Secured Parties, agrees that only Term Priority Collateral or proceeds of the Term Priority Collateral shall be deposited in the Term Loan Priority Accounts.

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(b)         Application of Proceeds of ABL Priority Collateral.  The ABL Agent and the Term Agent hereby agree that all ABL Priority Collateral, ABL Priority Proceeds and all other Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral shall be applied, first, to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies to the extent provided in the ABL Documents,

second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred,

third, to the payment of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred, and fourth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.

(c)           Application of Proceeds of Term Priority Collateral.  The ABL Agent and the Term Agent hereby agree that all Term Priority Collateral, Term Priority Proceeds and all other Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the Term Priority Collateral shall be applied, first, to the payment of costs and expenses of the Term Agent in connection with such Exercise of Secured Creditor Remedies to the extent provided in the Term Documents,

second, to the payment of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred,

third, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred, and fourth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.

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(d)         Limited Obligation or Liability.  In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Term Agent or to any Term Secured Party, and the Term Agent shall have no obligation or liability to the ABL Agent or any ABL Secured Party, regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement.  Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

(e)         Turnover of Collateral.  Upon the Discharge of the ABL Obligations and as long as the Discharge of Term Obligations has not occurred, the ABL Agent shall deliver to the Term Agent or shall execute such documents as the Term Agent may reasonably request (at the expense of the Term Borrower in accordance with the terms of the Term Documents) to enable the Term Agent to have control over any Control Collateral still in the ABL Agent’ possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, subject to the reinstatement provisions of Section 5.3 below.  Upon the Discharge of Term Obligations and as long as the Discharge of ABL Obligations has not occurred, the Term Agent shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request (at the expense of the ABL Borrower in accordance with the terms of the ABL Documents) to enable the ABL Agent to have control over any Control Collateral still in the Term Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, subject to the reinstatement provisions of Section 5.3 below.

Section 4.2   Specific Performance.  Each of the ABL Agent and the Term Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Borrower or any Guarantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it.  Each of the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and the Term Agent, for and on behalf of itself and the Term Secured Parties, hereby irrevocably waives (as against any other Secured Party) any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5
INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1	Notice of Acceptance and Other Waivers.

(a)         All ABL Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Term Agent, on behalf of itself and the Term Secured Parties, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Secured Party of this Agreement and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations.  All Term Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Term Agent or any Term Secured Party of this Agreement and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations.

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(b)         None of the ABL Agent, any ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement.  If the ABL Agent or any ABL Secured Party honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Secured Party have knowledge that the honoring of (or failure to honor) any such request would constitute a default or Event of Default under the terms of any Term Loan Agreement or any other Term Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default or Event of Default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to the Term Agent or any Term Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement).  The ABL Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Term Agent or any of the Term Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement.  The Term Agent, on behalf of itself and the Term Secured Parties, agrees that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c)         None of the Term Agent, any Term Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement.  If the Term Agent or any Term Secured Party honors (or fails to honor) a request by the Term Borrower for an extension of credit pursuant to the Term Credit Agreement or any of the other Term Documents, whether such Term Agent or any Term Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default or Event of Default under the terms of any ABL Credit Agreement or any other ABL Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute a default or an Event of Default under any ABL Document, or if the Term Agent or any Term Secured Party otherwise should exercise any of its contractual rights or remedies under the Term Documents (subject to the express terms and conditions hereof), neither the Term Agent nor any Term Secured Party shall have any liability whatsoever to the ABL Agent or any ABL Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement).  The Term Agent and the Term Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the Term Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any ABL Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement.  The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that none of the Term Agent or the Term Secured Parties shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the Term Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

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Section 5.2	Modifications to ABL Documents and Term Documents.

(a)         The Term Agent, on behalf of itself and the Term Secured Parties, hereby agrees that, without affecting the obligations of the Term Agent and the Term Secured Parties hereunder, the ABL Agent and the ABL Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the Term Agent or any Term Secured Party, and without incurring any liability to the Term Agent or any Term Secured Party or impairing or releasing the Lien Priority provided for herein, Refinance any of the ABL Documents in any manner whatsoever, other than in a manner which would have the effect of contravening the terms of this Agreement.

(b)         The ABL Agent, on behalf of itself and the ABL Secured Parties, hereby agree that, without affecting the obligations of the ABL Agent and the ABL Secured Parties hereunder, the Term Agent and the Term Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Secured Party, and without incurring any liability to the ABL Agent or any ABL Secured Party or impairing or releasing the Lien Priority provided for herein, Refinance any of the Term Documents in any manner whatsoever other than in a manner which would have the effect of contravening the terms of this Agreement.

(c)         The ABL Obligations and the Term Obligations may be increased, restated, amended and restated, supplemented, modified, restructured, replaced, amended, or refinanced, in whole or in part from time to time, in each case, without notice to, or the consent (except to the extent a consent is required pursuant to Section 5.2(a) or (b) above or to permit such increase, restatement, amendment and restatement, supplement, modification, replacement, restructuring, amendment or refinancing transaction under any ABL Document or any Term Document) of the ABL Agent, the ABL Secured Parties, the Term Agent or the Term Secured Parties, as the case may be, all without affecting the Lien Priority provided for herein or the other provisions hereof, provided, however, that the holders of such new, amended, restructured or refinancing Indebtedness (or an authorized agent or trustee on their behalf) to the extent such Indebtedness is secured, bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Agent or the Term Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Agent or the Term Agent, as the case may be, and any such increase, restatement, amendment and restatement, supplement, modification, replacement, restructuring, amendment or refinancing transaction shall be in accordance with (and not prohibited by) any applicable provisions of both the ABL Documents and the Term Documents (to the extent such documents survive such increase, restatement, amendment and restatement, supplement, modification, replacement, restructuring, amendment or refinancing) (any such increase, replacement, restructuring, amendment or refinancing, a “Refinancing”).

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Section 5.3	Reinstatement and Continuation of Agreement.

(a)         If the ABL Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an  “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery.  If this Agreement shall have been terminated prior to such ABL Recovery and the Discharge of Term Obligations or a Term Recovery (defined below) has not occurred, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement.  All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Term Obligations.  No priority or right of the ABL Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the non-compliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Secured Party may have.

(b)         If the Term Agent or any Term Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Term Obligations (a “Term Recovery”), then the Term Obligations shall be reinstated to the extent of such Term Recovery.  If this Agreement shall have been terminated prior to such Term Recovery and the Discharge of ABL Obligations or an ABL Recovery has not occurred, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement.  All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Term Obligations.  No priority or right of the Term Agent or any Term Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the non-compliance by any Person with the Terms, provisions, or covenants of any of the Term Documents, regardless of any knowledge thereof which the Term Agent or any Term Secured Party may have.

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ARTICLE 6
INSOLVENCY PROCEEDINGS

Section 6.1	DIP Financing.

(a)         If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Agent or any of the ABL Secured Parties shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) with such financing to be secured by all or any portion of the ABL Priority Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be ABL Priority Collateral) (each, an “ABL DIP Financing”), then the Term Agent, on behalf of itself and the Term Secured Parties, agrees that it will raise no objection and will not support any objection to such ABL DIP Financing or use of cash collateral or to the Liens securing the same on any basis, including, without limitation, on the grounds of a failure to provide “adequate protection” for the Liens of the Term Agent securing the Term Obligations on the ABL Priority Collateral (and will not request any adequate protection with respect to its Lien on the ABL Priority Collateral solely as a result of such ABL DIP Financing or use of cash collateral that is ABL Priority Collateral except as otherwise provided for in Section 6.3 below) and will not propose, offer or support any debtor-in-possession financing that would compete with such ABL DIP Financing (it being understood that any DIP Financing proposed under Section 6.1(b) hereof shall not be deemed in competition with such ABL DIP Financing); provided that (i) the Term Agent retains its Lien on the ABL Priority Collateral to secure the Term Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the any Debtor Relief Laws), subject to the terms hereof, to the Liens in favor of the ABL Secured Parties on the ABL Priority Collateral existing prior to the commencement of such Insolvency Proceeding, to any adequate protection Liens on the ABL Priority Collateral granted in favor of the ABL Obligations, any “carve out” from the ABL Priority Collateral for fees and expenses of professionals retained by the debtors and creditors committee and the United States Trustee, as agreed to by the ABL Agent, and to the senior priority of the ABL DIP Financing on the ABL Priority Collateral and (ii) unless it shall otherwise consent, the Term Agent shall retain its Lien on the Term Priority Collateral with the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien of the ABL Agent (or other provider of ABL DIP Financing) on the Term Priority Collateral securing such ABL DIP Financing is junior and subordinate to the Lien of the Term Agent on the Term Priority Collateral, (iii) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral and (iv) the foregoing provisions of this Section 6.1(a) shall not prevent the Term Agent and the Term Secured Parties from objecting to any provision in any ABL DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws.

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(b)         If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Term Obligations, and the Term Agent or any of the Term Secured Parties shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Term Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) with such financing to be secured by all or any portion of the Term Priority Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Term Priority Collateral) (each, a “Term DIP Financing”), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that it will raise no objection and will not support any objection to such Term DIP Financing or use of cash collateral or to the Liens securing the same on any basis, including, without limitation, on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Agent securing the ABL Obligations on the Term Priority Collateral (and will not request any adequate protection with respect to its Lien on the Term Priority Collateral solely as a result of such Term DIP Financing or use of cash collateral that is Term Priority Collateral except as otherwise provided for in Section 6.3 below) and will not propose, offer or support any debtor-in-possession financing that would compete with such Term DIP Financing (it being understood that any DIP Financing proposed under Section 6.1(a) hereof shall not be deemed in competition with such Term DIP Financing); provided that (i) the ABL Agent retains its Lien on the Term Priority Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the any Debtor Relief Laws), subject to the terms hereof, to the Liens in favor of the Term Secured Parties on the Term Priority Collateral existing prior to the commencement of such Insolvency Proceeding, to any adequate protection Liens on the Term Priority Collateral granted in favor of the Term Obligations, any “carve out” from the Term Priority Collateral for fees and expenses of professionals retained by the debtors and creditors committee and the United States Trustee, as agreed to by the Term Agent, and to the senior priority of the Term DIP Financing on the Term Priority Collateral and (ii) unless it shall otherwise consent, the ABL Agent shall retain its Lien on the ABL Priority Collateral with the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien of the Term Agent (or other provider of Term DIP Financing) on the ABL Priority Collateral securing such Term DIP Financing is junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral, (iii) all Liens on Term Priority Collateral securing any such Term DIP Financing shall be senior to or on a parity with the Liens of the Term Agent and the Term Secured Parties securing the Term Obligations on Term Priority Collateral and (iv) the foregoing provisions of this Section 6.1(b) shall not prevent the ABL Agent and the ABL Secured Parties from objecting to any provision in any Term DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws.

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(c)         All Liens granted to the ABL Agent or the Term Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement. For clarity, the ABL Agent and the ABL Secured Parties shall not seek to “prime” the Lien of the Term Agent and the Term Secured Parties on the Term Priority Collateral and the Term Agent and the Term Secured Parties shall not seek to “prime” the Lien of the ABL Agent and the ABL Secured Parties on the ABL Priority Collateral.

Section 6.2   Relief From Stay. Until the Discharge of ABL Obligations has occurred, the Term Agent, on behalf of itself and the Term Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent.  Until the Discharge of Term Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without the Term Agent’s express written consent.  In addition, neither the Term Agent nor the ABL Agent shall seek any relief from the automatic stay with respect to any Collateral without providing three (3) days’ prior written notice to the other (or such shorter period as both the ABL Agent and the Term Agent may agree) or unless the ABL Agent or Term Agent, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Term Priority Collateral, as applicable, will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or the Term Agent’s ability to realize upon its Collateral.

Section 6.3   No Contest; Adequate Protection.  (a)         The Term Agent, on behalf of itself and the Term Secured Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) with respect to the ABL Priority Collateral, except as set forth in this Section 6.3 or as may otherwise be consented to in writing by the ABL Agent in its sole and absolute discretion. The Term Agent, on behalf of itself and the Term Secured Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the Collateral (unless the adequate protection sought is in the form of a cash payment, periodic cash payments or otherwise and in each case such payments are made from the proceeds of the Term Priority Collateral or unless agreed to by the Term Agent, from a Term DIP Financing) or is in contravention of Section 6.1(b) or Section 6.3(c)), (ii) subject to Section 6.1(a) above,  any proposed provision of ABL DIP Financing by the ABL Agent and the ABL Secured Parties (or any other Person proposing to provide ABL DIP Financing with the consent of the ABL Agent) or (iii) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(b)) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement.

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(b)         The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) with respect to the Term Priority Collateral, except as set forth in this Section 6.3 or as may otherwise be consented to in writing by the Term Agent in its sole and absolute discretion. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Term Agent or any Term Secured Party for adequate protection of its interest in the Collateral (unless the adequate protection is sought in the form of a cash payment, periodic cash payments or otherwise and in each case, such payments are made from the proceeds of the ABL Priority Collateral or, unless agreed by the ABL Agent, from ABL DIP Financing or is in contravention of Sections 6.1(a) or 6.3(c)), (ii) subject to Section 6.1(b) above, any proposed provision of Term DIP Financing by the Term Agent and the Term Secured Parties (or any other Person proposing to provide Term DIP Financing with the consent of the Term Agent)  or (iii) any objection by the Term Agent or any Term Secured Party to any motion, relief, action or proceeding based on a claim by the Term Agent or any Term Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(a) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Term Agent as adequate protection of its interests are subject to this Agreement.

(c)         Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:

(i)           if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of additional or replacement collateral (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral) and/or a superpriority claim, then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that the Term Agent, on behalf of itself or any of the Term Secured Parties, may seek or request (and the ABL Secured Parties will not oppose such request unless in contravention of Section 6.1(a)) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional or replacement collateral, which Lien on any such Collateral that would otherwise constitute ABL Priority Collateral will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of the Term Agent on ABL Priority Collateral or a superpriority claim junior in all respects to such superpriority claim granted to the ABL Secured Parties;

(ii)           if the Term Secured Parties (or any subset thereof) are granted adequate protection with respect to the Term Priority Collateral in the form of additional or replacement collateral (even if such collateral is not of a type which would otherwise have constituted Term Priority Collateral) and/or a superpriority claim, then the Term Agent, on behalf of itself and the Term Secured Parties, agrees that the ABL Agent, on behalf of itself or any of the ABL Secured Parties, may seek or request (and the Term Secured Parties will not oppose such request unless in contravention of Section 6.1(b)) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional or replacement collateral, which Lien on any such Collateral that would otherwise constitute Term Priority Collateral will be subordinated to the Liens securing the Term Obligations on the same basis as the other Liens of the ABL Agent on Term Priority Collateral or a superpriority claim junior in all respects to such superpriority claim granted to the Term Secured Parties; and

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           (iii)           Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the ABL Priority Collateral, nothing herein shall limit the rights of the Term Agent or the Term Secured Parties from seeking adequate protection with respect to their rights in the Term Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments superpriority administrative claim, or otherwise), and the ABL Agent and the ABL Secured Parties agree not to object thereto. Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Term Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments, superpriority administrative claim, or otherwise), and the Term Agent and the Term Secured Parties agree not to object thereto.

Section 6.4   Asset Sales.  The Term Agent agrees, on behalf of itself and the Term Secured Parties, that it will not oppose any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the Liens of the Parties attach to the proceeds of such sale consistent with the Lien Priority on the assets sold and such proceeds are otherwise applied in accordance with this Agreement. The ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that it will not oppose any sale consented to by the Term Agent of any Term Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the Liens of the Parties attach to the proceeds of such sale consistent with the Lien Priority on the assets sold and such proceeds are otherwise applied in accordance with this Agreement. If such sale of Collateral includes both ABL Priority Collateral and Term Priority Collateral and the Parties are unable after negotiating in good faith to agree on the allocation of the purchase price between the ABL Priority Collateral and Term Priority Collateral, either Party may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination shall be binding upon the Parties.

Section 6.5   Separate Grants of Security and Separate Classification.  Each Term Secured Party and each ABL Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Term Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed, confirmed or adopted in an Insolvency Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of secured claims), then the ABL Secured Parties and the Term Secured Parties hereby acknowledge and agree that all distributions from the Collateral shall be made as if there were separate classes of ABL Obligation claims and Term Obligation claims against the Loan Parties, with the effect being that, to the extent that the aggregate value (as applicable) of the ABL Priority Collateral or Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Term Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses that is available from the applicable pool of Priority Collateral for each of the ABL Secured Parties and the Term Secured Parties, respectively, (whether or not allowed or allowable in any such Insolvency Proceeding) before any distribution is made from such pool of Priority Collateral in respect of the claims held by the other Secured Parties from such Priority Collateral, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them from such pool of Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of such Secured Parties.

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Section 6.6   Enforceability.  The provisions of this Agreement are intended to be and shall be enforceable as a “subordination agreement” under Section 510(a) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws).

Section 6.7   ABL Obligations Unconditional.  All rights of the ABL Agent hereunder, and all agreements and obligations of the Term Agent hereunder, shall, except as otherwise specifically provided herein, remain in full force and effect irrespective of:

(i)           any lack of validity or enforceability of any ABL Document;

(ii)           any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any Refinancing of any ABL Document (but solely to the extent permitted pursuant to Section 5.2 above);

(iii)           any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any release, Refinancing, or waiver of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or

(iv)           any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the ABL Obligations (other than the Discharge of ABL Obligations), or of any of the Term Agent or any Loan Party, to the extent applicable, in respect of this Agreement.

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Section 6.8                      Term Obligations Unconditional.  All rights of the Term Agent hereunder, all agreements and obligations of the ABL Agent hereunder, shall, except as otherwise specifically provided herein, remain in full force and effect irrespective of:

(i)           any lack of validity or enforceability of any Term Document;

(ii)           any change in the time, place or manner of payment of, or in any other Term of, all or any portion of the Term Obligations, or any Refinancing of any Term Document (but solely to the extent permitted pursuant to Section 5.2 above);

(iii)           any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral, or any other collateral, or any release, Refinancing or waiver of all or any portion of the Term Obligations or any guarantee or guaranty thereof; or

(iv)           any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Term Obligations (other than the Discharge of Term Obligations), or of any of the ABL Agent or any Loan Party, to the extent applicable, in respect of this Agreement.

Section 6.9                      Certain Waivers. Each of the Term Agent, on behalf of the Term Secured Parties, and the ABL Agent, on behalf of the ABL Secured Parties, agrees that (a) it shall not assert or enforce any claim under Section 506(c) of the Bankruptcy Code, or any similar provision of any foreign Debtor Relief Laws, senior to or on a parity with the Liens securing the ABL Obligations or Term Obligations, as applicable, of the other Secured Parties for costs or expenses of preserving or disposing of such other Secured Parties’ pool of Priority Collateral and (b) waives any claim it may hereafter have against the other Secured Party arising out of the election by such Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any similar provision of any foreign Debtor Relief Laws, with respect to such other Secured Party’s pool of Priority Collateral.

Section 6.10                      Reorganization Securities. If, in any Insolvency Proceeding debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive plan, both on account of ABL Obligations and on account of Term Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Obligations are secured by Liens upon property that would constitute ABL Priority Collateral or Term Priority Collateral under the terms of this Agreement, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations, and the distribution of Proceeds thereof.

Section 6.11                      Post-Petition Interest. (a)   Neither the Term Agent nor any Term Secured Party shall oppose or seek to challenge any claim by the ABL Agent or any ABL Secured Party for allowance in any Insolvency Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the ABL Priority Collateral securing any ABL Secured Party’s claim, without regard to the existence of the Lien of the Term Agent on behalf of the Term Secured Parties on the ABL Priority Collateral.

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(b)           Neither the ABL Agent nor any other ABL Secured Party shall oppose or seek to challenge any claim by the Term Agent or any Term Secured Party for allowance in any Insolvency Proceeding of Term Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the Term Priority Collateral securing any Term Secured Party’s claim, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Secured Party on the Term Priority Collateral.

ARTICLE 7
MISCELLANEOUS

Section 7.1                      Rights of Subrogation.  The Term Agent, for and on behalf of itself and the Term Secured Parties, agrees that no payment to the ABL Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Term Agent or any Term Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred.  Thereafter, the ABL Agent agrees to execute such documents, agreements, and instruments as the Term Agent or any Term Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof.  The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to the Term Agent or any Term Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations shall have occurred.  Thereafter, the Term Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Obligations resulting from payments to the Term Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Agent are paid by such Person upon request for payment thereof.

Section 7.2                      Further Assurances.  The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or the Term Agent to exercise and enforce its respective rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

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Section 7.3                      Representations.  The Term Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Term Secured Parties and that this Agreement shall be binding obligations of the Term Agent and the Term Secured Parties, enforceable against the Term Agent and the Term Secured Parties in accordance with its terms.  The ABL Agent represents and warrants to the Term Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agent and the ABL Secured Parties, enforceable against the ABL Agent and the ABL Secured Parties in accordance with its terms.

Section 7.4                      Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Term Agent and the ABL Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

To the extent requested by the Borrower, the ABL Agent and the Term Agent shall enter into a supplemental agreement (which may take the form of an amendment or an amendment and restatement of this Agreement), without the consent of any other ABL Secured Party or other Term Secured Party, if such a supplemental agreement is determined by the Term Agent and the ABL Agent to be necessary or appropriate (i) to facilitate having additional indebtedness of any of the Loan Parties become ABL Obligations or Term Obligations, as the case may be, under this Agreement, (ii) to effectuate the subordination of (A) Liens on the Term Priority Collateral securing the ABL Obligations to Liens securing any Permitted Pari Passu Debt which constitute Term Obligations  and (B) Liens on the ABL Priority Collateral securing the Term Obligations to Liens securing any Permitted Pari Passu Debt which constitute ABL Obligations, or (iii) to facilitate having additional indebtedness of the Loan Parties secured by a lien that is junior in priority to the lien securing the ABL Obligations and the Term Obligations (the “Additional Junior Obligations”) (the indebtedness or other obligations described in clauses (i), (ii) and (iii), “Additional Debt”), which supplemental agreement shall specify whether such Additional Debt constitutes ABL Obligations, Term Obligations or Additional Junior Obligations and may include a joinder adding the applicable representative of such Additional Debt as a party hereto; provided that such Additional Debt is permitted to be incurred under any ABL Credit Agreement and any Term Loan Agreement then in effect in accordance with the terms thereof and the Borrower shall have delivered an officer’s certificate to the ABL Agent and the Term Agent certifying the same. Each of the ABL Agent and the Term Agent may rely conclusively, and shall be fully protected in so relying, on any such officer’s certificate and shall have no liability to any Loan Party, Secured Party or any other Person as a result of such determination.

Notwithstanding the foregoing, no Loan Party shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, interests, liabilities or privileges are directly and adversely affected or any additional duties or obligations are imposed on it.  In connection with any Refinancing of the Term Obligations or the ABL Obligations pursuant to Section 5.2(c), this Agreement may be amended or amended and restated at the request and sole expense of the Loan Parties, and without the consent of the Term Agent or the ABL Agent, as applicable, to (i) add parties (or any authorized agent or trustee therefor) providing any such Refinancing, (ii) establish that Liens on any Term Priority Collateral securing such Refinanced Indebtedness shall have the same priority as the Liens on any Term Priority Collateral securing the Indebtedness being Refinanced and (iii) establish that the Liens on any ABL Priority Collateral securing such Refinanced Indebtedness shall have the same priority as the Liens on any ABL Priority Collateral securing the Indebtedness being Refinanced.

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Section 7.5                      Addresses for Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, emailed or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of an email or a telecopy or three (3) days after deposit in the United States mail (certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the Parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each Party, at such other address as may be designated by such Party in a written notice to all of the other Parties.

ABL Agent:	Bank of America, N.A.
100 Federal Street
Boston, Massachusetts 02110
Attention: Stephen J. Garvin

With a copy to:

Riemer & Braunstein, LLP
Three Center Plaza
Boston, MA 02108
Attention: David S. Berman, Esquire
Fax: (617) 880-3456

Term Agent:	Bank of America, N.A.
One Independence Center
101 N Tryon St
Mail Code: NC1-001-05-46
Charlotte, NC 28255-0001
Attention: Jennifer Thayer
Fax: 704-409-0486

With a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Jason Kyrwood, Esquire
Fax: (212) 701 5653

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Section 7.6                      No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7                      Continuing Agreement, Transfer of Secured Obligations.  This Agreement is a continuing agreement and shall (a) remain in full force and effect until the earlier of the date upon which the Discharge of ABL Obligations shall have occurred or the date upon which the Discharge of Term Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns.  Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.  All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.  Without limiting the generality of the foregoing clause (c), the ABL Agent, any ABL Secured Party, the Term Agent, or any Term Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Term Obligations, as applicable, to any other Person and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, the Term Agent, any ABL Secured Party, or any Term Secured Party, as the case may be, herein or otherwise.  The ABL Secured Parties and the Term Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Loan Party on the faith hereof.

Section 7.8                      Governing Law; Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9                      Counterparts.  This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (in .pdf or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.10                      No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, ABL Secured Parties, Term Agent and Term Secured Parties.  No other Person (including any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor, or any Subsidiary of any Borrower or any Guarantor) shall be deemed to be a third party beneficiary of this Agreement, except for the rights granted the Borrower and Guarantors under Section 7.4 and the provisions of Section 2.4(b) and 6.1.

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Section 7.11                      Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12                      Severability.  If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.13                      Attorneys’ Fees.  The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

Section 7.14                      VENUE; JURY TRIAL WAIVER.

(a)         EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY OR ANY TERM SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY TERM DOCUMENTS, OR ANY ABL DOCUMENTS AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)         EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(c)         EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.  EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT

(d)         EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.15                      Intercreditor Agreement.  This Agreement is the “Intercreditor Agreement” referred to in the ABL Credit Agreement and the “ABL Intercreditor Agreement” referred to in the Term Loan Agreement.  Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Term Secured Party or (ii) any Term Secured Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Section 7.16                      No Warranties or Liability.  The Term Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Term Document.  Except as otherwise provided in this Agreement, the Term Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.17                      Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Document, as between the ABL Secured Parties and the Term Secured Parties, the provisions of this Agreement shall govern.

Section 7.18                      Costs and Expenses.

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All costs and expenses incurred by the Term Agent and the ABL Agent, including, without limitation pursuant to Sections 4.1(b) and 4.1(c) hereunder shall be reimbursed by the Borrowers and the other Loan Parties as provided in, and subject to the limitations of, the ABL Credit Agreement and the Term Loan Agreement or any similar provision in any instrument, document or agreement evidencing any Additional Debt.

Section 7.20                      Information Concerning Financial Condition of the Loan Parties. (a)           Each of the Term Agent and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of non-payment of the ABL Obligations or the Term Obligations.  The Term Agent and the ABL Agent hereby agree that no Party shall have any duty to advise any other Party of information known to it regarding such condition or any such circumstances.  In the event the Term Agent or the ABL Agent, in their sole discretion, undertakes at any time or from time to time to provide any information to any other Party to this Agreement, (a) they shall be under no obligation (i) to provide any such information to such other Party or any other Party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) they make no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby agrees to hold the providing Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

(b)         The Loan Parties agree that any information provided to the ABL Agent, the Term Agent, any ABL Secured Party or any Term Secured Party may be shared by such Person with any ABL Secured Party, any Term Secured Party, the ABL Agent or the Term Agent notwithstanding a request or demand by such Loan Party that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the ABL Credit Agreement and the Term Loan Agreement, as applicable. The foregoing shall not limit the right of the Loan Parties, in any instance, to direct any Party to maintain the confidentiality of any specific information and to not share such information with the other Party hereto.

(c)         In the event that the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and records of any Term Loan Party which contain information identifying or pertaining to the Term Priority Collateral, the ABL Agent shall, upon request from the Term Agent and as promptly as practicable thereafter, either make available to the Term Agent such books and records for inspection and duplication or provide to the Term Agent copies thereof.  In the event that the Term Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, receive possession or control of any books and records of any ABL Credit Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof.

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Section 7.21                      Concerning the Agents.

The agreements set forth herein by each Agent are made in its capacity as administrative agent and collateral agent under the ABL Documents and the Term Documents, as applicable, and not in its individual capacity.  The Agents shall not have any duties, obligations, or responsibilities under this Agreement except as expressly set forth herein, and shall have the benefit of all rights, privileges, immunities and protections contained in the ABL Documents and Term Documents, respectively, in the acceptance, execution, delivery and performance of this Agreement as though fully set forth herein.

 [SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and the Term Agent, for and on behalf of itself and the Term Secured Parties, have caused this Agreement to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A., in its capacity as an ABL Agent

By:
Name:
Title:

BANK OF AMERICA, N.A , in its capacity as the Term Agent

By:
Name:
Title:

Signature Page to Intercreditor Agreement

ACKNOWLEDGMENT

Each Borrower and each Guarantor hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Secured Parties, the Term Agent and the Term Secured Parties and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement as in effect on the date hereof (and, to the extent the Borrowers and Guarantors receive a copy of any amendment hereto, as amended and in effect from time to time). Each Borrower and each Guarantor further acknowledges and agrees that, except as provided in Section 7.10, it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the ABL Secured Parties and the ABL Loan Parties, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Term Secured Parties, the Term Loan Parties, the Term Documents remain in full force and effect as written and are in no way modified hereby.

Without limiting the foregoing or limiting or prejudicing any rights or remedies the Borrowers and the other Loan Parties may have, the Borrowers and the other Loan Parties consent to the rights granted to the ABL Secured Parties, and the performance by the Term Agent of the obligations, set forth in Section 3.6 of this Agreement.

Acknowledgement – Intercreditor Agreement

PIER 1 IMPORTS (U.S.), INC., as Borrower

By:____________________________________
Name: Charles H. Turner
Title: Executive Vice President and CFO

PIER 1 IMPORTS, INC., as a Guarantor

By:____________________________________
Name: Charles H. Turner
Title: Senior Executive Vice President, CFO and Treasurer

PIER 1 ASSETS, INC., as a Guarantor

By:____________________________________
Name: Charles H. Turner
Title: Senior Executive Vice President, CFO and Treasurer

Acknowledgement – Intercreditor Agreement

PIER 1 LICENSING, INC., as a Guarantor

By:____________________________________
Name: Charles H. Turner
Title: Senior Executive Vice President and CFO

PIER 1 HOLDINGS, INC., as a Guarantor

By:____________________________________
Name: Charles H. Turner
Title: Senior Executive Vice President and CFO

PIER 1 SERVICES COMPANY, as a Guarantor

By: Pier 1 Holdings, Inc., Managing Trustee

By:____________________________________
Name: Charles H. Turner
Title: Senior Executive Vice President and CFO

PIER 1 VALUE SERVICES, LLC, as a Guarantor

By: Pier 1 Imports (U.S.), Inc., its sole member and manager

By:____________________________________
Name: Charles H. Turner
Title: Senior Executive Vice President and CFO

Acknowledgement – Intercreditor Agreement

EXHIBIT I-1

[FORM OF] NON-BANK CERTIFICATE
(For Foreign Lenders That Are Not Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pier 1 Imports, Inc., a Delaware corporation (“Parent”), Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.  _______________________ (the “Foreign Lender”) is providing this certificate pursuant to Section 3.01(b) of the Credit Agreement.

The Foreign Lender hereby represents and warrants that:

1.           The Foreign Lender is the sole record and beneficial owner of the Loans (as well as any notes evidencing such Loans) in respect of which it is providing this certificate.

2.           The Foreign Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

3.           The Foreign Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code.

4.           The Foreign Lender is not a controlled foreign corporation related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or an applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

Form of Non-Bank Certificate

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the _______ day of _____________, 20__.

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

Form of Non-Bank Certificate

EXHIBIT I-2

[FORM OF] NON-BANK CERTIFICATE
(For Foreign Lenders That Are Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pier 1 Imports, Inc., a Delaware corporation (“Parent”), Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.  _______________________ (the “Foreign Lender”) is providing this certificate pursuant to Section 3.01(b) of the Credit Agreement.

The Foreign Lender hereby represents and warrants that:

1.           The Foreign Lender is the sole record owner of the Loans (as well as any notes evidencing such Loans) in respect of which it is providing this certificate.

2.           The Foreign Lender’s direct or indirect partners/members are the sole beneficial owners of the Loans (as well as any notes evidencing such Loans).

3.           Neither the Foreign Lender nor any of its direct or indirect partners/ members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

4.           None of the Foreign Lender’s direct or indirect partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code.

5.           None of the Foreign Lender’s direct or indirect partners/members is a controlled foreign corporation related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or an applicable successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or an applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Form of Non-Bank Certificate

[Signature Page Follows]

Form of Non-Bank Certificate

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the _______ day of _____________, 20__.

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

Form of Non-Bank Certificate

EXHIBIT I-3

[FORM OF] NON-BANK CERTIFICATE
(For Foreign Participants That Are Not Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pier 1 Imports, Inc., a Delaware corporation (“Parent”), Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.  _______________________ (the “Foreign Participant”) is providing this certificate pursuant to Section 3.01(b) and Section 10.07(d) of the Credit Agreement.

The Foreign Participant hereby represents and warrants that:

1.           The Foreign Participant is the sole record and beneficial owner of the participation in respect of which it is providing this certificate.

2.           The Foreign Participant is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

3.           The Foreign Participant is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code.

4.           The Foreign Participant is not a controlled foreign corporation related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or an applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

Form of Non-Bank Certificate

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the _______ day of _____________, 20__.

[NAME OF FOREIGN PARTICIPANT]

By:
Name:
Title:

Form of Non-Bank Certificate

EXHIBIT I-4

[FORM OF] NON-BANK CERTIFICATE
(For Foreign Participants That Are Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pier 1 Imports, Inc., a Delaware corporation (“Parent”), Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.  _______________________ (the “Foreign Participant”) is providing this certificate pursuant to Section 3.01(b) and Section 10.07(d) of the Credit Agreement.

The Foreign Participant hereby represents and warrants that:

1.           The Foreign Participant is the sole record owner of the participation in respect of which it is providing this certificate.

2.           The Foreign Participant’s direct or indirect partners/members are the sole beneficial owners of the participation.

3.           With respect to such participation, neither the Foreign Participant nor any of its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

4.           None of the Foreign Participant’s direct or indirect partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code.

5.           None of the Foreign Participant’s direct or indirect partners/members is a controlled foreign corporation related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or an applicable successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or an applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

Form of Non-Bank Certificate

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the _______ day of _____________, 20__.

[NAME OF FOREIGN PARTICIPANT]

By:
Name:
Title:

Form of Non-Bank Certificate

EXHIBIT J

FORM OF INTERCOMPANY SUBORDINATION AGREEMENT

Section 1.  Agreement to Subordinate.[INSERT NAME OF OBLIGOR]1’s (the “Company”) obligations in respect of Indebtedness (the “Subordinated Obligations”) to[INSERT NAME OF LENDER]2 (the “Subordinated Lender”) under any agreements with respect thereto (the “Subordinated Debt Documents”) are subordinated in right of payment, to the extent and in the manner provided in this Intercompany Subordination Agreement (this “Agreement”), to the prior payment of all Senior Debt.  “Senior Debt” means the Obligations (as defined in the Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), Pier 1 Imports, Inc., a Delaware corporation, as parent, the lenders that are party thereto from time to time (the “Lenders”) and Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and “Senior Lender” means each holder from time to time of the Senior Debt.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. The subordination provisions of this Agreement are for the benefit of and enforceable by the Senior Lenders or its designated representatives.

Section 2.  Liquidation, Dissolution, Bankruptcy.  Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(1)         the Senior Lenders are entitled to receive payment in full of all Senior Debt, including all interest accrued or accruing on the Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the Credit Agreement, whether or not the claim for the interest is allowed or allowable as a claim in the case or proceeding with respect to the Senior Debt (“payment in full”) before the Subordinated Lender will be entitled to receive any payment of principal of or interest on the Subordinated Obligations; and

(2)         until the payment in full of the Senior Debt, any payment or distribution to which the Subordinated Lender would be entitled but for these subordination provisions shall instead be made to the Senior Lenders as their interests may appear.

Section 3. Default or Event of Default on Senior Debt.  Except with the written consent of, or upon demand by, the Senior Lenders, the Company shall not pay any Subordinated Obligations and the Subordinated Lender shall not take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Obligations if, at the time, (i) the maturity of some or all of the Senior Debt shall have been accelerated or (ii) any Event of Default (as defined under the Credit Agreement) has occurred or is continuing and the Administrative Agent has given written notice to the Borrower that the Administrative Agent on behalf of the requisite Senior Lenders is thereby exercising its rights pursuant to this Paragraph 3 (provided that no such notice shall be required in the case of an Event of Default arising under Section 8.01(f) of the Credit Agreement).

1 Note: Should only be the name of a Loan Party.
2 Note: Should only be the name of a subsidiary that is not a Loan Party.

Form of Solvency Certificate

Section 4.  When Distribution Must Be Paid Over.  If a payment or other distribution is made to the Subordinated Lender that because of these subordination provisions should not have been made to it, the Subordinated Lender shall hold it in trust for the Senior Lenders and pay it over to the Administrative Agent on behalf of the Senior Lenders, ratably according to the respective aggregate amount remaining unpaid thereon, to the extent necessary to pay all Senior Debt in full.

Section 5.  Subrogation.  A distribution made under these subordination provisions to the Administrative Agent on behalf of the Senior Lenders which otherwise would have been made to the Subordinated Lender is not, as between the Company and the Subordinated Lender, a payment by the Company on the Senior Debt.  After payment in full of the Senior Debt and until the payment in full of the Subordinated Obligations, the Subordinated Lender will be subrogated to the rights of the Administrative Agent on behalf of the Senior Lenders to receive payments in respect of the Senior Debt.

Section 6.  Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate.  These subordination provisions define the relative rights of the Subordinated Lender and the Senior Lenders and do not impair, as between the Company and the Subordinated Lender, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Subordinated Obligations in accordance with their terms; provided that so long as any Event of Default (as defined in the Credit Agreement) has occurred and is continuing, the Subordinated Lender shall not be entitled to, and waives its right to, accelerate the maturity of the Subordinated Obligations upon a default under the Subordinated Debt Document or exercise any remedies upon a default under the Subordinated Debt Document.  The failure to make a payment on the Subordinated Obligations by reason of these subordination provisions does not prevent the occurrence of a default under the Subordinated Debt Document.

Section 7. Subordinated Lender Entitled to Rely.  For the purpose of ascertaining the outstanding amount of the Senior Debt, the Senior Lenders, the Administrative Agent, and all other information relevant to making any payment or distribution to the Administrative Agent on behalf of the Senior Lenders pursuant hereto, the Subordinated Lender is entitled to rely upon an order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 2 above are pending, a certificate of the liquidating trustee or other person making a payment or distribution to the Subordinated Lender, or information provided by the Senior Lenders.

Section 8. Subordination May Not Be Impaired By Company.  No right of the Senior Lenders to enforce the subordination of the Subordinated Obligations will be impaired by any act or failure to act by the Company or by its failure to comply with the provisions hereunder.

Section 9.  Reliance by Senior Lenders on Subordination Provisions; No Waiver.  (a) The Subordinated Lender acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to the Senior Lenders, whether the Senior Debt was created or acquired before or after the incurrence of the Subordinated Obligations, to acquire or to hold the Senior Debt, and the Senior Lenders will be deemed conclusively to have relied on these subordination provisions in acquiring and holding such Senior Debt.

Form of Solvency Certificate

(b)           The Senior Lenders may, at any time and from time to time, without the consent of or notice to the Subordinated Lender, without incurring any liability or responsibility to the Subordinated Lender, and without impairing the rights of the Senior Lenders under these subordination provisions, do any of the following:

(1)           change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding or secured;

(2)           sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt;

(3)           release any person liable in any manner for the payment of the Senior Debt; or

(4)           exercise or refrain from exercising any rights against the Company and any other person.

[Signature Pages Follow]

Form of Solvency Certificate

[OBLIGOR]3

By:
Name:
Title:

[LENDER]4

By:
Name:
Title:

3 Note: Should only be the name of a Loan Party.
4 Note: Should only be the name of a subsidiary that is not a Loan Party.

Form of Solvency Certificate

EXHIBIT K

[FORM OF] SOLVENCY CERTIFICATE
of
PIER I IMPORTS, INC.
AND ITS SUBSIDIARIES

April 30, 2014

Pursuant to that certain Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pier 1 Imports, Inc., a Delaware corporation (“Parent”), Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, the undersigned hereby certifies, solely in such undersigned’s capacity as chief financial officer of the Company, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Transactions, including the making of the Loans under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Loans:

a.
The fair value of the assets of Parent and its Subsidiaries, taken as a whole, is greater than the total amount of debt, including contingent liabilities, of Parent and its Subsidiaries, taken as a whole;

b.
The present fair saleable value of the assets of Parent and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liability of Parent and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured;

c.
Parent and its Subsidiaries, taken as a whole, are not engaged in business or a transaction for which Parent’s and its Subsidiaries’ assets, taken as a whole, would constitute unreasonably small capital; and

d.	Parent and its Subsidiaries, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature.

For purposes of this certificate, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Accounting Standards Codification Topic 450).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Form of Solvency Certificate

The undersigned is familiar with the business and financial position of Parent and its Subsidiaries.  In reaching the conclusions set forth in this certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed reasonably appropriate, having taken into account the nature of the particular business anticipated to be conducted by Parent and its Subsidiaries after consummation of the Transactions.

[Signature Page Follows]

Form of Solvency Certificate

IN WITNESS WHEREOF, the undersigned has executed this certificate in such undersigned’s capacity as chief financial officer of Parent, on behalf of Parent, and not individually, as of the date first stated above.

PIER 1 IMPORTS, INC.

By:
Name:
Title: Chief Financial Officer

Form of Solvency Certificate

EXHIBIT L

[FORM OF] DISCOUNT RANGE PREPAYMENT NOTICE

Date:  ______, 20__

To:  [Bank of America, N.A.], as Auction Agent

Ladies and Gentlemen:

This Discount Range Prepayment Notice is delivered to you pursuant to Section 2.03(a)(iv)(C) of that certain Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pier 1 Imports, Inc., a Delaware corporation (“Parent”), Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.03(a)(iv)(C) of the Credit Agreement, the Borrower hereby requests that [each Lender] [each Lender of the [•, 20•]1 tranche[s] of the [__]2 Class of Loans] submit a Discount Range Prepayment Offer.  Any Discounted Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1.           This Borrower Solicitation of Discount Range Prepayment Offers is extended at the sole discretion of the Borrower to [each Lender] [each Lender of the [•, 20•]3 tranche[s] of the [__]4 Class of Loans].

2.           The maximum aggregate principal amount of the Discounted Loan Prepayment that will be made in connection with this solicitation is [$[•] of Loans] [$[•] of the [•, 20•]5 tranche[(s)] of the [__]6 Class of Loans] (the “Discount Range Prepayment Amount”).7

3.           The Borrower is willing to make Discount Loan Prepayments at a percentage discount to par value greater than or equal to [[•]% but less than or equal to [•]% in respect of the Loans] [[•]% but less than or equal to [•]% in respect of the [•, 20•]8 tranche[(s)] of the [__]9 Class of Loans] (the “Discount Range”).

1 List multiple tranches if applicable.
2 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
3 List multiple tranches if applicable.
4 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
5 List multiple tranches if applicable.
6 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
7 Minimum of $10.0 million and whole increments of $1.0 million.
8 List multiple tranches if applicable.
9 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).

Form of Discount Range Prepayment Notice

To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Discount Range Prepayment Offer by no later than 5:00 p.m., New York time, on the date that is the third Business Day following the date of delivery of this notice pursuant to Section 2.03(a)(iv)(C) of the Credit Agreement.

The Borrower hereby represents and warrants to the Auction Agent and [the Lenders][each Lender of the [•, 20•]10 tranche[s] of the [__]11 Class of Loans] as follows:

4.           The Borrower will not use proceeds of loans under the ABL Facility to fund this Discounted Loan Prepayment.

5.           [At least five (5) Business Days have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender.]12

6.           [The Borrower does not possess material non-public information with respect to Parent and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders receiving “Private Side Information” generally (other than Lenders who elect not to receive such information and that would reasonably be expected to have a material effect upon a Lender’s decision to assign the Loans).]13

The Borrower acknowledges that the Auction Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with any Discount Range Prepayment Offer made in response to this Discount Range Prepayment Notice and the acceptance of any prepayment made in connection with this Discount Range Prepayment Notice.

The Borrower requests that the Auction Agent promptly notify each Lender party to the Credit Agreement of this Discount Range Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

10 List multiple tranches if applicable.
11 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
12 Insert applicable representation.
13 Alternatively, customary “big boy” disclaimers may be rendered.

Form of Discount Range Prepayment Notice

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Notice as of the date first above written.

PIER 1 IMPORTS, INC.

By:
Name:
Title:

Enclosure:  Form of Discount Range Prepayment Offer

Form of Discount Range Prepayment Notice

EXHIBIT M

[FORM OF] DISCOUNT RANGE PREPAYMENT OFFER

Date:  ______, 20__

To:  [Bank of America, N.A.], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a)  that certain Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pier 1 Imports, Inc., a Delaware corporation (“Parent”), Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent, and (b) that certain Discount Range Prepayment Notice, dated ______, 20__, from the Borrower (the “Discount Range Prepayment Notice”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Discount Range Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

The undersigned Lender hereby gives you irrevocable notice, pursuant to Section 2.03(a)(iv)(C) of the Credit Agreement, that it is hereby offering to accept a Discounted Loan Prepayment on the following terms:

1.           This Discount Range Prepayment Offer is available only for prepayment on [the Loans] [the [•, 20•]1 tranche[s] of the [__]2 Class of Loans] held by the undersigned.

2.           The maximum aggregate principal amount of the Discounted Loan Prepayment that may be prepaid in connection with this offer shall not exceed (the “Submitted Amount”):

[Loans - $[•]]

[[•, 20•]3 tranche[s] of the [__]4 Class of Loans - $[•]]

3.           The percentage discount to par value at which such Discounted Loan Prepayment may be made is [[•]% in respect of the Loans] [[•]% in respect of the [•, 20•]5tranche[(s)] of the [__]6Class of Loans] (the “Submitted Discount”).

1List multiple tranches if applicable.
2List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
3List multiple tranches if applicable.
4 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
5List multiple tranches if applicable.
6List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).

Form of Discount Range Prepayment Offer

The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Loans] [[•, 20•]7tranche[s] of the [__]8Class of Loans] indicated above pursuant to Section 2.03(a)(iv)(C) of the Credit Agreement at a price equal to the Applicable Discount and in an aggregate outstanding amount not to exceed the Submitted Amount, as such amount may be reduced in accordance with the Discount Range Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

7List multiple tranches if applicable.
8List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).

Form of Discount Range Prepayment Offer

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Offer as of the date first above written.

[NAME OF LENDER]
By:
Name:
Title:

Form of Discount Range Prepayment Offer

EXHIBIT N

[FORM OF] SOLICITED DISCOUNTED PREPAYMENT NOTICE

Date:  ______, 20__

To:  [Bank of America, N.A.], as Auction Agent

Ladies and Gentlemen:

This Solicited Discounted Prepayment Notice is delivered to you pursuant to Section 2.03(a)(iv)(D) of that certain Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pier 1 Imports, Inc., a Delaware corporation (“Parent”), Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.03(a)(iv)(D) of the Credit Agreement, the Borrower hereby requests that [each Lender] [each Lender of the [•, 20•]1tranche[s] of the [__]2Class of Loans] submit a Solicited Discounted Prepayment Offer.  Any Discounted Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1.           This Borrower Solicitation of Discounted Prepayment Offers is extended at the sole discretion of the Borrower to [each Lender] [each Lender of the [•, 20•]3tranche[s] of the [__]4Class of Loans].

2.           The maximum aggregate amount of the Discounted Loan Prepayment that will be made in connection with this solicitation is (the “Solicited Discounted Prepayment Amount”):5

[Loans - $[•]]

[[•, 20•]6tranche[s] of the [__]7Class of Loans - $[•]]

To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Solicited Discounted Prepayment Offer by no later than 5:00 p.m., New York time on the date that is the third Business Day following delivery of this notice pursuant to Section 2.03(a)(iv)(D) of the Credit Agreement.

1 List multiple tranches if applicable.
2 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
3 List multiple tranches if applicable.
4 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
5 Minimum of $10.0 million and whole increments of $1.0 million.
6 List multiple tranches if applicable.
7 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).

Form of Solicited Discounted Prepayment Notice

The Borrower requests that the Auction Agent promptly notify each Lender party to the Credit Agreement of this Solicited Discounted Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

Form of Solicited Discounted Prepayment Notice

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Notice as of the date first above written.

PIER 1 IMPORTS (U.S.), INC.

By:
Name:
Title:

Enclosure:  Form of Solicited Discounted Prepayment Offer

Form of Solicited Discounted Prepayment Notice

EXHIBIT O

[FORM OF] ACCEPTANCE AND PREPAYMENT NOTICE

Date:  ______, 20__

To:  [Bank of America, N.A.], as Auction Agent

Ladies and Gentlemen:

This Acceptance and Prepayment Notice is delivered to you pursuant to Section 2.03(a)(iv)(D) of that certain Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pier 1 Imports, Inc., a Delaware corporation (“Parent”), Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent, and (b) that certain Solicited Discounted Prepayment Notice, dated ______, 20__, from the Borrower (the “Solicited Discounted Prepayment Notice”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.03(a)(iv)(D) of the Credit Agreement, the Borrower hereby irrevocably notifies you that it accepts offers delivered in response to the Solicited Discounted Prepayment Notice having an Offered Discount equal to or greater than [[•]% in respect of the Loans] [[•]% in respect of the [•, 20•]1 tranche[(s)] of the [__]2 Class of Loans] (the “Acceptable Discount”) in an aggregate amount not to exceed the Solicited Discounted Prepayment Amount.

The Borrower expressly agrees that this Acceptance and Prepayment Notice shall be irrevocable and is subject to the provisions of Section 2.03(a)(iv)(D) of the Credit Agreement.

The Borrower hereby represents and warrants to the Auction Agent and [the Lenders][each Lender of the [•, 20•]3 tranche[s] of the [__]4 Class of Loans] as follows:

1.           The Borrower will not use proceeds of loans under the ABL Facility to fund this Discounted Loan Prepayment.

1 List multiple tranches if applicable.
2 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
3 List multiple tranches if applicable.
4 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).

Form of Acceptance and Prepayment Notice

2.           [At least five (5) Business Days have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender.]5

3.           [The Borrower does not possess material non-public information with respect to Parent and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders receiving “Private Side Information” generally (other than Lenders who elect not to receive such information and that would reasonably be expected to have a material effect upon a Lender’s decision to assign the Loans).]6

The Borrower acknowledges that the Auction Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with the acceptance of any prepayment made in connection with a Solicited Discounted Prepayment Offer.

The Borrower requests that the Auction Agent promptly notify each Lender party to the Credit Agreement of this Acceptance and Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

5 Insert applicable representation.
6 Alternatively, customary “big boy” disclaimers may be rendered.

Form of Acceptance and Prepayment Notice

IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Prepayment Notice as of the date first above written.

PIER 1 IMPORTS (U.S.), INC.

By:
Name:
Title:

Form of Acceptance and Prepayment Notice

EXHIBIT P

[FORM OF] SPECIFIED DISCOUNT PREPAYMENT NOTICE

Date:  ______, 20__

To:  [Bank of America, N.A.], as Auction Agent

Ladies and Gentlemen:

This Specified Discount Prepayment Notice is delivered to you pursuant to Section 2.03(a)(iv)(B) of that certain Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pier 1 Imports, Inc., a Delaware corporation (“Parent”), Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.03(a)(iv)(B) of the Credit Agreement, the Borrower hereby offers to make a Discounted Loan Prepayment [to each Lender] [to each Lender of the [•, 20•]1 tranche[s] of the [__]2 Class of Loans] on the following terms:

1.           This Borrower Offer of Specified Discount Prepayment is available only [to each Lender] [to each Lender of the [•, 20•]3 tranche[s] of the [__]4 Class of Loans].

2.           The aggregate principal amount of the Discounted Loan Prepayment that will be made in connection with this offer shall not exceed [$[•] of Loans] [$[•] of the [•, 20•]5 tranche[(s)] of the [__]6 Class of Loans] (the “Specified Discount Prepayment Amount”).7

3.           The percentage discount to par value at which such Discounted Loan Prepayment will be made is [[•]% in respect of the Loans] [[•]% in respect of the [•, 20•]8 tranche[(s)] of the [__]9 Class of Loans] (the “Specified Discount”).

To accept this offer, you are required to submit to the Auction Agent a Specified Discount Prepayment Response by no later than 5:00 p.m., New York time, on the date that is the third Business Day following the date of delivery of this notice pursuant to Section 2.03(a)(iv)(B) of the Credit Agreement, or such later date as the Borrower may agree to extend with the reasonable consent of the Administrative Agent.

1 List multiple tranches if applicable.
2 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
3 List multiple tranches if applicable.
4 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
5 List multiple tranches if applicable.
6 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
7 Minimum of $10.0 million and whole increments of $1.0 million.
8 List multiple tranches if applicable.
9 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).

Form of Specified Discount Prepayment Notice

The Borrower hereby represents and warrants to the Auction Agent and [the Lenders][each Lender of the [•, 20•]10 tranche[s] of the [__]11 Class of Loans] as follows:

4.           The Borrower will not use proceeds of loans under the ABL Facility to fund this Discounted Loan Prepayment.

5.           [At least five (5) Business Days have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender.]12

6.           [The Borrower does not possess material non-public information with respect to Parent and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders receiving “Private Side Information” generally (other than Lenders who elect not to receive such information and that would reasonably be expected to have a material effect upon a Lender’s decision to assign the Loans).]13

The Borrower acknowledges that the Auction Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with their decision whether or not to accept the offer set forth in this Specified Discount Prepayment Notice and the acceptance of any prepayment made in connection with this Specified Discount Prepayment Notice.

The Borrower requests that the Auction Agent promptly notify each Lender party to the Credit Agreement of this Specified Discount Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

10 List multiple tranches if applicable.
11 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
12 Insert applicable representation.
13 Alternatively, customary “big boy” disclaimers may be rendered.

Form of Specified Discount Prepayment Notice

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Notice as of the date first above written.

PIER 1 IMPORTS (U.S.), INC.

By:
Name:
Title:

Enclosure:  Form of Specified Discount Prepayment Response

Form of Specified Discount Prepayment Notice

EXHIBIT Q

[FORM OF] SOLICITED DISCOUNTED PREPAYMENT OFFER

Date:  ______, 20__

To:  [Bank of America, N.A.], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pier 1 Imports, Inc., a Delaware corporation (“Parent”), Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent, and (b) that certain Solicited Discounted Prepayment Notice, dated ______, 20__, from the Borrower (the “Solicited Discounted Prepayment Notice”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Solicited Discounted Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

To accept the offer set forth herein, you must submit an Acceptance and Prepayment Notice by or before no later than 5:00 p.m. New York time on the third Business Day following your receipt of this notice.

The undersigned Lender hereby gives you irrevocable notice, pursuant to Section 2.03(a)(iv)(D) of the Credit Agreement, that it is hereby offering to accept a Discounted Loan Prepayment on the following terms:

1.           This Solicited Discounted Prepayment Offer is available only for prepayment on the [Loans][[•, 20•]1 tranche[s] of the [__]2 Class of Loans] held by the undersigned.

2.           The maximum aggregate principal amount of the Discounted Loan Prepayment that may be made in connection with this offer shall not exceed (the “Offered Amount”):

[Loans - $[•]]

[[•, 20•]3 tranche[s] of the [__]4 Class of Loans - $[•]]

1 List multiple tranches if applicable.
2 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
3 List multiple tranches if applicable.
4 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).

Form of Solicited Discounted Prepayment Offer

3.           The percentage discount to par value at which such Discounted Loan Prepayment may be made is [[•]% in respect of the Loans] [[•]% in respect of the [•, 20•]5 tranche[(s)] of the [__]6 Class of Loans] (the “Offered Discount”).

The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Loans] [[•, 20•]7 tranche[s] of the [__]8 Class of Loans] pursuant to Section 2.03(a)(iv)(D) of the Credit Agreement at a price equal to the Acceptable Discount and in an aggregate outstanding amount not to exceed such Lender’s Offered Amount as such amount may be reduced in accordance with the Solicited Discount Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

5 List multiple tranches if applicable.
6 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
7 List multiple tranches if applicable.
8 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).

Form of Solicited Discounted Prepayment Offer

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Offer as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

Form of Solicited Discounted Prepayment Offer

EXHIBIT R

[FORM OF] SPECIFIED DISCOUNT PREPAYMENT RESPONSE

Date:  ______, 20__

To:  [Bank of America, N.A.], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Term Loan Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pier 1 Imports, Inc., a Delaware corporation (“Parent”), Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent, and (b) that certain Specified Discount Prepayment Notice, dated ______, 20__, from the Borrower (the “Specified Discount Prepayment Notice”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Specified Discount Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

The undersigned Lender hereby gives you irrevocable notice, pursuant to Section 2.03(a)(iv)(B) of the Credit Agreement, that it is willing to accept a prepayment of the following [Loans] [[•, 20•]1 tranche[s] of the [__]2 Class of Loans held by such Lender at the Specified Discount in an aggregate outstanding amount as follows:

[Loans - $[•]]

[[•, 20•]3 tranche[s] of the [__]4 Class of Loans - $[•]]

The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Loans][[•, 20•]5 tranche[s] the [__]6 Class of Loans] pursuant to Section 2.03(a)(iv)(B) of the Credit Agreement at a price equal to the [applicable] Specified Discount in the aggregate outstanding amount not to exceed the amount set forth above, as such amount may be reduced in accordance with the Specified Discount Proration, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

1 List multiple tranches if applicable.
2 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
3 List multiple tranches if applicable.
4 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).
5 List multiple tranches if applicable.
6 List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Other Loans or Extended Loans).

Form of Specified Discount Prepayment Response

R-1

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Response as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

Form of Specified Discount Prepayment Response

R-2

EXHIBIT S

[FORM OF] PERFECTION CERTIFICATE

[See attached]

Form of Perfection Certificate

S-1

EXECUTION VERSION

PERFECTION CERTIFICATE

April 30, 2014

Reference is made to (i) that certain Term Loan Credit Agreement (the “Term Loan Agreement”), dated as of the date hereof, among Pier 1 Imports (U.S.), Inc., a Delaware corporation (“Borrower”), Pier 1 Imports, Inc., a Delaware corporation (“Parent”), the Lenders party thereto from time to time and Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Term Agent”) for the Secured Parties and (ii) that certain Term Loan Security Agreement (the “Term Loan Security Agreement”) dated as of the date hereof, among the Borrower, Holdings, Pier 1 Assets, Inc., a Delaware corporation (“Assets”), Pier 1 Licensing, Inc., a Delaware corporation (“Licensing”), Pier 1 Holdings, Inc., a Delaware corporation (“Holdings”), Pier 1 Value Services, LLC, a Virginia limited liability company (“Value Services”), Pier 1 Services Company, a Delaware statutory trust (“Services” and together with the Borrower, Parent, Assets, Licensing, Holdings and Value Services, the “Loan Parties”) and the Term Agent.  Capitalized terms used herein but not defined herein are used as defined in the Term Loan Agreement or Term Loan Security Agreement, as applicable.

The undersigned, an officer of each of the Loan Parties, hereby certifies on behalf of the Borrower and each other Loan Party, as applicable, to the Term Agent and each of the other Secured Parties, in such capacity and not individually and to the best of his knowledge, as follows:

1.
Organizational Information. Set forth on Schedule 1 hereto, as of the Closing Date, is a list of each Loan Party’s name as it appears in official filings in its state of incorporation, formation or organization, its state of incorporation, formation or organization, organization type, organization number, if any, issued by its state of incorporation, formation or organization, and its federal taxpayer identification number.

2.
Chief Executive Offices, Mailing Addresses and other Locations.  Schedule 2 hereto, as of the Closing Date, sets forth (x) the chief executive office address and (y) the address of any distribution center or warehouse in which each Loan Party maintains any collateral, in the case of each such location under this clause (y), with a fair market value equal to or in excess of $5,000,000 of each Loan Party is as set forth on Schedule 1 hereto.

3.
Changes in Names, Jurisdiction of Organization or Corporate Structure. Except as set forth on Schedule 3 hereto, as of the Closing Date, no Loan Party has changed its name, jurisdiction of organization or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form, or otherwise) within the past five (5) years or its jurisdiction of organization within the past four (4) months.

4.
Acquisitions of Equity Interests or Assets. Except as set forth on Schedule 4 hereto, as of the Closing Date, no Loan Party has acquired the controlling equity interests of another entity or substantially all the assets of another entity within the past four (4) months.

5.
DDAs. Schedule 5 sets forth a list of all DDAs (as defined in the ABL Credit Agreement) maintained by the Loan Parties as of the Closing Date, which list includes, with respect to each DDA, (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

6.
Instruments. Schedule 6 hereto sets forth, as of the Closing Date, of all Promissory Notes, Instruments (as defined in the UCC and other than checks to be deposited in the ordinary course of business), Tangible Chattel Paper (as defined in the UCC) and other evidence of indebtedness held by or payable to any Loan Party, in each case having a face amount equal to or exceeding $5,000,000.

7.
Intellectual Property. Schedule 7(a) hereto sets forth a list, as of the Closing Date, of all of each Loan Party’s material United States Patents and United States Trademarks registered with (or applied for in) and published by the United States Patent and Trademark Office (excluding, for the avoidance of doubt, any United States Patent or United States Trademark that has expired or been abandoned in the same manner as permitted in the Term Loan Agreement, but including United States Trademarks that would constitute Collateral upon the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto), including the name of the registered owner and the registration number (or, if applicable, the applicant and the application number) of each such United States Patent and United States Trademark.  Schedule 7(b) hereto sets forth a list, as of the Closing Date, of all of each Loan Party’s material Copyrights registered with (or applied for in) the United States Copyright Office (excluding, for the avoidance of doubt, any Copyright that has been expired or abandoned in the same manner as permitted in the Term Loan Agreement), including the name of the registered owner and the registration number (or, if applicable, the applicant and the application number) of each such Copyright.

8.
Commercial Tort Claims.  As of the Closing Date, Schedule 8 hereto sets forth all Commercial Tort Claims held by any Loan Party against other parties where the amount in controversy is equal to or greater than $5,000,000, individually.1

9.
Material Real Property. Term Loan Agreement Schedule 1.01F hereto sets forth a complete and accurate list of all Material Real Property owned by each Loan Party as of the Closing Date, showing as of the Closing Date the street address, county or other relevant jurisdiction, state and record owner.

10.
Existing Liens. Term Loan Agreement Schedule 7.01(b) hereto sets forth a list of all Liens of the Loan Parties existing on the Closing Date that is referred to in clause (b) of Section 7.01 of the Term Loan Agreement.

11.
Existing Investments. Term Loan Agreement Schedule 7.02(f) hereto sets forth a list of all Investments or legally binding written contracts existing on the Closing Date relating to any Investments that are referred to in clause (f) of Section 7.02 of the Term Loan Agreement.

12.
Existing Indebtedness. Term Loan Agreement Schedule 7.03(b) hereto sets forth a list of all Indebtedness of the Loan Parties existing on the Closing Date that is referred to in clause (b) of Section 7.03 of the Term Loan Agreement.

13.
Transactions with Affiliates. Term Loan Agreement Schedule 7.08 hereto sets forth a list of any agreement, instrument or arrangement between Affiliates of any Loan Parties and any Loan Party in effect as of the Closing Date that is referred to in clause (i) of Section 7.08 of the Term Loan Agreement.

1 Include current status of matter (discovery, summary judgment, etc.) and approximate amount in controversy.

14.
Pledged Equity Interests.  Term Loan Security Agreement Schedule I hereto sets forth a true and correct list of all the issued and outstanding units of each class of the Equity Interests of the issuer thereof representing the Pledged Equity directly owned beneficially, or of record, by such Grantor specifying the issuer and certificate number (if any) of, and the number and percentage of ownership represented by, such Pledged Equity.

15.
Bailees, Warehousemen, Etc.  Except as set forth on Term Loan Security Agreement Schedule 4.02 hereto, as of the Closing Date, no Inventory (as defined in the Security Agreement) of any Loan Party located in the United States of America or Canada is in the care or custody of any third party or stored or entrusted with a bailee or other third party (except for public warehouses which are utilized by any Loan Party for the storage of Inventory for less than ten (10) consecutive Business Days and Inventory in transit between the Borrower’s stores and distribution centers within the United States or Canada).

16.	Consignments. Except as set forth on Term Loan Security Agreement Schedule 4.03 hereto, as of the Closing Date, no Loan Party has possession of any property on consignment from any consignor.

17.
Reliance. The undersigned hereby acknowledges and agrees that the Term Agent and each other Secured Party are relying on the representations and warranties made herein in connection with the Term Loan Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned hereto has caused this Information Certificate to be executed as of the date above first written by its officer thereunto duly authorized.

Pier 1 Imports (U.S.), Inc.

By:
	Name:	Charles H. Turner, as Chief Financial Officer of Pier 1 Imports (U.S.), Inc.